                                                                    EXHIBIT 2(B)

                                                                  EXECUTION COPY













                      MASTER AGREEMENT OF PURCHASE AND SALE


                                     between


                              GOODRICH CORPORATION


                                       and


                                    TRW INC.


                            Dated as of June 18, 2002

                                TABLE OF CONTENTS

                                                                                                                 Page

                                                ARTICLE I DEFINITIONS
                                                ---------------------

Section 1.1         Definitions.....................................................................................1

                            ARTICLE II PRELIMINARY TRANSFERS; SALE AND PURCHASE OF ASSETS
                            -------------------------------------------------------------

Section 2.1         Preliminary Transactions.......................................................................14
                    ------------------------
Section 2.2         Sale of Equity Interests.......................................................................14
                    ------------------------
Section 2.3         Transfer of Assets; Retained Assets............................................................15
                    -----------------------------------
Section 2.4         Assumption of Liabilities; Excluded Liabilities................................................18
                    -----------------------------------------------
Section 2.5         The Purchase Price.............................................................................23
                    ------------------
Section 2.6         Purchase Price Adjustment......................................................................23
                    -------------------------
Section 2.7         Allocation of Consideration....................................................................25
                    ---------------------------
Section 2.8         Proration......................................................................................27
                    ---------

                                                  ARTICLE III CLOSING
                                                  -------------------

Section 3.1         Closing........................................................................................28
                    -------
Section 3.2         Deliveries at Closing..........................................................................28
                    ---------------------

                                     ARTICLE IV REPRESENTATIONS AND WARRANTIES OF TRW
                                     ------------------------------------------------

Section 4.1         Organization and Existence.....................................................................28
                    --------------------------
Section 4.2         Power and Authority............................................................................29
                    -------------------
Section 4.3         Authorization..................................................................................29
                    -------------
Section 4.4         Binding Effect.................................................................................29
                    --------------
Section 4.5         Interest in Subsidiaries and Affiliates........................................................29
                    ---------------------------------------
Section 4.6         No Defaults; Consents..........................................................................30
                    ---------------------
Section 4.7         Financial Statements...........................................................................31
                    --------------------
Section 4.8         No Undisclosed Liabilities.....................................................................32
                    --------------------------
Section 4.9         Absence of Certain Changes.....................................................................32
                    --------------------------
Section 4.10        Litigation.....................................................................................32
                    ----------
Section 4.11        Compliance with Applicable Law.................................................................32
                    ------------------------------
Section 4.12        Taxes..........................................................................................33
                    -----
Section 4.13        Employee Benefit Plans.........................................................................34
                    ----------------------
Section 4.14        Intellectual Property..........................................................................39
                    ---------------------
Section 4.15        Labor Relations; Employees.....................................................................40
                    --------------------------
Section 4.16        Environmental Matters..........................................................................41
                    ---------------------
Section 4.17        Real Property..................................................................................42
                    -------------

Section 4.18        Material Contracts.............................................................................43
                    ------------------
Section 4.19        Title to Assets................................................................................45
                    ---------------
Section 4.20        Affiliated Transactions........................................................................45
                    -----------------------
Section 4.21        Product Liability; Airworthiness...............................................................45
                    --------------------------------
Section 4.22        Insurance......................................................................................45
                    ---------
Section 4.23        Inappropriate Payments.........................................................................46
                    ----------------------
Section 4.24        Entire Business; Sufficiency of Assets.........................................................46
                    --------------------------------------
Section 4.25        Brokers and Finders............................................................................46
                    -------------------
Section 4.26        No Other Representations and Warranties........................................................46
                    ---------------------------------------

                                  ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER
                                  -------------------------------------------------

Section 5.1         Organization and Existence.....................................................................47
                    --------------------------
Section 5.2         Power and Authority............................................................................47
                    -------------------
Section 5.3         Authorization..................................................................................47
                    -------------
Section 5.4         Binding Effect.................................................................................47
                    --------------
Section 5.5         No Defaults; Consents..........................................................................48
                    ---------------------
Section 5.6         Litigation.....................................................................................48
                    ----------
Section 5.7         Financing......................................................................................48
                    ---------
Section 5.8         Brokers or Finders.............................................................................49
                    ------------------
Section 5.9         Investment Representations.....................................................................49
                    --------------------------
Section 5.10        No Other Representations and Warranties........................................................49
                    ---------------------------------------
Section 5.11        Certain Transactions...........................................................................50
                    --------------------

                                                     ARTICLE VI COVENANTS
                                                     --------------------

Section 6.1         Conduct of the Business........................................................................50
                    -----------------------
Section 6.2         Access to Information..........................................................................53
                    ---------------------
Section 6.3         Reasonable Best Efforts........................................................................54
                    -----------------------
Section 6.4         Consents and Approvals.........................................................................55
                    ----------------------
Section 6.5         Further Assurances.............................................................................57
                    ------------------
Section 6.6         Property Transfer Taxes; Other Expenses; Bulk Transfer Laws....................................57
                    -----------------------------------------------------------
Section 6.7         Publicity......................................................................................58
                    ---------
Section 6.8         Employees and Employee Benefit Plans...........................................................59
                    ------------------------------------
Section 6.9         Novation of Government Contracts; Hedging Contracts............................................84
                    ---------------------------------------------------
Section 6.10        Tax Matters....................................................................................84
                    -----------
Section 6.11        Transition and Ancillary Agreements............................................................86
                    -----------------------------------
Section 6.12        Waiver of Bulk Sales Requirement...............................................................87
                    --------------------------------
Section 6.13        Post-Closing Access to Records and Employees...................................................87
                    --------------------------------------------
Section 6.14        Intellectual Property Licenses; Related Matters................................................88
                    -----------------------------------------------
Section 6.15        Non-Competition Agreement......................................................................89
                    -------------------------
Section 6.16        No Hire and Non-Solicitation of Employees......................................................90
                    -----------------------------------------
Section 6.17        No Shop........................................................................................91
                    -------
Section 6.18        Certain Transactions...........................................................................91
                    --------------------
Section 6.19        Environmental Matters..........................................................................92
                    ---------------------

Section 6.20        Insurance Matters..............................................................................92
                    -----------------
Section 6.21        Communications with Customers..................................................................93
                    -----------------------------
Section 6.22        Claim Management...............................................................................93
                    ----------------

                                                        ARTICLE VII CONDITIONS
                                                        ----------------------

Section 7.1         Conditions to Each Party's Obligations.........................................................94
                    --------------------------------------
Section 7.2         Conditions to Obligations of Buyer.............................................................95
                    ----------------------------------
Section 7.3         Conditions to Obligations of TRW...............................................................95
                    --------------------------------

                                                       ARTICLE VIII TERMINATION
                                                       ------------------------

Section 8.1         Termination....................................................................................96
                    -----------
Section 8.2         Effect of Termination..........................................................................97
                    ---------------------
Section 8.3         Extension; Waiver..............................................................................97
                    -----------------

                                                ARTICLE IX SURVIVAL; INDEMNIFICATION
                                                ------------------------------------

Section 9.1         Survival Periods...............................................................................98
                    ----------------
Section 9.2         Indemnification................................................................................98
                    ---------------
Section 9.3         Claims........................................................................................100
                    ------
Section 9.4         Limitation of Liability.......................................................................100
                    -----------------------
Section 9.5         Nature of Remedies............................................................................101
                    ------------------

                                                   ARTICLE X MISCELLANEOUS
                                                   -----------------------

Section 10.1        Notices.......................................................................................101
                    -------
Section 10.2        Amendments and Waivers........................................................................102
                    ----------------------
Section 10.3        Headings......................................................................................102
                    --------
Section 10.4        Counterparts..................................................................................102
                    ------------
Section 10.5        Entire Agreement..............................................................................102
                    ----------------
Section 10.6        Governing Law.................................................................................103
                    -------------
Section 10.7        Resolution of Disputes........................................................................103
                    ----------------------
Section 10.8        Waiver of Jury Trial..........................................................................104
                    --------------------
Section 10.9        Assignment....................................................................................104
                    ----------
Section 10.10       Fees and Expenses.............................................................................104
                    -----------------
Section 10.11       Binding Nature; Third-Party Beneficiaries.....................................................104
                    -----------------------------------------
Section 10.12       Severability..................................................................................104
                    ------------
Section 10.13       No Right of Setoff............................................................................105
                    ------------------
Section 10.14       Currency......................................................................................105
                    --------
Section 10.15       Specific Performance..........................................................................105
                    --------------------
Section 10.16       Construction..................................................................................105
                    ------------

List of Schedules

1.1(a)               "Knowledge of TRW"
1.1(b)               "Knowledge of Buyer"
1.1(c)               Reference Balance Sheet
2.1                  Preliminary Transfers
2.2                  List of Aerospace Subsidiaries, Aerospace Affiliates, and
                     Equity Interests
2.3(a)               List of Asset Selling Subsidiaries
2.3(a)(xiv)          Assumed Hedging Contracts
2.3(b)               Other Retained Assets
2.3(b)(x)            Retained Real Property
2.4(a)(iv)           Pre-Closing Customer Contract Claims
2.4(a)(vii)          Assumed Guarantees
2.4(b)(v)            Procedures Governing Certain Claims
2.4(b)(xiv)          Retained Liabilities
2.7                  Purchase Price Allocation
3.2(a)               TRW's Closing Deliverables
3.2(b)               Buyer's Closing Deliverables
5.7                  Commitment Letter
6.1(a)               Permitted Pre-Closing Actions
6.1(a)(xv)           2002 Capital Expenditure Plan
6.8(b)               Excluded Employees
6.8(d)(iii)          Certain Collective Bargaining Agreements
6.8(d)(iii)(C)       Retiree Medical Plans
6.8(e)               UK Transferred Employees
6.8(e)(ii)           Provisions with Respect to TRW UK Pension Scheme
6.8(h)               Assumed Employment Agreements
6.8(k)               Severance Policies
6.14(a)              Form of License with Respect to the Licensed-Back
                     Intellectual Property
6.14(b)              Form of License with Respect to the Licensed Intellectual
                     Property
6.14(c)              Licensed Trademarks
6.14(e)              Licensed Domain Names
6.20                 Terms and Conditions of Insurance Agreement
7.1(a)               Required Consents

                      MASTER AGREEMENT OF PURCHASE AND SALE

                This MASTER AGREEMENT OF PURCHASE AND SALE (this "Agreement") is dated as of June 18, 2002, and is between Goodrich Corporation ("Buyer"), a corporation organized under the laws of New York, and TRW INC. ("TRW"), an Ohio corporation.

                                    RECITALS

                TRW, acting directly and through certain Subsidiaries, and by virtue of its equity interests in certain Affiliates and non-controlled entities, is engaged worldwide in the aeronautical systems business, including developing and manufacturing of products and providing services related to flight control systems, cargo systems, hoists & winches, power systems, engine systems and missile actuation systems (the "Business").

                Buyer desires to purchase from TRW and its Subsidiaries, and TRW desires to sell to Buyer, certain assets and certain liabilities of the Business, on and subject to the terms and conditions stated in this Agreement.

                              TERMS AND CONDITIONS

                In consideration of the premises and of other good and valuable consideration, and intending to be legally bound hereby, Buyer, on behalf of itself, and TRW, on behalf of itself and the other TRW Selling Shareholders and the Asset Selling Subsidiaries, hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

                Section 1.1 Definitions. (a) As used in this Agreement, the following terms shall have the following meanings:

                "Aboveground Storage Tank" shall have the meaning ascribed to such term in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, rule or regulation, governing aboveground storage tanks.

                "Aerospace Affiliates" shall mean the entities engaged in the Business in which TRW directly or indirectly holds an equity interest (but less than a 100% interest), such entities being those listed on Schedule 2.2 hereof.

                "Aerospace Subsidiaries" shall mean the entities engaged in the Business, in which TRW directly or indirectly holds all of the equity interest, such entities being those listed on Schedule 2.2 hereof.

                "Affiliate" shall mean, with respect to any Person, any Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person.

                "Asset Selling Subsidiaries" shall mean certain direct and indirect Subsidiaries of TRW engaged in the Business, each of which is identified on Schedule 2.3(a) hereof, and which will be selling certain assets and transferring certain liabilities to Buyer in connection with the transactions contemplated by this Agreement.

                "Assets" shall mean, collectively, the Acquired Assets and the Equity Interests.

                "Business Day" shall mean any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

                "Business Intellectual Property" shall mean, collectively, (i) Equity Intellectual Property, (ii) Transferred Intellectual Property, (iii) Licensed Trademarks and (iv) Licensed Intellectual Property.

                "Code" shall mean the Internal Revenue Code of 1986, as amended.

                "Confidentiality Agreement" shall mean the Confidentiality Agreement, dated April 19, 2002, between Buyer and TRW.

                "Contracts" shall mean all agreements, legally binding commitments, contracts, leases (including leases and subleases of real property), indentures, collective bargaining agreements, licenses, undertakings and other arrangements, written and oral.

                "Control" as applied to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management of that Person, whether through ownership of voting securities or otherwise; provided that with respect to Aerospace Affiliates, the ownership of a majority of the voting stock in an Aerospace Affiliate or the right, whether by contract or otherwise, to elect at least a majority of the board or similar governing body of an Aerospace Affiliate shall be deemed "control."

                "Copyrights" shall mean all copyrights, mask works, copyright and mask work registrations and applications therefor, and all other rights corresponding thereto throughout the world.

                "Default" shall mean an occurrence which constitutes a breach or default under a contract, order or other commitment, after the expiration of any grace period provided without cure.

                "Domain Names" shall mean all domain names, uniform resource locators ("URLs") and other names and locators associated with the Internet, and all domain name registration documentation and content associated therewith.

                "Environment" means soils, land surface or subsurface strata, surface water, sediments, groundwater or outdoor atmosphere.

                "Environmental Claim" means any claim, demand, action, suit, complaint, proceeding, directive, investigation, lien, demand letter, or written notice of alleged noncompliance, violation, or liability, by any Person asserting an Environmental Liability.

                "Environmental Condition" means the presence of Hazardous Substances above regulatory standards in the Environment or building materials, or the Release of Hazardous Substances to the Environment above regulatory standards or from building materials, including, but not limited to, the migration or movement of Hazardous Substances in or through the Environment.

                "Environmental Laws" shall mean all federal, state, regional, local or foreign statutes, laws, rules, regulations in existence as of the Closing Date, where the Business is conducted, currently in existence, any of which govern (or purport to govern) or relate to pollution, protection of the Environment, Releases or threatened Releases of Hazardous Substances, solid or hazardous waste, as any of these terms are or may be defined in such statutes, laws, rules, regulations, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Substances and all laws and regulations with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Substances, including the following U.S. laws and any similar foreign laws: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C., et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. et seq. (collectively "RCRA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C., et seq.; the Clean Water Act, as amended, 33 U.S.C., et seq.; the Clear Air Act, as amended (42 U.S.C.-7642); the Toxic Substances Control Act, as amended, 15 U.S.C. et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act as amended, 7 U.S.C.-136y; the Emergency Planning and Community Right-to-Know Act of 1986, as amended, 42 U.S.C., et seq. (Title III of SARA).

                "Environmental Liability" shall mean all liabilities and obligations with respect to all actions, grievances, claims, arbitrations, suits, proceedings, investigations, or requirements, arising under, from or related to Environmental Laws or Hazardous Substances with respect to the operations or ownership of the Assets or the Business on or prior to the Closing Date, including without limitation: (A) any violation or alleged violation of or non-compliance with Environmental Laws, with respect to the ownership, lease, maintenance or operation of the Assets or the Business on or prior to the Closing Date, including, but not limited to, any fines or penalties and the costs associated with correcting any such violations or non-compliance; (B) loss of life or injury to persons or property (whether or not such loss, injury or damage arose or was made manifest before the Closing Date or arises or becomes manifest on or after the Closing Date) caused (or allegedly caused) by any Environmental Condition at, on, in, under, migrating or discharged from or in the vicinity of the Assets, to the extent such Environmental Condition resulted from actions or inactions on or prior to the Closing Date; (C) any Remediation (whether or not such Remediation commenced before the Closing Date or commences on or after the Closing Date) of any Environmental Condition at, on, in, under, migrating or discharged from or in the vicinity of the Assets, to the extent such Environmental Condition resulted from actions or inactions on or prior to the Closing Date; (D) any loss of life or injury to persons or property (whether or not such loss, injury or damage arose or was made manifest before the Closing Date or arises or becomes manifest on or after the Closing Date) caused (or allegedly caused) by Hazardous Substances to the extent that such Hazardous Substances have been generated in connection with the Business and transported to any Off-Site Location or the arrangement for such activities on or prior to the Closing Date; and (E) the Remediation (whether or not such Remediation commenced before the Closing Date or commences on or after the Closing Date) of Environmental Conditions related to Hazardous Substances to the extent that such Hazardous Substances have been generated in connection with the Business and transported to any Off-Site Location, or the arrangement for such activities on or prior to the Closing Date.

                "Environmental Permit" shall mean any permit, approval, identification number, license or other authorization required under any applicable Environmental Law.

                "Equipment" shall mean all equipment and tangible personal property used or held for use primarily in the Business by TRW Participants (whether as owner, lessor, lessee or otherwise).

                "Equity Intellectual Property" shall mean all Intellectual Property owned by, subject to ownership by, licensed to, or subject to license to the Aerospace Affiliates, Aerospace Subsidiaries and Subsidiaries thereof.

                "Excluded Intellectual Property" shall mean all Intellectual Property other than the Transferred Intellectual Property.

                "Final Determination" shall mean (i) any final determination of liability in respect of a Tax that, under applicable law, is not subject to further appeal, review or modification through proceedings or otherwise (including the expiration of a statute of limitations or a period for the filing of claims for refunds, amended returns or appeals from adverse determinations), including a "determination" as defined in Section 1313(a) of the Code or execution of an Internal Revenue Service Form 870AD or (ii) the payment of Tax by Buyer, TRW or any of their Affiliates, whichever is responsible for payment of such Tax under applicable law, with respect to any item disallowed or adjusted by a Taxing Authority, provided that such responsible party determines that no action should be taken to recoup such payment and the other party consents, which consent shall not be unreasonably withheld.

                "GAAP" shall mean United States generally accepted accounting principles as in effect on the date hereof.

                "Governmental Entity" shall mean any federal, state, provincial, county, municipal or local government in the United States, or any political subdivision of any of the foregoing, or any non-U.S. entity of a type similar to the foregoing, or any entity, authority, agency, ministry, commission, tribunal, arbitral body, court or other similar body exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or quasi-governmental entity established to perform any of these functions.

                "Hazardous Substances" means any chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "hazardous constituents", "restricted hazardous materials", "extremely hazardous substances", "toxic substances", "contaminants", "pollutants", "toxic pollutants", or words of similar meaning and regulatory effect under any applicable Environmental Law including, without limitation, petroleum or petroleum products and asbestos or asbestos-containing materials, polychlorinated biphenyls, or any other chemicals, materials or substances defined or regulated as toxic, or hazardous or as a pollutant or contaminant under any applicable Environmental Law.

                "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                "Income Taxes" shall mean U.S. federal, state, local or foreign net income or capital gain Taxes (but not any gross income Taxes and not any withholding Taxes).

                "Insurance Agreement" shall mean the agreement relating to the allocation of insurance proceeds, which shall be entered into pursuant to
Section 6.20 hereto.

                "Intellectual Property" shall mean all (i) Patents; (ii) Trade Secrets; (iii) Copyrights; (iv) Domain Names; (v) Software and (vi) Trademarks.

                "Inventories" shall mean all inventory, work in process, finished goods, assemblies, sub-assemblies, components, raw materials, and other personal property used or held for use primarily in the Business and held for sale (or for use in products to be held for sale) by any of the TRW Participants.

                "knowledge of Buyer" means the actual knowledge, after reasonable inquiry, of the persons specified on Schedule 1.1(b) hereto.

                "knowledge of TRW" means the actual knowledge, after reasonable inquiry, of the persons specified on Schedule 1.1(a) hereto.

                "Leased Real Property" means the real property (other than the real property listed on Schedule 2.3(b)(x)) leased by or for any of the TRW Participants that is used or held for use primarily in the Business, as tenant, together with, to the extent leased by any of the TRW Participants, all buildings and other structures, facilities or improvements currently located thereon, all fixtures thereto, and all easements, licenses, rights and other appurtenances relating to the foregoing.

                "Licensed Intellectual Property" shall mean all Intellectual Property (other than Transferred Intellectual Property) owned by or licensed to TRW and the Asset Selling Subsidiaries that is used or held for use in the Business, as currently conducted, as well as other businesses currently owned by TRW and to which TRW will grant Buyer a license pursuant to Section 6.14(b), 6.14(c), 6.14(d) or 6.14(e) hereto. The Licensed Intellectual Property does not constitute Transferred Intellectual Property.

                "Licensed Trademarks" shall mean the Trademarks set forth in
Schedule 6.14(c) that will be licensed by TRW or an Asset Selling Subsidiary to Buyer.

                "Licensed-Back Intellectual Property" shall mean the Intellectual Property included in the Transferred Intellectual Property and Equity Intellectual Property that is used or held for use in the other businesses currently owned by TRW, as currently conducted, and to which Buyer will grant TRW a license pursuant to Section 6.14(a) hereto.

                "Lien" shall mean any mortgage, pledge, lien (statutory or otherwise and including, without limitation, environmental and tax liens), security interest, easement, right of way, limitation, encroachment, covenant, claim, restriction, right, option, conditional sale or other title retention agreement, charge or encumbrance of any kind or nature.

                "Local Standard Practice Instructions" shall mean the document included in Section 4.7 of the TRW Disclosure Letter.

                "Material Adverse Effect" shall mean any circumstance of, change in, or effect on, the Business that has a material adverse effect on (a) the business, results of operations, condition (financial or otherwise), or assets of the Business, or the condition of the Assets, taken as a whole or (b) the ability of TRW to consummate the transactions contemplated herein; provided, however, that "Material Adverse Effect" shall not include any adverse effect to the extent resulting from (i) the Preliminary Transfers, (ii) announcement of the execution of this Agreement and the transactions contemplated hereby, (iii) any action taken by TRW or Buyer or any of their respective representatives or other action required by the terms of this Agreement or necessary to consummate the transactions contemplated by this Agreement or (iv) general economic conditions or other conditions affecting the industry in which the Business generally operates, except to the extent the Business is affected in a disproportionate manner as compared to other companies in the same industry. For the avoidance of doubt, neither TRW's planned spin-off of its automotive operations nor a business combination transaction involving all or substantially all of the assets or capital stock of TRW alone will constitute a Material Adverse Effect unless such spin-off or transaction results in a material adverse effect on the business, results of operations, condition (financial or otherwise), or assets of the Business, or the condition of the Assets, taken as a whole or the ability of TRW to consummate the transactions contemplated herein.

                "Net Asset Value" shall have the meaning and be calculated in the manner set forth on the Reference Balance Sheet, including the notes thereto, attached hereto as Schedule 1.1(c).

                "Off-Site Location" means any real property other than the Real Property.

                "Owned Real Property" means the real property (excluding the real property listed on Schedule 2.3(b)(x)) owned by any of the TRW Participants that is used or held for use primarily in the Business together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures thereto, and all easements, licenses, rights and other appurtenances relating to the foregoing.

                "Patents" shall mean all United States, international and foreign patents and applications therefor and all reexaminations, reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof.

                "Permits" shall mean permits, licenses, variances, exemptions, orders, approvals, authorizations, certificates, filings, franchises, qualifications, notices and rights.

                "Permitted Encumbrances" shall mean with respect to each parcel of Real Property: (a) zoning, planning and building codes and other applicable laws regulating the use, development and occupancy of the Real Property and permits, consents and rules under such laws; (b) encumbrances, easements, rights-of-way, covenants, conditions, restrictions and other matters affecting title to such Real Property which do not materially detract from the value of such Real Property or materially restrict the use of such Real Property; (c) other encumbrances, easements, rights-of-way, covenants, conditions, restrictions and other matters affecting title to such Real Property set forth in Section 4.17 of the TRW Disclosure Letter; (d) leases and subleases of Real Property set forth in Section 4.17 of the TRW Disclosure Letter; and (e) all easements, encumbrances or other matters which are necessary for utilities and other similar services on the Real Property.

                "Permitted Liens" shall mean: (i) Liens identified in the TRW Disclosure Letter, or reflected or referred to in the Financial Statements (including the notes thereto), (ii) Liens for Taxes and other governmental levies not yet due and payable or, if due, (A) not delinquent or (B) being contested in good faith by appropriate proceedings during which collection or enforcement against the property is stayed and with respect to which adequate reserves have been established and are being maintained to the extent required by GAAP, (iii) mechanics', workmen's, repairmen's, warehousemen's, carriers' or other Liens, including all statutory Liens, arising or incurred in the ordinary course of business that do not materially interfere with or materially affect the value or use of the respective underlying asset to which such Liens relate,
(iv) original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business and (v) Liens that do not materially interfere with or materially affect the value or use of the respective underlying asset to which such Liens relate.

                "Person" shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other organization or entity (including, without limitation, any Governmental Entity) as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

                "Post-Closing Tax Period" shall mean any Tax period that begins after the Closing Date.

                "Pre-Closing Tax Period" shall mean any Tax period that ends on or before the Closing Date.

                "Real Property" shall mean the Owned Real Property and the Leased Real Property.

                "Receivables" means any and all accounts receivable, notes and other amounts receivable in respect of the Business.

                "Reference Balance Sheet" shall mean the Balance Sheet of the Business as of May 31, 2002, as adjusted pursuant to the Supplemental Accounting Principles and as attached hereto as Schedule 1.1(c).

                "Release" shall mean any spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, release, presence or migration of Hazardous Substances in or into the Environment above regulatory standards or into or out of any property, including the movement of Hazardous Substances through or in the Environment or property.

                "Remediation" means an action of any kind to address an Environmental Condition, including the following activities: (a) monitoring, investigation, assessment, treatment, cleanup, containment, encapsulation, removal, mitigation, response or restoration work; (b) obtaining any permits, consents, approvals or authorizations of any Governmental Entity necessary to conduct any such activity; (c) preparing and implementing any plans or studies for any such activity; (d) obtaining a written notice from a Governmental Entity with jurisdiction over the Real Property or an Off-Site Location under Environmental Laws that no material additional work is required by such Governmental Entity; (e) the use, implementation, application, installation, operation or maintenance of removal actions on the Real Property or an Off-Site Location, remedial technologies applied to the surface or subsurface soils, excavation and treatment or disposal of soils at an Off-Site Location, systems for long-term treatment of surface water or groundwater, engineering controls or institutional controls; and (f) any other activities reasonably determined to be necessary or appropriate or required under Environmental Laws to address an Environmental Condition.

                "Restructuring Taxes" shall mean any and all Taxes, including stamp duty and stamp taxes with respect to any transaction entered into in connection with the transfer, by or at the direction of TRW, of the Retained Assets or any other assets that are not being sold to Buyer pursuant to this Agreement whether such transfer or transaction occurs before or after the Closing.

                "Software" shall mean all computer software, including all source code, object code, and firmware.

                "Spanish Affiliate" shall mean Compania Espanola de Sistemas Aeronauticos SA.

                "Standard Practice Instructions" shall mean the TRW Standard Practice Instructions, a copy of which has been provided to Buyer under separate cover, which sets forth the written policies and requirements for financial reporting of TRW's operating units.

                "Subsidiary" shall mean, with respect to any Person, any corporation, partnership, joint venture or other business entity in which such Person directly or indirectly owns, in the aggregate, a majority of the equity interest.

                "Supplemental Accounting Principles" shall mean those accounting principles included as part of Section 4.7 of the TRW Disclosure Letter.

                "Tax" or "Taxes" shall mean all federal, state, local and foreign taxes of any kind whatsoever, including income, gross receipts, license, premium, windfall profits, environmental (including under Section 59A of the Code), fees, levies, duties, tariffs, income, profits, transfer, gains, excise, inventory, property (real, personal or intangible), custom, sales, use, license, registration, withholding, payroll, employment, social security, workers' compensation, alternative or add-on minimum, unemployment compensation, net worth, capital stock, ad valorem, stamp, documentary, value added and franchise taxes and similar charges whether computed on a unitary, combined or any other basis, including any interest, penalty or addition thereto, whether disputed or not, in each case, whether disputed or not, and including any tax liability that results from Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law, by contract or otherwise. "Tax Authority" shall mean any U.S., non-U.S., federal, national, state, provincial, county or municipal or other local government, and any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any taxing authority or any other authority exercising Tax regulatory authority.

                "Tax Returns" shall mean any and all reports, returns, information returns, statements, declaration, elections, claims for refund, estimates or other documents (including any related or supporting documentation) filed or required to be filed with any Tax Authority in connection with any determination, assessment, payment or collection of any Tax.

                "Trade Secrets" shall mean all inventions (whether patentable or not), invention disclosures, trade secrets, proprietary information, know how, discoveries, improvements, Software, shop rights, developments, research data, designs, technology, test procedures, processes, research data, computer data bases, product development information, blueprints, drawings, sketches, proposal files, designs, design libraries, design data, plans, specifications, procedures, models and prototypes, samples, engineering and R&D notebooks, reports, analyses, assembly instructions, quality control documentation, installation and operation manuals, manufacturing techniques and processes, product literature, business methods and processes, business data, customer lists and contacts, business plans, confidential price lists, marketing plans, financial information, cost and pricing data, documents, business reports, and all other confidential or proprietary information that has commercial value.

                "Trademarks" shall mean all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world.

                "Transferred Intellectual Property" shall mean all of TRW and the Asset Selling Subsidiaries' right, title and interest in the Intellectual Property that is used primarily in the Business, including, without limitation, the Intellectual Property listed as "Transferred Intellectual Property" in
Section 4.14(a) of the TRW Disclosure Letter.

                "Treasury Regulations" shall mean the Income Tax Regulations promulgated under the Code, as amended.

                "TRW Entities" shall mean, collectively, the TRW Participants and the TRW Selling Shareholders.

                "TRW Participants" shall mean, collectively, TRW, the Asset Selling Subsidiaries, the Aerospace Subsidiaries their Subsidiaries, the Aerospace Affiliates controlled by TRW and their Subsidiaries and the UK Holdco described in Section 2 of Schedule 2.1.

                "TRW Selling Shareholders" shall mean TRW and direct and indirect Subsidiaries of TRW that hold equity interests in the Aerospace Subsidiaries and Aerospace Affiliates, each of which is identified on Schedule
2.2 hereof.

                "UK Items" shall mean the following items set forth on Schedule 2.7: (i) UK Holdco Class A and Class B - Shares, (ii) TRW Aeronautical Systems Ltd. - Assets, (iii) Lucas Aerospace Ltd. - Assets and (iv) Lucas Industries Ltd. - Assets.

                "Underground Storage Tank" shall have the meaning ascribed to such term in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing underground storage tanks.

                "WARN Act" shall mean the Worker Adjustment and Retraining Notification Act or similar local, state or foreign law.

                (b) Each of the following terms has the meaning set forth in the Section set forth opposite each term:

Term                                                                    Section
----                                                                    -------
2002 Financial Statements                                               4.7(a)
Accounting Arbitrator                                                   2.6(c)
Actions                                                                 4.10
Acquired Assets                                                         2.3(a)
Adjustment Amount                                                       2.6(a)
Actuarial Review Principles                                             6.8(u)
Actuary's Letter                                                        6.8(u)
Aerospace Employees                                                     6.8(a)
Affected Employees                                                      6.8(a)
Agreement                                                               Preamble
Ancillary Agreements                                                    6.11
Assumed Contracts                                                       2.3(a)(viii)
Assumed Liabilities                                                     2.4(a)
Assumed Plan                                                            4.13(a)
Australian Transferred Employees                                        6.8(o)
Business                                                                Recitals
Business Plan                                                           4.13(a)
Buyer                                                                   Preamble
Buyer PBO                                                               6.8(u)
Buyer's Allocation                                                      2.7(a)
Buyer's Appraisal                                                       2.7(a)
Buyer's Appraiser                                                       2.7(a)
Buyer's Canadian Pension Plan                                           6.8(f)
Buyer's Canadian Salaried Pension Plan                                  6.8(f)
Buyer U.S. Pension Plan                                                 6.8(d)
Canadian Hourly Fund                                                    6.8(f)
Canadian Hourly Pension Plan                                            6.8(f)(iii)
Canadian Retiree Medical Plan                                           6.8(f)
Canadian Salaried Affected Employee Liabilities                         6.8(f)
Canadian Transferred Employees                                          6.8(f)
Cap                                                                     9.4(a)
Closing                                                                 3.1
Closing Balance Sheet                                                   2.6(a)
Closing Date                                                            3.1
Closing Price                                                           2.7(a)
Commitment Letter                                                       5.7
Consenting Members                                                      6.8(u)
Currency Averaged Pension Deficit                                       6.8(u)
Damages                                                                 9.2(a)
Dispute                                                                 10.7
EA Affected Employees                                                   6.8(p)
Employment Act                                                          6.8(p)
Equity Interests                                                        2.2
ERISA                                                                   4.13(a)

ERISA Affiliate                                                         4.13(a)
Estimated Full Funding Amount                                           6.8(u)
EU Merger Regulation                                                    4.6(b)
Excluded Liabilities                                                    2.4(b)
Excluded Taxes                                                          6.10(b)(i)
FAS                                                                     4.13(f)
FAS 87                                                                  4.13(m)(i)
Final Allocation                                                        2.7(a)
Financing                                                               5.7
Final Transfer Amount                                                   6.8(f)
French Pension Plan                                                     6.8(r)
French Transferred Employees                                            6.8(r)
Full Funding Amount                                                     6.8(u)
Funds                                                                   6.8(o)
German Pension Plan                                                     6.8(b)
German Transferred Employees                                            6.8(q)
Governmental Antitrust Consents                                         7.1(c)
Governmental Antitrust Entity                                           6.4(a)
Historical Financial Statements                                         4.7(c)
Hourly Defined Benefit Plans                                            6.8(d)(iii)
Hourly Retiree Medical Plans                                            6.8(d)
Indemnified Party                                                       9.2(c)
Indemnifying Party                                                      9.3
Initial Allocation                                                      2.7(a)
IRS                                                                     4.13(c)
Lay-off Payments                                                        6.8(g)
Local Transfer Agreements                                               6.11(b)
Losses                                                                  6.10(b)
Majority Voting Power                                                   6.18(a)
Master Trust                                                            6.8(d)(iii)(B)
Material Contracts                                                      4.18(a)
Measurement Date                                                        6.8(s)
Medical Plans                                                           6.8(d)(ii)(C)
Members                                                                 6.8(u)
Minimum Claim Amount                                                    9.4(a)
Multiemployer Plan                                                      4.13(i)
Multiple Employer Plan                                                  4.13(i)
Net UK Appraiser Adjustment                                             2.7(a)
Non-Represented Employees                                               6.8(d)(ii)
Non-U.S. Benefit Plan                                                   4.13(m)
Offer Employee                                                          6.8(b)
PBO                                                                     4.13(f)
Pension Deficit                                                         6.8(u)
Pension Plan                                                            4.13(c)
Pension Surplus                                                         6.8(u)
Plans                                                                   4.13(a)

PLU Gmb                                                                 6.8(q)
Pre-Closing Customer Contract Claims                                    2.4(a)(iv)
Pre-Closing Campaign Claims                                             2.4(a)(iii)
Preliminary Transfers                                                   2.1(a)
Product Liability Claims                                                2.4(a)(viii)
Purchase Price                                                          2.5(a)
RCRA                                                                    1.1
Regulations                                                             6.8(a)(ii)
Regulatory Amount                                                       6.8(f)
Represented Employees                                                   6.8(d)(iii)
Residual Purchase Price                                                 2.7(a)
Retained Assets                                                         2.3(b)
Retiree Plan                                                            4.13
Revised Allocation                                                      2.7(a)
Shared Campaign Claims                                                  2.4(a)(iii)
Singapore Transferred Employees                                         6.8(p)
SGA                                                                     6.8(o)
Stock Savings Plan                                                      6.8(d)(ii)(B)
Superannuation                                                          6.8(o)
Superannuation Commitment                                               6.8(o)
Tax Act                                                                 6.8(o)
Threshold                                                               9.4(a)
Towers Report                                                           6.8(u)
Transfer Amount                                                         6.8(u)
Transfer Consents                                                       6.8(u)
Transfer Consent Period                                                 6.8(u)
TRW                                                                     Preamble
TRW Canadian Salaried Pension Plan                                      6.8(f)
TRW Disclosure Letter                                                   Article IV
TRW PBO                                                                 6.8(u)
TRW U.S. Salaried Pension Plan                                          6.8(d)
TRW's Allocation                                                        2.7(a)
TRW's Appraisal                                                         2.7(a)
TRW's Appraiser                                                         2.7(a)
Transfer Amount                                                         6.8(f)
Transfer Date                                                           6.8(f)
Transfer Taxes                                                          6.6(a)(i)
Transferred Employee                                                    6.8(b)
Transition Agreement                                                    6.11(a)
UK Affected Employees                                                   6.8(a)
UK Transferred Employees                                                6.8(e)
unadjusted Transfer Amount                                              6.8(u)
URL                                                                     1.1
US Transferred Employees                                                6.8(d)
Union 401(k) Plan                                                       6.8(d)(iii)
Welfare Benefits                                                        6.8(c)

                                   ARTICLE II

               PRELIMINARY TRANSFERS; SALE AND PURCHASE OF ASSETS

                Section 2.1 Preliminary Transactions.

                (a) Prior to the transfers and conveyance of Assets pursuant to the terms of this Article II, TRW shall complete the internal restructuring transactions and transfers set forth on Schedule 2.1 after receiving all necessary clearances from the UK Inland Revenue (collectively, the "Preliminary Transfers").

                (b) In completing the Preliminary Transfers, TRW will not be permitted to modify or deviate from the Preliminary Transfers without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed; provided, however, that TRW shall furnish to Buyer all information reasonably necessary to assess the effect on Buyer of any such modification or deviation. Buyer shall promptly provide TRW with the basis for any withholding of a consent pursuant to the preceding sentence.

                (c)     Without limiting the foregoing subsections of this
Section 2.1, and notwithstanding anything to the contrary in Section 6.1 hereof, TRW may, in its sole discretion, cause any Aerospace Subsidiary or Aerospace Affiliate to make a distribution of any Retained Assets prior to the Closing. Buyer shall cause any such assets that are not distributed prior to the Closing to be transferred by such Aerospace Subsidiary or Aerospace Affiliate to TRW at or, to the extent not included in the Net Asset Value on the Closing Balance Sheet, after the Closing.

                (d)     Without limiting the foregoing subsections of this
Section 2.1, and notwithstanding anything to the contrary in Section 6.1 hereof, TRW may, in its sole discretion, cause any Aerospace Subsidiary or Aerospace Affiliate to make a distribution of cash, cash equivalents and notes prior to the Closing. Buyer shall cause any such assets that are not distributed prior to Closing to be transferred by such Aerospace Subsidiary or Aerospace Affiliate to TRW at or, to the extent not included in the Net Asset Value on the Closing Balance Sheet, after the Closing.

                Section 2.2 Sale of Equity Interests. Subject to the terms and conditions of this Agreement, at the Closing, TRW shall, and shall cause the other TRW Selling Shareholders to, sell, transfer, convey, assign and deliver to Buyer and Buyer shall purchase, acquire and accept from TRW or the applicable TRW Selling Shareholder all of the equity interests of the Aerospace Subsidiaries and Aerospace Affiliates as set forth on Schedule 2.2 hereof held by such TRW Selling Shareholder (the "Equity Interests"). At the Closing, Buyer shall assume all liabilities and obligations arising out of or resulting from the ownership of the equity interests of the Aerospace Affiliates on and after the Closing Date, except for those liabilities that relate to TRW or its

Subsidiaries breaching or failing to perform an obligation on or before the Closing Date, pursuant to the agreements relating to such equity ownership.

                Section 2.3 Transfer of Assets; Retained Assets.

                (a) Subject to the terms and conditions of this Agreement and the Ancillary Agreements, at the Closing, TRW shall, and shall cause the Asset Selling Subsidiaries identified on Schedule 2.3(a) to, sell, convey, assign, transfer and deliver to Buyer and Buyer shall purchase, acquire and accept (x) from TRW, all of TRW's right, title and interest in and to the rights, properties and assets, other than the Retained Assets and the Equity Interests, which are used or held for use primarily in the Business, tangible and intangible, wherever located and (y) from the Asset Selling Subsidiaries, all of the Asset Selling Subsidiaries' right, title and interest in and to the rights, assets and properties, other than the Retained Assets and the Equity Interests, which are used or held for use primarily in the Business, tangible and intangible, wherever located (each and all such items being herein referred to as the "Acquired Assets"), including all of such right, title and interest to the following:

                        (i) all books of account, general, financial, tax and personnel records for the Affected Employees which become employees of Buyer or its Subsidiaries, invoices, shipping records, supplier lists, correspondence and other documents, records and files and any rights thereto owned by TRW or the Asset Selling Subsidiaries (including those stored in electronic format), and used or held for use primarily in the Business, other than organizational documents, minute and stock record books and the corporate seals of TRW and the Asset Selling Subsidiaries and other than as provided in Section 2.3(b)(iv);

                        (ii) all sales and promotional literature, customer lists and other sales-related materials used or held for use primarily in the Business;

                        (iii)   all Receivables other than those referred to in
        Section 2.3(b)(ii) which primarily relate to the Business;

                        (iv) prepaid expenses, deferred charges, advance payments, and similar items of the type reflected on the Reference Balance Sheet which primarily relate to the Business;

                        (v) all Inventories used or held for use primarily in the Business by TRW or an Asset Selling Subsidiary;

                        (vi) all Owned Real Property used or held for use primarily in the Business by TRW or an Asset Selling Subsidiary and all Leased Real Property used or held for use primarily in the Business by TRW or an Asset Selling Subsidiary;

                        (vii) all Equipment used or held for use primarily in the Business by TRW or an Asset Selling Subsidiary;

                        (viii) subject to Section 6.5 hereof, Contracts primarily related to the Business or to which the Acquired Assets are subject, including (A) all orders, contracts, and commitments for the purchase or use of goods and services primarily for the benefit of the Business; (B) all rights under all bids and offers that primarily relate to the Business; (C) all awards, orders, contracts, commitments, and proposals for the design, development, manufacture or sale of Inventories that primarily relate to the Business; (D) all distributorship agreements, sales agency agreements, teaming, and similar business alliance agreements relating to the design, manufacture, sale and distribution of Inventories for use primarily in the Business; and (E) all other assignable contracts, licenses, sublicenses, agreements, leases and commitments used or held for use primarily in the Business, including all agreements with individual Affected Employees assumed by Buyer pursuant to Section 6.8(i) (collectively, the "Assumed Contracts");

                        (ix) all existing claims and other rights arising from the performance or breach by third parties of their obligations under the Assumed Contracts;

                        (x) all Transferred Intellectual Property, subject to the terms of Section 6.14 herein;

                        (xi) to the extent transferable, all Permits issued by any Governmental Entity used or held for use primarily in the Business by TRW or any of the Asset Selling Subsidiaries and all applications therefor;

                        (xii) all existing causes of action, judgments, claims, reimbursements and demands, of whatever nature (including rights under and pursuant to all warranties, representations and guarantees made by suppliers of products, materials or Equipment, or components thereof) and rights to insurance proceeds (to the extent such rights to insurance proceeds are allocated to Buyer in the Insurance Agreement) in favor of TRW or the Asset Selling Subsidiaries other than those specified in Section 2.3(b)(vi);

                        (xiii)  all Plan assets transferred to Buyer pursuant to
        Section 6.8, or held in connection with any Assumed Plan; and

                        (xiv) all hedging Contracts that primarily relate to the Business, as set forth on Schedule 2.3(a)(xiv); provided that TRW shall be solely responsible for any fees, penalties or other consideration in connection with obtaining any novations (or replacements of such contracts on the same economic terms and conditions) of such contracts.

                (b) Notwithstanding Section 2.3(a), the term "Acquired Assets" shall not include the following (each and all such items other than Equity Interests being herein referred to as "Retained Assets"), but only to the extent not included in the Net Asset Value for purposes of the Closing Balance
Sheet:

                        (i) all cash and cash equivalent items, including but not limited to such items held by or for the account of TRW and the Asset Selling Subsidiaries, whether or not arising from the conduct of the Business, including, without limitation, demand accounts, certificates of deposit, time deposits, marketable securities, negotiable instruments and the proceeds of accounts receivable paid on or prior to the Closing Date;

                        (ii) all intercompany accounts receivable and notes for those accounts receivable and notes where the obligor is TRW or any Affiliate of TRW which will remain an Affiliate of TRW after the consummation of the transactions contemplated by this Agreement;

                        (iii)   the Licensed Trademarks and Licensed
        Intellectual Property and all other Excluded Intellectual Property;

                        (iv) any records which TRW or any Asset Selling Subsidiary is required by law to retain in its possession or any records for which it is the business custom to retain; provided in each case that a copy of any such record shall be furnished to Buyer;

                        (v) all causes of action, judgments, claims, reimbursements and demands, of whatever nature (including rights under and pursuant to all warranties, representations and guarantees made by suppliers of products, materials or Equipment, or components thereof), in favor of TRW or any Asset Selling Subsidiary to the extent related to the Retained Assets and the Excluded Liabilities;

                        (vi) any claims under insurance policies maintained by TRW or the Asset Selling Subsidiaries to the extent related to Retained Assets or Excluded Liabilities or to the extent allocated to TRW or the Asset Selling Subsidiaries pursuant to the Insurance Agreement;

                        (vii) all other rights, property interests (whether real or personal) and assets (whether tangible or intangible) of TRW and its Affiliates that are not primarily used or held for use in the Business;

                        (viii) such other rights, properties and assets set forth on Schedule 2.3(b) hereto;

                        (ix) except as may be provided in Section 6.8 hereof and except for assets held in connection with any Assumed Plan, any agreement with any individual Affected Employee or any claim to any surplus assets in any retirement plan or trust for same; and

                        (x)     the Real Property set forth on Schedule
        2.3(b)(x).

                Section 2.4 Assumption of Liabilities; Excluded Liabilities.

                (a) Subject only to the provisions of this Agreement, at the Closing, Buyer shall assume and agree to pay, perform and discharge when due, only the following liabilities and obligations of TRW or the Asset Selling Subsidiaries (the "Assumed Liabilities"):

                        (i) all accrued liabilities and obligations in categories that are reflected on both the Reference Balance Sheet and the Closing Balance Sheet, but only to the extent such accrued liabilities and obligations are set forth on the Closing Balance Sheet;

                        (ii) all liabilities and obligations under the Assumed Contracts to the extent relating to performance after the Closing;

                        (iii) solely to the extent provided in this Section 2.4(a)(iii), liabilities and obligations arising out of, resulting from, or relating to customer claims which have not been resolved or settled prior to the Closing Date, including but not limited to those claims seeking return, replacement, modification and/or repair of products sold by the Business either pursuant to express product warranties extended by a TRW Participant prior to the Closing Date or product warranties or obligations implied or provided by law or pursuant to contractual claims of design or manufacturing defects including, without limitation, contractual claims arising from an event or events arising out of a recall or "rollover" of a product designed, manufactured or sold by TRW or the Asset Selling Subsidiaries prior to the Closing Date (such claims collectively, "Pre-Closing Campaign Claims"); provided that with respect to all liabilities and obligations arising out of, resulting from, or relating to Pre-Closing Campaign Claims that are asserted within five years following the Closing Date, that are required to be paid and that relate solely to products shipped by a TRW Participant prior to the Closing Date ("Shared Campaign Claims"), to the extent that liabilities for such Shared Campaign Claims payable to third parties for repair or replacement of products (at standard manufacturing cost), in the aggregate, exceed $6,082,000, TRW and Buyer shall share equally the next $2,000,000 of such Shared Campaign Claims in excess of $6,082,000 (but only to the extent of such excess); provided, further, that to the extent such Shared Campaign Claims exceed $8,082,000, TRW shall be solely liable for such excess; and provided, further, that Buyer shall manage such Shared Campaign Claims in accordance with the procedures set forth in Section 6.22 hereof;

                        (iv) solely to the extent provided in this Section 2.4(a)(iv), liabilities and obligations arising out of, resulting from, or relating to customer claims which have not been resolved or settled prior to the Closing Date relating to breach of contract, including but not limited to claims relating to late delivery or late performance of contract milestones, in each case with respect to products designed, manufactured or sold for the Business by a TRW Participant prior to the Closing Date (such claims collectively, "Pre-Closing Customer Contract Claims"); provided that Buyer and TRW shall share equally any liabilities and obligations to third parties that are asserted within five years following the Closing Date which arise out of, result from, or relate to those Pre-Closing Customer Contract Claims set forth on
        Schedule 2.4(a)(iv) only to the extent that such liabilities and obligations to third parties, in the aggregate, exceed $6,013,000 but are less than $8,013,000 (but only to the extent of the amount in excess of $6,013,000); provided, further, that to the extent that such liabilities and obligations exceed $8,013,000, TRW shall be solely liable for all such excess (but only to the extent of such excess); provided, further, that Buyer shall have no liability or obligation with respect to any Pre-Closing Customer Contract Claim not set forth on
        Schedule 2.4(a)(iv); and provided, further, that Buyer shall manage such Pre-Closing Customer Contract Claims in accordance with the procedures set forth in Section 6.22 hereof;

                        (v) the first $3,913,000 of Environmental Liabilities, and to the extent that Environmental Liabilities, in the aggregate, exceed $3,913,000 but are less than $8,913,000, one-half of all such Environmental Liabilities in excess of $3,913,000 (and only to the extent of such excess); provided that to the extent Environmental Liabilities, in the aggregate, exceed $8,913,000, Buyer shall assume no liability for the excess of such Environmental Liabilities above such amount. Buyer shall be entitled to manage any proceedings relating to any Environmental Claim and any Remediation arising therefrom; provided that at any time after Buyer ceases to have any further liability with respect to Environmental Liabilities pursuant to this Section 2.4(a)(v), TRW may elect, upon written notice to Buyer, to manage any further Environmental Claim and any further Remediation and shall be entitled to control and appoint lead counsel or consultants for any defense, investigation or remedial action relating to such Environmental Claim or Remediation; provided, further, that in managing any Environmental Claim or Remediation, TRW shall obey all applicable laws, rules, regulations or orders of any Governmental Entity relating thereto and shall not unreasonably interfere, to the extent practicable, with the operations of the Business (and if TRW fails to meet the conditions set forth in this proviso, Buyer shall be entitled to resume the management of Environmental Claims and Remediation). A party's management of Environmental Claims and Remediation shall be governed by the provisions set forth in Section 6.19(b) hereof. For the avoidance of doubt, this
        Section 2.4(a)(v) shall not apply to, and Buyer shall have no liability under this Section for, any asbestos-related claim or liability, which shall be governed exclusively by Section 2.4(b)(v);

                        (vi) all liabilities and obligations expressly assumed by Buyer pursuant to this Agreement and the Ancillary Agreements, including without limitation obligations assumed pursuant to Sections 6.6 and 6.10(b) hereof;

                        (vii) all liabilities and obligations under any guarantees issued, granted or provided in connection with the Business as set forth on Schedule 2.4(a)(vii);

                        (viii) all liabilities and obligations arising out of, resulting from, or relating to claims, whether founded upon negligence, strict liability in tort, and/or other similar legal theory, seeking compensation or recovery for or relating to injury to person or damage to property from (x) an event or events occurring after the Closing Date, but arising out of a defect or alleged defect (other than recall or "rollover") of a product designed, but not manufactured or sold, for the Business by TRW, an Aerospace Subsidiary, an Aerospace Affiliate or an Asset Selling Subsidiary prior to the Closing Date or (y) an event or events occurring on or after May 1, 2004, but arising out of a defect or alleged defect (other than a recall or "rollover") of a product manufactured or sold for the Business by TRW, an Aerospace Subsidiary, an Aerospace Affiliate or an Asset Selling Subsidiary prior to the Closing Date (such events described in subclauses (x) and (y) are collectively referred to as "Product Liability Claims"), provided, however, that TRW shall purchase the insurance coverage described in
        Section 6.20(b) hereof;

                        (ix)    solely to the extent specifically provided in
        Section 6.8 hereof, obligations of TRW or its Affiliates with respect to Affected Employees; and

                        (x) any liabilities arising out of any continuation of conduct, by Buyer, its subsidiaries, that took place as of the Closing Date which had infringed upon or otherwise misappropriated the Intellectual Property rights of another person as of the Closing Date, if such conduct continues following notice to Buyer or its Subsidiaries that such conduct constitutes infringement or misappropriation of the Intellectual Property rights of another Person (provided, however, that nothing in this Section 2.4(a)(x) shall affect Buyer's ability to seek any remedy for a breach of the representations and warranties contained in Section 4.14 hereof).

                (b) Notwithstanding anything in this Agreement to the contrary, Buyer shall not assume or be deemed to have assumed, and TRW or the Asset Selling Subsidiaries, as the case may be, shall be solely and exclusively liable with respect to, all liabilities and obligations, whether known or unknown, and, except as specifically noted below, whether arising before or after the Closing, of TRW or the Asset Selling Subsidiaries resulting from or related to the Business other than the Assumed Liabilities (collectively, the "Excluded Liabilities") including the following:

                        (i) all intercompany accounts payable and notes existing as of the Closing Date, other than the Ancillary Agreements, where the obligee is TRW or any Affiliate of TRW which will remain an Affiliate of TRW after the consummation of the transactions contemplated by this Agreement;

                        (ii) except as specifically provided in Section 6.8, all obligations and liabilities of TRW or its Affiliates with respect to their respective employees (including the Affected Employees) and former employees including, but not limited to, those arising from or relating to their employment with TRW or its Affiliates, or the termination thereof including medical, other health benefits, life insurance plans, pension plans, retiree benefits, workers compensation claims and obligations and liabilities with respect to any Plan that is not an Assumed Plan;

                        (iii)   all liabilities (including Taxes and
        Restructuring Taxes) to the extent relating to or arising out of the Retained Assets;

                        (iv) any indebtedness for borrowed money of TRW or the Asset Selling Subsidiaries (other than borrowed money of the Aerospace Affiliates in an amount not to exceed $4.4 million) and any guarantees in respect thereof, except as set forth on Schedule 2.4(a)(vii);

                        (v) any and all liabilities to employees, former employees, third parties, Governmental Entities, customers or any other Persons relating to the exposure to, use of, manufacture of, transport of or any action taken by TRW or its Subsidiaries prior to the Closing Date with respect to asbestos, including but not limited to the incorporation of asbestos into products of the Business or the use of asbestos or products containing asbestos in the operation of the Business, or the presence of asbestos in any facility or location used in the conduct of the Business prior to the Closing, but excluding all liabilities and obligations relating to removal of asbestos from any Owned Real Property or Leased Real Property following the Closing Date, provided that the presence of asbestos in its then-current condition at any Owned Real Property or Leased Real Property is lawful as of the Closing Date. The defense of all legal claims of any nature, under any legal or equitable theory of recovery whatsoever, concerning asbestos-containing products used or actions taken prior to the Closing Date shall be strictly governed by the procedures set forth in Schedule 2.4(b)(v) to this Agreement;

                        (vi) all liabilities and obligations with respect to claims of infringement or other misappropriation of the Intellectual Property rights of other persons by the Business that either arose on or before the Closing Date or that related to continuation of conduct that took place as of the Closing Date which had infringed or otherwise misappropriated the Intellectual Property rights of another Person as of the Closing Date (except for any continuation of conduct that takes place following notice to Buyer or its subsidiaries that such conduct constitutes infringement or misappropriation of Intellectual Property rights of another person; provided, however that nothing in this exception shall affect Buyer's ability to seek any remedy for a breach of the representations and warranties contained in Section 4.14 hereof);

                        (vii) all liabilities related to any site that was previously owned or operated by the TRW Participants and which is not, as of the Closing Date, being operated in connection with the Business;

                        (viii) all liabilities and obligations resulting from or relating to litigation, proceedings, actions, claims, or investigations at law or in equity pending against TRW or the Asset Selling Subsidiary to the extent relating to matters occurring on or prior to the Closing Date, other than described in clauses (ix), (x),
        (xi) and (xii) of this Section 2.4(b);

                        (ix) to the extent Environmental Liabilities, in the aggregate, exceed $3,913,000 but are less than $8,913,000, one-half of such Environmental Liabilities in excess of $3,913,00 (but only to the extent of such excess); and to the extent Environmental Liabilities exceed $8,913,000, 100% of the excess of such Environmental Liabilities above $8,913,000 (and only to the extent of such excess);

                        (x) to the extent that Shared Campaign Claims exceed $6,082,000 but are less than $8,082,000, one-half of the excess over $6,082,000 (and only to the extent of such excess), and to the extent that Shared Campaign Claims exceed $8,082,000, 100% of the amount in excess of $8,082,000 (and only to the extent of such excess);

                        (xi) to the extent that Pre-Closing Customer Contract Claims exceed $6,013,000 but are less than $8,013,000, one-half of the excess over $6,013,000 (and only to the extent of such excess), and to the extent that the Pre-Closing Customer Contract Claims exceed $8,013,000, 100% of the amount in excess of $8,013,000 (and only to the extent of such excess);

                        (xii) all liabilities and obligations arising out of, resulting from, or relating to claims, whether founded upon negligence, strict liability in tort, and/or other similar legal theory, seeking compensation or recovery for or relating to injury to person or damage to property from (x) an event or events occurring before the Closing Date, and arising out of a defect or alleged defect (other than a recall or "rollover") of a product designed, manufactured or sold for the Business by TRW, an Aerospace Subsidiary, an Aerospace Affiliate or an Asset Selling Subsidiary prior to the Closing Date and (y) an event or events occurring after the Closing Date but prior to May 1, 2004, and arising out of a defect or alleged defect (other than recall or "rollover") of a product manufactured or sold for the Business by TRW, an Aerospace Subsidiary, an Aerospace Affiliate or an Asset Selling Subsidiary prior to the Closing Date;

                        (xiii) fines or penalties associated with noncompliance with import/export laws on or prior to the Closing Date;

                        (xiv)   those liabilities and obligations listed on
        Schedule 2.4(b)(xiv); and

                        (xv)    all Excluded Taxes.

                (c) Except for the Assumed Liabilities and except as expressly provided otherwise in this Agreement, neither Buyer nor any of its Affiliates is assuming, and shall not be deemed to have assumed, any debts, liabilities, commitments or obligations (including Taxes), whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whether or not required by GAAP to be reflected in financial statements or disclosed in the notes thereto, of any Aerospace Subsidiary, Aerospace Affiliate or their respective Subsidiaries, and TRW or the Asset Selling Subsidiaries shall remain solely and exclusively liable with regard thereto.

                (d) Nothing in this Agreement shall be construed to impose on TRW any liability or obligation that does not arise out of, relate to, or concern actions taken by TRW, its Subsidiaries, or Affiliates on or before the Closing Date.

                Section 2.5 The Purchase Price.

                (a) In consideration of the aforesaid sale, conveyance, assignment, transfer and delivery to Buyer of the Assets and the agreement of TRW to enter into this Agreement, and subject to the adjustments set forth in
Section 2.6, Buyer shall assume the Assumed Liabilities and pay or cause to be paid in full to TRW (or its designated Affiliates) for the benefit of TRW and the Asset Selling Subsidiaries (and TRW shall apportion the Purchase Price among the selling parties) an aggregate purchase price of $1,500,000,000 (one billion, five hundred million dollars) in cash (the "Purchase Price"). The Purchase Price will be payable at the Closing by wire transfer of same day funds to an account or accounts and in such amounts as designated by TRW. TRW shall designate such account or accounts and amounts in writing at least two Business Days prior to Closing.

                Section 2.6 Purchase Price Adjustment.

                (a) Within 90 days after the Closing Date, Buyer shall cause Ernst & Young LLP to prepare and deliver to TRW a balance sheet dated as of the Closing Date prepared in accordance with GAAP, consistently applied, as interpreted by the Supplemental Accounting Principles and in a manner consistent with the preparation of the Reference Balance Sheet (the "Closing Balance Sheet"). TRW shall cause its and its Affiliates' respective officers and employees to fully cooperate and assist Buyer and its representatives in connection with the preparation of the Closing Balance Sheet. The "Adjustment Amount" (which may be a negative value) shall be an amount equal to the difference between the Net Asset Value set forth on the Closing Balance Sheet and the Net Asset Value set forth on the Reference Balance Sheet.

                (b) If TRW disagrees with the determination of the Adjustment Amount, TRW shall notify Buyer in writing of such disagreement within the 30-day period immediately following the delivery of the Closing Balance Sheet, which notice shall describe the specific nature of any such disagreement and provide reasonable supporting documentation for such disagreement; provided, however, TRW shall not disagree with any valuation made by Buyer which has been made in accordance with GAAP, as interpreted by the Supplemental Accounting Principles. During the 30-day period of its review, TRW shall have reasonable access to any documents, schedules or work papers used in the preparation of the Closing Balance Sheet. TRW agrees that any failure by it to notify Buyer of any such disagreement prior to end of the 30-day period immediately following the delivery of the Closing Balance Sheet shall be deemed to be an acceptance by TRW of the Closing Balance Sheet and shall constitute a complete waiver of any right of TRW to dispute such Closing Balance Sheet and Adjustment Amount for purposes of this Agreement.

                (c) Buyer and TRW agree to negotiate in good faith to resolve any such disagreement regarding the determination of the Adjustment Amount, and any resolution of such disagreement agreed to in writing by Buyer and TRW shall be final and binding upon the parties and their successors and assigns. If Buyer and TRW are unable to resolve such disagreement identified by TRW pursuant to Section 2.6(b) within 30 days after delivery to Buyer of written notice of such disagreement by TRW, then the disputed matters shall be referred for final determination to PriceWaterhouseCoopers. If PriceWaterhouseCoopers is unable or unwilling to serve, Buyer and TRW shall jointly select an arbitrator from an internationally recognized accounting firm that is not the independent auditor for either Buyer or TRW; provided, however, that if Buyer and TRW are unable to select such an accounting firm within 45 days after delivery of written notice of a disagreement, the Center for Public Resources shall make such selection. (PriceWaterhouseCoopers or the internationally recognized accounting firm so selected shall be referred to herein as the "Accounting Arbitrator"). The Accounting Arbitrator shall only consider those items and amounts as to which Buyer and TRW have disagreed within the time periods and on the terms specified above and shall resolve the matter in accordance with the terms and provisions of this Agreement and the Ancillary Agreements. The Accounting Arbitrator is expressly limited to the selection of either TRW's or Buyer's position on a disputed item (or a position in between the positions of TRW or Buyer) and it shall thus select as a resolution for each disputed matter the position of either Buyer or TRW (or a position in between the positions of TRW or Buyer) (based solely on presentations and supporting material provided by the parties and not pursuant to any independent review) and the Accounting Arbitrator may not impose an alternative resolution outside those bounds. The Accounting Arbitrator shall deliver to Buyer and TRW, as promptly as practicable and in any event within 45 days after its appointment, a written report setting forth the resolution of each disputed matter and its determination of the Adjustment Amount determined in accordance with the terms of this Agreement. Such report shall be final, non-appealable and binding upon the parties to the fullest extent permitted by applicable law and may be enforced in any court having competent jurisdiction. The 45-day period for delivering the written report may be extended for up to 30 days for good cause by the mutual written consent of the parties or by the Accounting Arbitrator at its sole discretion. The fees, expenses and costs of the Accounting Arbitrator shall be borne one-half by Buyer and one-half by TRW.

                (d) If and to the extent the Adjustment Amount is not zero, as finally determined after the procedures set forth in this Section 2.6, the Purchase Price shall be increased on a dollar for dollar basis by the amount of the Adjustment Amount if a positive number, or decreased on a dollar for dollar basis by the Adjustment Amount if a negative number, as the case may be. If the Purchase Price is decreased as a result of the purchase price adjustment mechanism set forth in this Section 2.6, TRW shall pay to Buyer the amount of such decrease along with interest accrued thereon, and if the Purchase Price is increased as a result of the purchase price adjustment mechanism set forth in this Section 2.6, Buyer shall pay to TRW the amount of such increase along with interest accrued thereon, in either case, by delivery within two (2) Business Days of such determination. Interest on the amount of such increase or decrease shall accrue at a rate equal to daily average one month LIBOR plus one percent (1%) commencing on the Closing Date. All payments pursuant to this Section 2.6(d) shall be made by wire transfer of same day funds to an account designated by TRW or Buyer, as the case may be, within two (2) Business Days of such determination.

                Section 2.7 Allocation of Consideration.

                (a) TRW and Buyer agree to allocate the Purchase Price and the Assumed Liabilities (the sum of the Purchase Price and the Assumed Liabilities shall be referred to herein as the "Closing Price") as set forth in
Schedule 2.7 hereto (the amount set forth on Schedule 2.7 with respect to each item, an "Initial Allocation"); provided that no later than fourteen (14) days after the date hereof, Buyer shall either retain Corporate Value Consulting (Standard & Poor's) or select and retain such other third-party accounting firm or appraisal firm as is reasonably acceptable to TRW ("Buyer's Appraiser") to determine the reasonableness of the allocation of the Closing Price.

                        (i) Buyer's Appraiser shall provide Buyer and TRW with an appraisal of each UK Item ("Buyer's Appraisal"). If the aggregate of the Buyer's Appraisals with respect to the UK Items is within 10% of the aggregate Initial Allocations with respect to the UK Items, then the Buyer's Appraisal shall be accepted by Buyer and TRW, and the Closing Price allocated to each UK Item shall equal the amount of Buyer's Appraisal and that amount shall be the final allocation with respect to each such item (the "Final Allocation"); provided, however, that in the event that the aggregate Buyer's Appraisals with respect to the UK Items varies by more than 10% in either direction from the aggregate Initial Allocations with respect to the UK Items, TRW may retain American Appraisal or select and retain such other third-party accounting firm or appraisal firm as is reasonably acceptable to Buyer ("TRW's Appraiser") to determine the reasonableness of Buyer's Appraisal and to provide Buyer and TRW with an appraisal of such items (the "TRW's Appraisal"), in which case the Final Allocation will be the average of the Buyer's Appraisal and TRW's Appraisal and the Final Allocation so determined shall be accepted by Buyer and TRW.

                        (ii) After the Final Allocation has been determined with respect to each UK Item, the Net UK Appraisal Adjustment (as defined in the following sentence) shall be computed. The "Net UK Appraisal Adjustment" shall equal (i) the aggregate Final Allocations with respect to the UK Items minus (ii) the aggregate Initial Allocation with respect to the UK Items. If the Net UK Appraisal Adjustment is less than zero (i.e., a negative number), then the Initial Allocation with respect to each non-UK Item will be adjusted and increased by a pro rata amount (based on Initial Allocations) of the absolute value of the Net UK Appraisal Adjustment (each such adjusted Initial Allocation, a "Revised Allocation"); provided, however, that if the Net UK Appraisal Adjustment is greater than zero (i.e., a positive number), then the Revised Allocation with respect to each non-UK Item will be the Initial Allocation with respect to such item reduced by a pro rata amount (based on Initial Allocations) of the Net UK Appraisal Adjustment; provided further, however, if the Net UK Appraisal Adjustment is equal to zero, then no change shall be made to the Initial Allocations and the Revised Allocation with respect to each non-UK Item will be the Initial Allocation with respect to such item.

                        (iii) After the Revised Allocation has been determined with respect to each non-UK Item, Buyer's Appraiser will provide Buyer and TRW with an allocation of the Residual Purchase Price (as defined in the following sentence) to the non-UK Items (the "Buyer's Allocation"). The "Residual Purchase Price" shall equal the excess of (i) the Closing Price over (ii) the aggregate Final Allocations with respect to the UK Items. With respect to each non-UK Item, if the Buyer's Allocation is within 10% of the Revised Allocation, then the Buyer's Allocation shall be accepted by Buyer and TRW and shall be the Final Allocation; provided, however, that in the event that the Buyer's Allocation varies by more than 10% in either direction from the Revised Allocation, TRW may elect to have TRW's Appraiser determine the reasonableness of Buyer's Allocation and provide Buyer and TRW with an allocation of the Residual Purchase Price (the "TRW's Allocation"), in which case the Final Allocation will be the average of the Buyer's Allocation and TRW's Allocation and the Final Allocation so determined shall be accepted by Buyer and TRW.

                        (iv) Each party will bear the cost of any third-party accounting firm or appraisal firm it retains.

                (b) Within 30 days of determination of the Adjustment Amount pursuant to Section 2.6 hereof, Buyer shall prepare a revised Purchase Price allocation to provide for the allocation of the Adjustment Amount in a manner that is consistent with the Purchase Price allocation determined pursuant to
Section 2.7(a) and shall deliver such revised allocation to TRW for TRW's review and approval; provided, however, that if TRW does not approve of such revised Purchase Price allocation, TRW shall select and retain a third-party accounting firm or appraisal firm to determine the reasonableness of the allocation of the Adjustment Amount. If Buyer does not approve the revised allocation so determined, the dispute shall be resolved according to the procedures set forth in Section 2.6(c) hereof, provided, however, that in no event shall the aggregate allocation to the UK Items result in an allocation that is less than actual fair market value of the UK Items determined under the principles of
Section 2.7(a)(i).

                (c) Neither TRW, Buyer nor any of their respective Affiliates shall file any Tax Return or other document relating to Taxes or otherwise take any position or agree to take any position relating to Taxes which is inconsistent with the allocation (including any revision under this Section 2.7) determined pursuant to this Section 2.7 unless required to do so pursuant to a Final Determination.

                Section 2.8 Proration.

                (a) Buyer and TRW agree that all of the items normally prorated, including those listed below, relating to the business and operation of the Acquired Assets will be prorated as of the Closing Date, with TRW liable to the extent such items relate to any time period through the Closing Date, and Buyer liable to the extent such items relate to periods subsequent to the Closing Date:

                        (i) personal property, real estate, occupancy and any other similar non-Income Taxes, assessments and other charges, if any, on or with respect to the ownership, use or business and operation of the Acquired Assets;

                        (ii)    rent and Taxes (other than Income Taxes);

                        (iii) any permit, license or registration fees with respect to any Environmental Permit or other Permit; and

                        (iv) sewer rents and charges for water, telephone, electricity, gas and other utilities.

                (b) In connection with such proration, in the event that actual amounts are not available at the Closing Date, the proration shall be based upon the actual amount of such Taxes or fees for the preceding year (or appropriate period) for which such actual Taxes or fees are available and such Taxes or fees shall be reprorated upon request of either TRW or Buyer made within sixty (60) days of the date that the actual amounts become available. TRW and Buyer agree to furnish each other with such documents and other records as may be reasonably requested in order to confirm all adjustment and proration calculations made pursuant to this Section 2.8.

                                  ARTICLE III

                                     CLOSING

                Section 3.1 Closing. Upon the terms and subject to the conditions of this Agreement and the Ancillary Agreements, the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements (the "Closing") shall take place no later than five (5) Business Days following the satisfaction or waiver of the conditions set forth in Article VII hereof, at 10:00 a.m., at the offices of Skadden, Arps, Slate, Meagher & Flom, LLP, Four Times Square, New York, New York 10036, or at such other time and place as shall be agreed upon by the parties hereto. The date on which the Closing occurs is herein referred to as the "Closing Date." The Closing will be deemed to have occurred as of 11:59 p.m. local time on the Closing Date.

                Section 3.2 Deliveries at Closing.

                (a) At the Closing, TRW shall deliver or cause to be delivered to Buyer (unless previously delivered), the items identified on
Schedule 3.2(a).

                (b) At the Closing, Buyer shall deliver or cause to be delivered to TRW (unless previously delivered), the items identified on Schedule 3.2(b).

                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF TRW

                Except as disclosed in a separate disclosure statement, a copy of which has been delivered by TRW to Buyer prior to the execution of this Agreement and is attached hereto (the "TRW Disclosure Letter"), TRW hereby represents and warrants to Buyer the matters set forth below. Information disclosed in any section of the TRW Disclosure Letter shall be deemed to be disclosed with respect to such other sections of this Agreement or the TRW Disclosure Letter to which such disclosure on its face would reasonably pertain in light of the form and substance of the disclosure made. All representations and warranties relating to the Spanish Affiliate are made only to the knowledge of TRW.

                Section 4.1 Organization and Existence. Each of the TRW Entities is a legal entity duly established, validly existing, and (where applicable) in good standing under the laws of its jurisdiction of organization or incorporation, as the case may be. Each of the TRW Entities has all requisite power and authority to own, lease and operate its properties and to conduct the Business as it is currently conducted, except where the failure to have such power and authority, individually or in the aggregate, has not resulted, and is not reasonably likely to result, in a Material Adverse Effect. Each of the TRW Entities is duly qualified or licensed to do business under the laws of each jurisdiction in which the nature of the activities conducted by it makes such qualification necessary, except where the failure to be so qualified or licensed, individually or in the aggregate, has not resulted, and is not reasonably likely to result, in a Material Adverse Effect.

                Section 4.2 Power and Authority. TRW has all requisite corporate or other organizational power and authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and the Ancillary Agreements to which it is a party. Each of the TRW Selling Shareholders and Asset Selling Subsidiaries has all requisite corporate or other organizational power and, as of the Closing, will have the corporate or other organizational authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by this Agreement and the Ancillary Agreements to which it is a party.

                Section 4.3 Authorization. The execution and delivery by TRW of, the performance by TRW of its obligations under, and the consummation by TRW of the transactions contemplated by, this Agreement have been, and the other Ancillary Agreements, as of the Closing, will be, duly authorized by all requisite organizational action of TRW. The execution and delivery by each of the Asset Selling Subsidiaries and the TRW Selling Shareholders of, the performance by each of the Asset Selling Subsidiaries and the TRW Selling Shareholders of its obligations under, and the consummation by each of the Asset Selling Subsidiaries and the TRW Selling Shareholders of the transactions contemplated by, the Ancillary Agreements, as of the Closing, will be duly authorized by all requisite organizational action of each such Asset Selling Subsidiary and TRW Selling Shareholder.

                Section 4.4 Binding Effect. This Agreement has been duly executed and delivered by TRW and is, and each Ancillary Agreement will be duly executed and delivered by each TRW Entity which is a party thereto and when executed and delivered by all parties thereto will be, the valid and binding obligation of the TRW Entities which are a party hereto or thereto, enforceable against the TRW Entities which are a party hereto or thereto in accordance with their terms, assuming due authorization, executions and delivery by Buyer (and as applicable, Buyer's Affiliates).

                Section 4.5 Interest in Subsidiaries and Affiliates.

                (a) Section 4.5 of the TRW Disclosure Letter sets forth the name and jurisdiction of organization or incorporation, the authorized capital stock, partnership capital or equivalent, the number and type of its issued and outstanding shares of capital stock, partnership interest or similar ownership interests and the current ownership of such shares, partnership interests or similar ownership interests of each Aerospace Subsidiary and their Subsidiaries and each Aerospace Affiliate and their Subsidiaries.

                (b) All of the shares of capital stock of, or other equity interest in, the Aerospace Subsidiaries and the Aerospace Affiliates owned by TRW Selling Shareholders, (i) are owned by one or more TRW Selling Shareholders, free and clear of all Liens, and (ii) have been duly authorized, validly issued and are fully paid and nonassessable.

                (c) There are no outstanding options, warrants, convertible securities or other rights, agreements, arrangements or commitments relating to the capital stock of, or other equity interest in, any Aerospace Subsidiary or in any Aerospace Affiliate, obligating any TRW Selling Shareholder, Aerospace Subsidiary or Aerospace Affiliate, at any time or upon the occurrence of certain events, to offer, issue, sell, transfer, vote or otherwise dispose of or sell any shares of capital stock of, or other equity interest in, any Aerospace Subsidiary or Aerospace Affiliate.

                Section 4.6 No Defaults; Consents. (a) Neither the execution and delivery of this Agreement or any Ancillary Agreement by the TRW Entities, nor the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements will violate, breach, contravene, conflict with, result in the termination or acceleration of, entitle any party to payment under, entitle any party to exercise any right of first refusal, first offer, preemptive right or other option right under, or otherwise constitute or give rise to a Default under, as applicable, (i) any provision of the articles of incorporation, the by-laws or similar organizational documents of any of the TRW Entities, (ii) any Contract or other instrument or obligation to which any of the TRW Entities is a party or by which any of the Assets or Subsidiary interests are bound, or (iii) any writ, injunction, decree, statute, rule or regulation applicable to any TRW Selling Shareholder, any Asset Selling Subsidiary or the Assets or the Subsidiary interests; except, in the case of the foregoing clauses (ii) and
(iii), for such violations, breaches, conflicts, terminations, accelerations, entitlements or Defaults which, individually or in the aggregate, have not resulted in, or which would not reasonably be likely to result in, a Material Adverse Effect.

                (b) No filing with or notice to, and no permit, authorization, registration, consent or approval of, any Governmental Entity is required on the part of any TRW Entity for the execution, delivery and performance by TRW of this Agreement or the consummation by any TRW Entity of the transactions contemplated hereby, except (i) the filing of a notification and report form under the HSR Act and the termination or expiration of any waiting period under the HSR Act, (ii) the filings, consents, approvals or clearances required under any foreign antitrust or investment laws (including without limitation under Council Regulation No. 4064/89 of the European Community, as amended (the "EU Merger Regulation")), (iii) the filings, consents, approvals or clearances required by the department of defense or department of aviation of any jurisdiction, including, without limitation, the United States Department of Defense, the Ministry of Defense of the United Kingdom and the Federal Aviation Agency, or (iv) where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have, individually or in the aggregate, and would not reasonably be likely to have, a Material Adverse Effect.

                Section 4.7 Financial Statements.

                (a) Section 4.7(a) of the TRW Disclosure Letter contains the Supplemental Accounting Principles and the following financial statements relating to the Business: the balance sheet of the Business as of March 29, 2002 and May 31, 2002 and the related Statement of Operations for the respective three-month period and five-month period then ended (collectively the "2002 Financial Statements").

                (b) The 2002 Financial Statements have been prepared in accordance with the books of account and other financial records of the TRW Entities, the Standard Practice Instructions as applied by the Business, Local Standard Practice Instructions in use by the Business and with the Supplemental Accounting Principles, in use by the Business, as of the dates and for the periods set forth. The 2002 Financial Statements present fairly, in all material respects, in accordance with GAAP consistently applied, the consolidated financial condition and results of operations of the Business as of March 31, 2002 and May 31, 2002 and for the respective three-month period and five-month period then ended, subject to normal year-end adjustments, except that they exclude all applicable footnote disclosure as required by GAAP and except as set forth in Section 4.7(b) of the TRW Disclosure Letter.

                (c) Section 4.7(c) of the TRW Disclosure Letter contains the following financial statements relating to the Business: the balance sheets of the Business as of December 31, 2000 and December 31, 2001, and the related statements of operations for the annual periods ended on such dates, respectively (collectively, the "Historical Financial Statements"). The Historical Financial Statements have been prepared in accordance with the books of account and other financial records of the TRW Entities, the Standard Practice Instructions as applied by the Business and Local Standard Practice Instructions in use by the Business, as of the dates and for the periods therein set forth. The Historical Financial Statements present fairly, in all material respects, in accordance with GAAP consistently applied, the consolidated financial condition and results of operations of the Business as of December 31, 2000 and December 31, 2001 and for the respective twelve-month periods then ended, except that they exclude all applicable footnote disclosure as required by GAAP and except as set forth in Section 4.7(c) of the TRW Disclosure Letter.

                Section 4.8 No Undisclosed Liabilities. The TRW Participants have no liabilities (whether absolute, accrued, contingent or otherwise) that are required by GAAP (as consistently applied by the Business in accordance with the Standard Practice Instructions or the Business' Local Standard Practice Instructions, which are in accordance with GAAP) to be reflected on the consolidated financial statements of the Business or reflected in the footnotes thereto, except (a) liabilities disclosed and reserved against in the May 31, 2002 Balance Sheet, (b) items disclosed in Section 4.8 of the TRW Disclosure Letter, (c) liabilities incurred in the ordinary course of business consistent with past practice since May 31, 2002 and (d) liabilities that, individually or in the aggregate, have not resulted in, or which would not be reasonably likely to result in, a Material Adverse Effect.

                Section 4.9 Absence of Certain Changes. Since May 31, 2002, the TRW Entities have conducted the Business in the ordinary course of business consistent with past practice and have not experienced any development or change which, individually or in the aggregate, has resulted in or which would be reasonably likely to result in a Material Adverse Effect. From May 31, 2002 until the date of this Agreement, none of the TRW Entities has undertaken any actions that are material in the aggregate to the Business and that would be prohibited under Section 6.1(a) if undertaken after the date hereof.

                Section 4.10 Litigation. Except as set forth in the litigation schedule included in Section 4.10 of the TRW Disclosure Letter, as of the date of litigation schedule there is no claim, demand, action, suit, in law or in equity, or proceeding or audit outside the ordinary course of business or, to the knowledge of TRW, investigation (collectively "Actions") before or involving any Governmental Entity or private arbitration tribunal pending or, to the knowledge of TRW, threatened, against any TRW Entity in respect of the Assets or the Business which, individually or in the aggregate, has resulted in, or which, if determined adversely to TRW, would be reasonably likely to result in a Material Adverse Effect. There are no judgments, decrees, orders, agreements or litigation or other adversary proceeding settlements specifically against or binding upon any of the TRW Participants or the Business, or which prohibit or restrict the Business as currently conducted, or to the knowledge of TRW, any such actions threatened against any of the TRW Participants except as set forth in Section 4.10 of the TRW Disclosure Letter or that, individually or in the aggregate, have not resulted in, and would, if determined adversely to TRW, not reasonably be likely to result in, a Material Adverse Effect.

                Section 4.11 Compliance with Applicable Law.

                (a) Each TRW Entity holds all Permits necessary for each of them to own, lease or operate its properties and assets and for the lawful conduct of their respective businesses (with respect to the Business), except where the failure to hold such Permits would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect. No material Permit is or will be materially impaired by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                (b) Each TRW Entity is in compliance with the terms of its respective Permits (with respect to the Business), except where noncompliance with the terms of such Permits would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect.

                (c) Each TRW Entity has complied and is in compliance, in all material respects, with all material laws, rules and regulations, ordinances, judgments, decrees, orders, writs, and injunctions of all Governmental Entities applicable to the Business except as disclosed in Section
4.11 of the TRW Disclosure Letter, and no written notice has been received by a TRW Entity (with respect to the Business) alleging any material violation of any of the foregoing.

                Section 4.12 Taxes.

                (a) All material Tax Returns required to be filed with respect to each of the Asset Selling Subsidiaries and their Subsidiaries (including the consolidated federal income Tax Return of TRW and any state, local or foreign Tax Return that includes any of the Aerospace Subsidiaries on a consolidated, combined or unitary basis) have been timely filed, and all such Tax Returns are true, correct and complete in all material respects; all Taxes shown as due on such Tax Returns as filed have been paid; there are no material Tax liens (other than Permitted Liens) on the Acquired Assets of the Business; and TRW and each other entity transferring a United States real property interest (within the meaning of Section 897(c)(1) of the Code) hereunder is not a foreign person within the meaning of Section 1445(f)(3) of the Code.

                (b) Each of the TRW-controlled Aerospace Affiliates and their respective Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, former employee, independent contractor, creditor, stockholder, or other third party.

                (c) No position has been asserted or adjustment proposed in writing by any Tax Authority, and there are no pending or, to the knowledge of TRW, threatened actions or proceedings for the assessment or collection of Taxes against the TRW-controlled Aerospace Affiliates or any of their Subsidiaries, which, if asserted by such Tax Authority in a Tax period ending after the date of this Agreement, has resulted or would reasonably be likely to result in a Material Adverse Effect. No issues have been raised in any examination by any Taxing Authority with respect to any of the Acquired Assets, the TRW-controlled Aerospace Affiliates or their respective Subsidiaries which, by application of similar principles, reasonably could be expected to result in a proposed deficiency or increase in Tax for any other period not so examined. Section 4.12(c) of the TRW Disclosure Letter lists all state, local, and foreign income Tax Returns filed with respect to any of the TRW-controlled Aerospace Affiliates and their respective Subsidiaries for taxable periods ended on or after December 31, 1999, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. TRW delivered or made available to Buyer correct and complete copies all Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the TRW-controlled Aerospace Affiliates and their respective Subsidiaries since December 31, 1999.

                (d) None of the TRW-controlled Aerospace Affiliates and their respective Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                (e) To the knowledge of TRW no liability is outstanding or has been asserted against any of the Aerospace Affiliates or their Subsidiaries, with respect to material Taxes of any other Person pursuant to any Tax allocation or sharing agreement with any such Person, or any agreement to indemnify any such Person with respect to Taxes.

                (f) Each of the TRW-controlled Aerospace Affiliates and their respective Subsidiaries qualifies and has since the date of its formation qualified to be treated as a corporation for federal income tax purposes and none of the TRW-controlled Aerospace Affiliates and their respective Subsidiaries nor, to the knowledge of TRW, any of the shareholders thereof has taken a position inconsistent with such treatment with regard to any Tax.

                Section 4.13 Employee Benefit Plans.

                (a) Section 4.13 of the TRW Disclosure Letter contains a true and complete list of each Assumed Plan and of each material Plan. For all purposes herein, "Plan" shall mean each material "welfare" plan, fund or program (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); each material "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); and each other material employee benefit plan, including, but not limited to, any bonus, retention, incentive, deferred compensation, vacation, stock purchase, stock option, severance, change of control or fringe benefit plan, agreement, program or written policy, in each case, that is sponsored, maintained or contributed to or required to be contributed to by TRW or any ERISA Affiliate thereof (in any event, including the Aerospace Subsidiaries and the Aerospace Affiliates and their respective Subsidiaries) or to which TRW or any ERISA Affiliate thereof is party, for the benefit of any employee or former employee of the Business (the "Plans"). Each Plan that is (i) sponsored and maintained solely by any Aerospace Subsidiary or any Aerospace Affiliate or any of their respective Subsidiaries and (ii) expressly assumed by Buyer pursuant to Section 6.8 and identified as such on Section 4.13 of the TRW Disclosure Letter shall be referred to herein as an "Assumed Plan." For purposes of this Agreement, (x) "Business Plan" means each Assumed Plan and each Plan with respect to which Buyer receives assets pursuant to Section 6.8 and (y) "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 4.14(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

                (b) With respect to each Plan that is a Multiemployer Plan (as defined in Section 4.13(i)), the representations in Sections 4.13(b) through
(g) and (k) through (m) shall not be applicable.

                (c) With respect to each Business Plan, TRW has heretofore delivered or made available to Buyer true and complete copies of each of the following documents: (i) a copy of the Plan (or to the extent no such copy exists, an accurate written description thereof), and any amendments, trusts, and insurance contracts with respect thereto; (ii) a copy of the most recent summary plan description and summary of material modifications required under ERISA with respect thereto; (iii) with respect to each Business Plan that is a pension plan within the meaning of Section 3(1) of ERISA (a "Pension Plan"), a copy of each trust or other funding arrangement; (iv) the most recent determination letter (or analogous approval in a jurisdiction other than the United States) most recently issued by the U.S. Internal Revenue Service ("IRS") (or other relevant national or provincial tax authority); (v) the most recently prepared actuarial report and financial statement and (vi) the two most recent Annual Reports (Form 5500 Series). Except as specifically provided in the foregoing documents delivered or made available to Buyer, there are no amendments to any Business Plan that has been adopted or approved, nor has any party undertaken to make any such amendments or to adopt or approve any new Business Plan. With respect to each material Plan (other than a Business Plan), TRW has heretofore delivered or made available to Buyer true and complete copies of each of the following documents: (i) a copy of the Plan (or to the extent no such copy exists, an accurate written description thereof) and (ii) a copy of the most recent summary plan description and summary of material modifications under ERISA with respect thereto, to the extent these documents exist for such plans.

                (d) With respect to each Plan that is subject to United States law, each such Plan that is a Pension Plan is now and always has been operated in accordance with its terms and the requirements of all applicable laws, regulations and rules promulgated thereunder, including, without limitation, ERISA and the Code, except to the extent such noncompliance would not reasonably be expected to result in a Material Adverse Effect. There are no material pending or, to the knowledge of TRW, threatened claims (other than claims for benefits in the ordinary course) or lawsuits with respect to the Affected Employees which have been asserted or instituted, and, to the knowledge of TRW, no set of circumstances exists which may reasonably give rise to a claim or lawsuit, against the Assumed Plans, any fiduciaries thereof with respect to their duties to the Assumed Plans or the assets of any of the trusts under any of the Assumed Plans which could reasonably be expected to result in any material liability of Buyer, the Aerospace Subsidiaries or the Aerospace Affiliates or any of their respective subsidiaries to the Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor, any Multiemployer Plan, any Plan, any participant in a Plan, or any other party.

                (e) Each Business Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has timely received a favorable determination letter from the IRS that has not been revoked to the effect that such Business Plan and the related trust is so qualified, and no fact or event has occurred since the date of such determination letter or letters from the IRS to adversely affect the qualified status of any such Business Plan or the exempt status of any such trust. No trust funding any Business Plan is intended to meet the requirements of Code Section 501(c)(9).

                (f) With respect to each Business Plan that is subject to United States law, no liability under Title IV or Section 302 of ERISA has been incurred by TRW, the Aerospace Affiliates or the Aerospace Affiliates or any of their respective ERISA Affiliates that has not been satisfied in full, and to the knowledge of TRW, no condition exists that presents a material risk to Buyer of incurring any such liability, other than liability for premiums due the Pension Benefit Guaranty Corporation (which premiums have been fully paid when due). Without limiting the generality of the foregoing, with respect to each Business Plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code: (i) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived; (ii) as of January 1, 2002, the fair market value of the assets of such Business Plan held with respect to the Affected Employees equals or exceeds the projected benefit obligation ("PBO") determined in accordance with Statement of Financial Accounting No. 87 ("FAS") of the accrued obligations of such Business Plan (whether or not vested); (iii) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, and the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements will not result in the occurrence of any such reportable event; (iv) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is expected to be incurred by the Aerospace Subsidiaries or the Aerospace Affiliates or any of their respective Subsidiaries or ERISA Affiliates; (v) the PBGC has not instituted proceedings to terminate any such Business Plan and to the knowledge of TRW, no condition exists that presents a risk that such proceedings will be instituted or which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Business Plan; and (vi) there is not now, nor to the knowledge of TRW, do any circumstances exist that could give rise to, any requirement for the posting of security with respect to any such Business Plan or the imposition of any Lien on the assets of the Business or any Aerospace Subsidiary or Aerospace Affiliate or any of their respective subsidiaries under ERISA or the Code.

                (g) With respect to each Business Plan that is subject to United States law, all pension contributions and payments required to be made with respect to any Business Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Business Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the Financial Statements. Each Assumed Plan that is an employee welfare benefit plan under Section 3(1) of ERISA either (i) is funded through an insurance company contract and is not a "welfare benefit fund" with the meaning of Section 419 of the Code or (ii) is unfunded.

                (h) Except as set forth in Section 4.13 of the TRW Disclosure Letter, no Plan provides that the consummation of the transactions contemplated by this

Agreement will, either alone or in combination with another event, (i) entitle any current or former employee or officer of the Business to any severance pay, unemployment compensation or other payment or benefit, except as expressly provided in this Agreement, or (ii) materially accelerate the time of payment or vesting of any amount or benefit, or increase the amount of compensation or benefits due any such employee or officer.

                (i) Except as set forth in Section 4.13 of the TRW Disclosure Letter: (i) no Plan is a "multiemployer plan" within the meaning of
Section 4001(a)(3) of ERISA (a "Multiemployer Plan") or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan"); (ii) none of TRW, the Aerospace Subsidiaries or the Aerospace Affiliates nor any ERISA Affiliates thereof has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan with respect to any Affected Employee; (iii) none of the Aerospace Subsidiaries or the Aerospace Affiliates nor any ERISA Affiliates has incurred or, to the knowledge of TRW, is reasonably expected to incur, any liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan (as those terms are defined in Part I of Subtitle E of Title IV of ERISA) that has not been satisfied in full; (iv) as a result of the transaction set forth in this Agreement or otherwise, to the knowledge of TRW, no such Multiemployer Plan is in reorganization, and no increased contributions may be required to avoid a reduction in benefits or an excise tax; and (v) neither TRW nor any subsidiary has failed to make any required contribution with respect to such Multiemployer Plan.

                (j) There does not now exist, nor do any circumstances exist that could reasonably be expected to result in a liability of the Aerospace Subsidiaries (other than the Asset Selling Subsidiaries) or the Aerospace Affiliates or any of their respective subsidiaries following the Closing, as a result of joint and several liability, with respect to any liabilities of an entity other than the Aerospace Subsidiaries or the Aerospace Affiliates or any of their respective Subsidiaries (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412 and 4971 of the Code, or (iv) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code. None of the Aerospace Affiliates or Aerospace Subsidiaries or any of their respective Subsidiaries, nor any fiduciary with respect to a Business Plan, has engaged in any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of the Business Plans or their related trusts, the Aerospace Affiliates (other than the Asset Selling Subsidiaries) or Aerospace Subsidiaries or any of their respective Subsidiaries or any Person that any such entity has an obligation to indemnify, to any material tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

                (k) With respect to Affected Employees and former employees of the Business, no TRW Participant has or could reasonably be expected to have any liability for life, health, medical or other welfare benefits to former employees or persons who could become former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by
Section 4980B of the Code or Part 6 of Title I of

ERISA and at no expense to the TRW Participant (each such plan, practice or arrangement, a "Retiree Plan"). With respect to Affected Employees and former employees of the Business, each Retiree Plan that is an Assumed Plan can be freely amended or terminated without the consent of participants without liability according to its terms, and no representations or communications have been made that any such Retiree Plan could or would not be so amended or terminated.

                (l) Each individual who renders services to the Aerospace Subsidiaries or the Aerospace Affiliates or any of their respective Subsidiaries who is classified as having the status of an independent contractor or other non-employee status for any purpose (including for purposes of taxation and Tax reporting and under the Plans) is properly so characterized except as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

                (m) With respect to each Business Plan that is not subject to United States law (each, a "Non-U.S. Benefit Plan"):

                        (i)     all employer and employee payments,
        contributions or accruals (including premiums) for each Non-U.S. Benefit Plan required by law or by the terms of such Non-U.S. Benefit Plan have been made when due, or, if applicable, accrued, in accordance with "FAS 87";

                        (ii) the fair market value of the assets of any funded Non-U.S. Benefit Plan that is a Pension Plan (excluding any book reserves or balance sheet accruals) equals or exceeds the benefit obligations of such Plans determined on a PBO basis;

                        (iii) each Non-U.S. Benefit Plan required to be registered has been registered (including pursuant to the UK Pension Schemes Act of 1993) and has been maintained in good standing with applicable laws and regulatory authorities (including the UK Pension Schemes Act of 1993);

                        (iv) all amounts required to be reserved under each book reserved Non-U.S. Benefit Plan have been so reserved in accordance with normal accounting practices prevailing in the country where such plan is maintained;

                        (v) if intended to qualify for special tax treatment, each Non-U.S. Benefit Plan meets all requirements for such treatment and TRW knows of no circumstances that might give reason to any applicable governmental authority to revoke such treatment;

                        (vi) Section 4.13(l) of the TRW Disclosure Letter lists each Non-U.S. Benefit Plan that is a defined benefit pension plan; and

                        (vii) No power has been exercised to provide additional benefits in respect of any UK Affected Employee or to admit a UK

        Affected Employee on special terms and no proposal or announcement has been made to any UK Affected Employee about the introduction, continuance, increase or improvement of any pension, lump sum, death, ill-health, disability or accident benefit.

                (n) There are no actions, proceedings or claims (other than routine claims for benefits) outstanding, pending or threatened by the UK Affected Employees or any of them in respect of the TRW UK pension scheme relating to any act, event, omission or other matter arising out of or in connection with the TRW UK pension scheme.

                (o) TRW has taken all necessary action with respect to trade unions, work councils and employee representatives required to be, or which would be customarily, taken prior to the date hereof in connection with the transactions contemplated by this Agreement.

                Section 4.14 Intellectual Property.

                (a) Section 4.14(a) of the TRW Disclosure Letter sets forth a true and complete list of all material (i) Patents, (ii) Trademarks, (iii) Copyright, (iv) Domain Names and (v) Software (but excluding off-the-shelf Software) included in the Equity Intellectual Property and Transferred Intellectual Property. Within 30 days following the date of this Agreement,
Section 4.14(a) of the TRW Disclosure Letter will be updated to specify whether such Intellectual Property constitutes Equity Intellectual Property or Transferred Intellectual Property.

                (b) The Equity Intellectual Property and Transferred Intellectual Property includes all of the Intellectual Property used or held for use primarily in the Business by the TRW Participants. The Business Intellectual Property includes all of the Intellectual Property used in the operation of the Business immediately prior to the Closing (with the exception of Software obtained pursuant to corporate-level agreements listed in Section 4.14(b) of the TRW Disclosure Letter) and, to TRW's knowledge, no facts or circumstances exist with respect to the Business Intellectual Property that would reasonably be expected to preclude, or limit or impair in any material respect, Buyer's ability to conduct the Business as currently conducted.

                (c)     To the knowledge of TRW, other than as set forth in
Section 4.14(c) of the TRW Disclosure Letter, no TRW Participant has interfered with, infringed upon, misappropriated or violated any Intellectual Property rights of any third party. No TRW Participant has received written notice from any third party alleging any such interference, infringement, misappropriation or violation. To the knowledge of TRW, no third party has interfered with, infringed upon, misappropriated or violated any Business Intellectual Property in any material respect and TRW has no knowledge of any information, materials, facts or circumstances that would render any of the Business Intellectual Property invalid or unenforceable in any material respect.

                (d) The owned Business Intellectual Property, excluding the Licensed Trademarks and the Licensed Intellectual Property, is owned by one of the TRW Participants free and clear of any Liens other than Permitted Liens. Except as disclosed in Section 4.14(d) of the TRW Disclosure Letter, one of the TRW Participants owns all right, title and interest in and to, or has a valid and enforceable right to use, by license or other agreement, and assign, convey and otherwise transfer all of its right, title and interest in and to the Transferred Intellectual Property to Buyer except where the failure to make such transfer, individually or in the aggregate, would not reasonably be likely to result in a Material Adverse Effect.

                (e) All material application, registration, maintenance and renewal fees in connection with the registered owned Business Intellectual Property and applications therefor have been paid and all material documents and certificates in connection with such registered owned Business Intellectual Property have been filed with the relevant patent, copyright, trademark or other authority in the United States, regional or non-U.S. jurisdictions, as the case may be, for the purposes of maintaining such registered owned Business Intellectual Property except as would not reasonably be likely, individually or in the aggregate, to result in a Material Adverse Effect.

                (f) Other than as set forth in Section 4.14(f) of the TRW Disclosure Letter, no TRW Participant licenses any Business Intellectual Property to third parties, or permits third parties to use any Business Intellectual Property rights and no TRW Participant owes any material royalties or payments to any third party for using or licensing to others any Business Intellectual Property.

                (g) The TRW Participants have taken commercially reasonable steps to protect the TRW Participants' rights in confidential information and Trade Secrets of the TRW Participants or as required by any other person who has provided its confidential or proprietary information, source code or Trade Secrets to the TRW Participants, including by requesting that employees of the Business assign to a TRW Participant their Intellectual Property rights created for the Business, except where the failure to take such steps would not reasonably be likely to result in a material adverse impact or the Business.

                Section 4.15 Labor Relations; Employees. Except as set forth in the TRW Disclosure Letter, to the knowledge of TRW, none of the Affected Employees is represented by any labor organization and no union organizing activities have occurred with respect to Affected Employees within the past year. Except as set forth in the TRW Disclosure Letter, no TRW Participant is a party to or bound by any collective bargaining or similar agreement with any labor organization applicable to Affected Employees. Except as set forth in
Section 4.15 of TRW Disclosure Letter, (i) there is no labor strike, dispute, lock-out or stoppage pending or, to the knowledge of TRW, threatened, against or affecting the Business and the Business has not experienced any such strike, dispute, lock-out or stoppage within the past two years and (ii) to the knowledge of TRW, the Business has not materially breached or otherwise failed to comply with the provisions of any collective bargaining or union contract and there are no material written grievances outstanding against the Business under any such agreement or contract. With respect to the Affected Employees, the TRW Participants have in the past been and are in compliance in all material respects with applicable laws respecting employment, employment practices, employee classification, labor relations, safety and health, wages, hours and terms and conditions of employment except where failures to comply would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect. The TRW Participants have complied with their payment obligations to all Affected Employees in respect of all wages, salaries, commissions, bonuses, benefits, vacation pay and other compensation due and payable to such employees under any policy, practice, agreement, plan, program or applicable law except where failures to comply would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect.

                Section 4.16 Environmental Matters. Except as set forth in
Section 4.16 of the TRW Disclosure Letter, or except as has not, individually or in the aggregate, resulted in, or would not be reasonably likely to result in, a Material Adverse Effect:

                (a) The TRW Participants are, and within all applicable statutes of limitation have been, in compliance in all respects with all Environmental Laws applicable to the operation of the Business as currently or formerly conducted;

                (b) The TRW Participants have obtained all Environmental Permits (each of which is in full force and effect) required for the conduct and operation of the Business and are in compliance with the terms and conditions therein;

                (c) No review by, or approval of, any Governmental Entity or other Person is required under any order or agreement currently in effect in connection with the execution or delivery of this Agreement and the consummation of the transactions contemplated hereby; and

                (d) There is no Environmental Claim pending, or to the knowledge of TRW, threatened, against any TRW Participant, or against any Person (including without limitation any predecessor of any TRW Participant) whose liability any TRW Participant has or may have retained or assumed either contractually or by operation of law, in connection with, related to or arising out of the ownership or operation of the Business.

                (e) As soon as practicable following the date of this Agreement, TRW will provide Buyer with a list of any Aboveground Storage Tanks or Underground Storage Tanks that are beneath any Owned Real Property or Leased Real Property as of the date of this Agreement.

                (f) TRW has previously furnished to Buyer or its representatives the results of any ground, water or soil monitoring undertaken by the TRW Participants or undertaken by any Governmental Entity and known to TRW relating to the TRW Participants or any real property currently or previously owned or leased by the TRW Participants.

                (g) Section 4.16 of the TRW Disclosure Letter identifies all material environmental audits, assessments or occupational health studies undertaken by the TRW

Participants or its agents or undertaken by any Governmental Entity or any other Person and known to TRW, relating to the TRW Participants or any real property currently or previously owned or leased by the TRW Participants. As soon as practicable following the date of this Agreement, TRW will provide Buyer with a list of all material written communications between the TRW Participants and any Governmental Entity arising under or related to Environmental Laws.

                Section 4.17 Real Property.

                (a) Section 4.17(a) of the TRW Disclosure Letter includes a complete and correct list of each parcel of Owned Real Property.

                (b) Section 4.17(b) of the TRW Disclosure Letter includes a complete and correct list of all leases relating to the Leased Real Property. True, correct and complete copies, including all amendments thereto, of each such lease have been provided to Buyer or its representatives.

                (c) The applicable TRW Participant holds good, valid and marketable title to each parcel of Owned Real Property in fee simple absolute, free and clear of all Liens, except for Permitted Encumbrances and Permitted Liens and is in exclusive possession thereof. To the knowledge of TRW, no material expenditures are required, in TRW's reasonable discretion, to be made for the repair or maintenance of any improvements on the Owned Real Property or for the Owned Real Property to be used for its intended purpose other than routine repairs and maintenance in the ordinary course of business.

                (d) The applicable TRW Participant holds good, valid and marketable leasehold title to each parcel of Leased Real Property, free and clear of all Liens, other Permitted Liens and Permitted Encumbrances, and is in exclusive possession as lessee thereof. Each parcel of Leased Real Property is held under a valid, binding and enforceable lease, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws relating to or limiting creditors' rights generally. No TRW Participant is in material default under any material agreement relating to the Leased Real Property nor, to the knowledge of TRW, is any other party thereto in material default thereunder. There is no pending or, to the knowledge of TRW, threatened action or proceeding that could materially interfere with the use by the lessee of any such Leased Real Property. To the knowledge of TRW, no material expenditures are required, in TRW's reasonable discretion, to be made for the repair or maintenance of any improvements on the Leased Real Property which exceed those set forth in the 2002 Capital Expenditure Plan (which is set forth on Schedule 6.1(a)(xv)), or for routine repairs and maintenance in the ordinary course of business.

                (e) There are no condemnation proceedings or eminent domain proceedings of any kind pending or, to the knowledge of TRW, threatened with respect to any portion of the Real Property.

                (f) None of the improvements comprising the Real Property, or the businesses conducted by any TRW Participant thereon, is in violation of any building line or use or occupancy restriction, limitation, condition or covenant of record or any zoning or building law, code, or ordinance, public utility or other easement or other applicable law, except for violations which, individually or in the aggregate, have not resulted in, and would not reasonably be likely to result in, a Material Adverse Effect.

                Section 4.18 Material Contracts.

                (a) Section 4.18 of the TRW Disclosure Letter lists each of the following Contracts of the TRW Participants that relate primarily to the Business and exist as of the date hereof (the "Material Contracts"):

                        (i) all material distributor and sales agent agreements to which any of the TRW Entities is a party;

                        (ii) the material contracts for the top 14 vendors and top 20 customers of the Business, based on 2001 revenues of the Business;

                        (iii) all joint venture and partnership agreements and similar material contracts involving a sharing of profits or expenses (including joint research and development contracts);

                        (iv) all material employment contracts with Affected Employees whose base salary exceeds $150,000;

                        (v) all material licenses, licensing arrangements, and other Contracts providing in whole or in part for the use of, or limiting the use of, Business Intellectual Property other than Contracts entered into in the ordinary course of business which contain customary provisions entitling the other party thereto to receive a license to use Intellectual Property rights upon termination of such Contract in the event the applicable TRW Entity is in material breach thereof provided that any such Contracts have not been materially breached as of the date of this Agreement;

                        (vi) all loan agreements, indentures, letters of credit, mortgages, security agreements, pledge agreements, deeds of trust, bonds, notes, guarantees and other agreements and instruments relating to the borrowing of money or obtaining of or extension of credit pursuant to which an Aerospace Subsidiary or an Aerospace Affiliate or any Subsidiary thereof is a guarantor or obligor and in each case which will be an Assumed Liability;

                        (vii) all Contracts that contain a provision or covenant materially prohibiting, impairing, limiting or restricting, or purporting to materially prohibit, impair, limit or restrict, the ability of the TRW Participants to (i) sell or license any products or services of or to any other person in any material respect, (ii) engage in any line of business, or
        (iii) compete with or to obtain products or services from any person or limiting the ability of any person to provide products or services to the TRW Participants;

                        (viii) Contracts with any director, or officer, or stockholder or Affiliate of the TRW Participants;

                        (ix) Contracts granting any third party any rights of first refusal, rights of first offer, preemptive rights, or similar rights;

                        (x) all material Contracts between any of the Aerospace Affiliates, the Aerospace Subsidiaries or their Subsidiaries, on one hand, and TRW or any Affiliate of TRW (other than the Aerospace Affiliates and the Aerospace Subsidiaries), on the other hand;

                        (xi) all asset purchase agreements and other acquisition or divestiture agreements, including but not limited to any agreements relating to the sale, lease or disposal of any Acquired Assets or any assets of any Aerospace Subsidiary or Aerospace Affiliate or any of their Subsidiaries (other than sales of inventory in the ordinary course of business);

                        (xii) Contracts or other commitments relating to capital expenditure or expenditures in excess of $5 million in any calendar year;

                        (xiii) all Contracts relating to the lease of real property leased (whether as lessor or lessee), used or operated by the TRW Participants;

                        (xiv)   all collective bargaining agreements; and

                        (xv) all settlement contracts, consent orders and similar agreements under which the TRW Participants have ongoing obligations.

                (b) Each Material Contract is valid and binding on the TRW Participants pursuant to its terms and is in full force and effect, except as disclosed in Section 4.18 of the TRW Disclosure Letter. None of the TRW Entities, or, to the knowledge of TRW, any other party thereto, is in breach of or default under, any Material Contract and, to the knowledge of TRW, no event has occurred and no condition exists which, with the lapse of time, the giving of notice, or both, or the happening of any further event or condition, would become a default of a provision under any Material Contract, except for such breaches or defaults which have not resulted in, or would not be reasonably likely to result in, individually or in the aggregate, a Material Adverse Effect. None of the TRW Entities has released or waived any material right or benefit under any such Material Contract other than in the ordinary course of business consistent with past practices.

                Section 4.19 Title to Assets. The TRW Participants (i) own or have other legal rights to all of the Assets and (ii) have good title to the Assets owned by them free and clear of all Liens, other than Permitted Liens and Permitted Encumbrances; provided, that this representation does not concern Intellectual Property or Real Property which are the subject of the representations in Sections 4.14 and 4.17 hereof.

                Section 4.20 Affiliated Transactions. Except as described in
Section 4.20 of the TRW Disclosure Letter, and except for trade payables and receivables arising in the ordinary course of business for purchases and sales of goods or services consistent with past practice on terms no less favorable than those available from non-Affiliated parties, the Aerospace Subsidiaries, the Aerospace Affiliates or their Subsidiaries have not been a party over the past 12 months to any material transaction or agreement with TRW or any Affiliate of TRW (other than the Aerospace Subsidiaries, the Aerospace Affiliates or their respective Subsidiaries). Except as set forth in Section
4.20 of the TRW Disclosure Letter, there are no material agreements or other transactions between the TRW Participants, on the one hand, and any Affiliate of the TRW Participants, on the other hand, and no director or officer of a TRW Participant has, directly or indirectly, any material interest in any of the assets or properties of the TRW Participants. Prior to the Closing, all amounts due and owing to or from the TRW Participants by or to any of the Affiliates of the TRW Participants (excluding employee compensation and other incidents of employment) shall be paid in full.

                Section 4.21 Product Liability; Airworthiness. Except as set forth in Section 4.21 of the TRW Disclosure Letter, none of the TRW Participants has received any written notice relating to, nor does TRW have any knowledge of any facts or circumstances which are reasonably expected to give rise to, any claim involving any service provided or any product designed, manufactured, serviced, produced, modified, distributed or sold by or on behalf of the TRW Participants resulting from an alleged defect in design, manufacture, materials or workmanship, performance, or any alleged failure to warn, or from any alleged breach of implied warranties or representations, or any alleged noncompliance with any applicable laws, requirements, specifications, rules and regulations, other than notices or claims that have been settled or resolved by the TRW Participants prior to the date of this Agreement or those that would not, individually or in the aggregate, and would not reasonably be likely to have, have a Material Adverse Effect. Except as set forth in Section 4.21 of the TRW Disclosure Letter, there is no publicly and formally announced rule or regulation by any Governmental Entity that could reasonably be expected to affect the various airworthiness or repair station approvals, licenses, permits, qualifications or certifications applicable to the goods, services, assets, facilities or operations of the TRW Participants, except to the extent that such rules or regulations would not, individually or in the aggregate, have, and would not reasonably be likely to have, a Material Adverse Effect.

                Section 4.22 Insurance. Section 4.22 of the TRW Disclosure Letter lists all material insurance policies or contracts (or programs) of self-insurance owned or held by any TRW Participant on the date hereof which cover the Business or the Assets. All such insurance policies are in full force and effect, are valid and enforceable, all premiums due thereunder have been paid and cover against the risks of the nature normally insured against by entities in the same or similar lines of business in coverage amounts typically and reasonable carried by such entities. In the last two years, no TRW Participant has received notice of cancellation or termination other than in connection with normal renewals, of any such insurance policies, and no claim is pending as of the date of this Agreement under any insurance policy involving an amount in excess of $750,000.

        Section 4.23 Inappropriate Payments. None of the TRW Participants nor, to the knowledge of TRW, any of their respective officers, directors, principal stockholders, employees, agents or representatives with respect to the Business has knowingly violated any law relating to bribery, kickbacks, illegal political contributions, payments from corporate funds to governmental officials, in their individual capacities, for the purpose of affecting their action or the action of the government they represent, to obtain favorable treatment in securing business or licenses or to obtain special concessions, or illegal payments from corporate funds to obtain or retain business.

        Section 4.24 Entire Business; Sufficiency of Assets. The sale of the Assets by TRW and the Asset Selling Subsidiaries, together with the sale of the Equity Interests by TRW and the TRW Selling Shareholders, to Buyer pursuant to this Agreement will convey to Buyer the entire Business and all of the assets and properties used or held for use (whether owned, leased or held under license) primarily in connection with the operation of the Business as heretofore conducted (except for the Retained Assets) including, without limitation, all assets and properties relating to the Business reflected in the balance sheet of the Business as of December 31, 2001 and assets and properties acquired since December 31, 2001 in the conduct of the Business (except for the Retained Assets and assets and properties disposed of since such date without violation of the terms and provisions of this Agreement). Except as set forth in
Section 4.24 of the TRW Disclosure Letter and except for the Retained Assets (other than those Retained Assets described in Section 2.3(b)(vii) hereof) as of the Closing Date, the Assets will constitute all of the assets used by TRW immediately prior to the Closing to conduct the Business as heretofore conducted, other than the rights of Buyer under the Ancillary Agreements.

        Section 4.25 Brokers and Finders. Except for Goldman, Sachs & Co. and Credit Suisse First Boston Corporation, whose fees and expenses will be paid by TRW, none of the TRW Entities has employed any broker, financial advisor or finder or incurred any liability for any broker, financial advisory or finders' fees in connection with this Agreement or the transactions contemplated hereby.

        Section 4.26 No Other Representations and Warranties. No TRW Participant or any other Person makes any other express or implied representation or warranty on behalf of a TRW Participant or any of their Affiliates other than as expressly set forth in this Article.

                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer represents and warrants to TRW as follows:

        Section 5.1 Organization and Existence. Buyer and each of Buyer's Affiliates who will participate in the transactions contemplated by this Agreement is a legal entity duly established, validly existing and (where applicable) in good standing under the laws of its jurisdiction of organization or incorporation, as the case may be, and has all requisite power and authority to own, lease and operate its properties and to conduct its business as it is currently conducted, except where the failure to have such power and authority, individually or in the aggregate, has not resulted in, and is not reasonably likely to result in, a material adverse effect on Buyer's ability to consummate the transactions contemplated hereby. Buyer, and each of Buyer's Affiliates who will participate in the transactions contemplated by this Agreement, is duly qualified or licensed to do business under the laws of each jurisdiction in which the nature of the activities conducted by it makes such qualification necessary, except where the failure to be so qualified or licensed, individually or in the aggregate, has not resulted or is not reasonably likely to result, in a material adverse effect on Buyer's ability to consummate the transactions contemplated hereby.

        Section 5.2 Power and Authority. Buyer, and each of Buyer's Affiliates who will participate in the transactions contemplated by this Agreement, has all requisite corporate or other organizational power and authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and the Ancillary Agreements to which it is a party. Buyer, and each of Buyer's Affiliates who will participate in the transactions contemplated by this Agreement, has all requisite corporate or other organizational power and, as of the Closing will have the corporate or other organizational authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and the Ancillary Agreements to which it is a party.

        Section 5.3 Authorization. The execution and delivery by Buyer (and each of Buyer's Affiliates who will participate in the transactions contemplated by this Agreement) of, the performance by Buyer (and each of Buyer's Affiliates who will participate in the transactions contemplated by this Agreement) of its obligations under, and the consummation by Buyer (and each of Buyer's Affiliates who will participate in the transactions contemplated by this Agreement) of the transactions contemplated by this Agreement have been, and the other Ancillary Agreements, as of the Closing, will be, duly authorized by all requisite corporate or other organizational action of Buyer (and each of Buyer's Affiliates who will participate in the transactions contemplated by this Agreement).

        Section 5.4 Binding Effect. This Agreement has been duly executed and delivered by Buyer and is, and each Ancillary Agreement will be duly executed and delivered by Buyer (and each of Buyer's Affiliates who is a party to such Ancillary

Agreement) and when executed and delivered by all parties thereto will be, the valid and binding obligation of Buyer (and as applicable, Buyer's Affiliates), enforceable against Buyer (and as applicable, Buyer's Affiliates) in accordance with their terms, assuming due authorization, executions and delivery by the relevant TRW Entity.

        Section 5.5    No Defaults; Consents.

        (a) Neither the execution and delivery of this Agreement or any Ancillary Agreement, nor the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements, will violate, breach, contravene, conflict with, result in the termination or acceleration of, entitle any party to any payment under, entitle any party to exercise any right of first refusal, first offer, preemptive right or other option right under, or otherwise constitute or give rise to a Default under, as applicable, (i) any provision of the articles of incorporation, the by-laws or similar organizational documents of Buyer or any of Buyer's Affiliates, (ii) any Contract or other instrument or obligation to which Buyer or any of Buyer's Affiliates is a party; or (iii) any writ, injunction, decree, statute, rule or regulation applicable to Buyer or Buyer's Affiliates; except in the case of the foregoing clauses (ii) and (iii) such violations, breaches, conflicts, terminations, accelerations, entitlements, or Defaults which, individually or in the aggregate, have not resulted in, or which would not reasonably be likely to result in, a material adverse effect on Buyer's ability to consummate the transactions contemplated hereby.

        (b) No filing with or notice to, and no permit, authorization, registration, consent or approval of, any Governmental Entity is required on the part of Buyer or any of its Subsidiaries for the execution, delivery and performance by Buyer of this Agreement or the consummation by Buyer of the transactions contemplated hereby, except (i) the filing of a notification and report form under the HSR Act and the termination or expiration of any waiting period under the HSR Act, (ii) the filings, consents, approvals or clearances required under any foreign antitrust or investment laws (including without limitation under EU Merger Regulation) or (iii) where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have, individually or in the aggregate, a material adverse effect on Buyer's ability to consummate the transactions contemplate hereby.

        Section 5.6 Litigation. There are no judgments, decrees, orders, writs or injunctions, nor any actions, claims, suits or proceeding before or involving any Governmental Entity or private arbitration tribunal pending or, to the knowledge of Buyer, threatened, against Buyer or any of Buyer's Affiliates which has resulted, or which would be reasonably likely to result, in a prohibition against, or a material delay in completing, all or any part of the transactions contemplated by this Agreement.

        Section 5.7 Financing. Buyer has or will have available, at or prior to Closing, sufficient cash in immediately available funds to pay the Purchase Price and necessary to consummate the transactions contemplated hereby. Buyer has received the executed commitment letter attached to Schedule 5.7 hereof (the "Commitment Letter") with respect to the financing arrangements for the transactions contemplated hereby (the "Financing"). As of the date of this Agreement, the Commitment Letter is in full force and effect and has not been amended or rescinded. The aggregate proceeds of the Financing provided for in the Commitment Letter, together with available cash and other credit facilities available to Buyer, will be sufficient to pay the Purchase Price and satisfy the other obligations of Buyer and its Affiliates necessary to consummate the transactions contemplated hereby. As of the date hereof, Buyer believes that such Financing will be obtained.

        Section 5.8 Brokers or Finders. Except for Merrill Lynch, whose fees and expenses will be paid by Buyer, neither Buyer, nor any Affiliate thereof, has employed any broker, financial advisor or finder or incurred any liability for any broker, financial advisory or finders' fees in connection with this Agreement or the transactions contemplated hereby.

        Section 5.9   Investment Representations.

        (a) Buyer is acquiring the Equity Interests to be acquired by it hereunder for its own account, solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the federal securities laws or any applicable foreign or state securities law.

        (b) Buyer is an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended.

        (c) Buyer understands that the acquisition of the Equity Interests to be acquired by it pursuant to the terms of this Agreement involves substantial risk. Buyer and its officers have experience as an investor in securities and Equity Interests of companies such as the ones being transferred pursuant to this Agreement and acknowledges that it can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that Buyer is capable of evaluating the merits and risks of its investment in the Equity Interests to be acquired by it pursuant to the transactions contemplated hereby.

        (d) Buyer understands that the Equity Interests to be acquired by it hereunder have not been registered under the Securities Act on the basis that the sale provided for in this Agreement is exempt from the registration provisions thereof. Buyer acknowledges that such securities may not be transferred or sold except pursuant to the registration and other provisions of applicable securities laws or pursuant to an applicable exemption therefrom.

        (e) Buyer acknowledges that the offer and sale of the Equity Interests to be acquired by it in the transactions contemplated hereby has not been accomplished by the publication of any advertisement.

        Section 5.10 No Other Representations and Warranties. Except for the representations and warranties contained in this Article V, neither Buyer nor any other Person makes any other express or implied representation or warranty on behalf of Buyer or any of its Affiliates.

        Section 5.11 Certain Transactions. There are no existing agreements or arrangements pursuant to which Buyer will divest or otherwise dispose of the assets of or equity in, or by any other manner, the Business, except as set forth in Sections 6.3 and 6.4.

                                   ARTICLE VI

                                    COVENANTS

        Section 6.1   Conduct of the Business.

        (a) During the period from the date hereof until the Closing, except as otherwise provided for in this Agreement or any Ancillary Agreement or with the prior written consent of Buyer (which consent shall not be unreasonably withheld or delayed), TRW shall, and shall cause each of the other TRW Participants (other than the Spanish Affiliate), and will use its reasonable best efforts to cause the Spanish Affiliate (including by not providing consent to an action that would otherwise be prohibited by this Section 6.1) to, (1) operate the Business in the ordinary course consistent with past practice; (2) maintain the existing assets of the Business in the ordinary course consistent with past practice and (3) use reasonable best efforts, generally consistent with existing practices, to keep available the services of employees and preserve relationships with all key customers, suppliers, licensors, licensees, distributors, creditors and other Persons having business dealings with the Business in order to preserve, in all material respects, the goodwill and ongoing operations of the Business at the Closing. Except (a) for actions necessary to effectuate the Preliminary Transfers, (b) for actions permitted pursuant to the first sentence of this Section 6.1(a), and (c) as set forth in
Schedule 6.1(a) hereof, TRW shall not, and shall cause the other TRW Participants (other than the Spanish Affiliate, for which TRW shall use its reasonable best efforts to cause the Spanish Affiliate) not to (in each case only with respect to the Business):

                (i) enter into any sale commitment in excess of $10 million or purchase commitment in excess of $5 million;

                (ii) other than in the ordinary course of business consistent with past practice, sell, transfer, lease, sublease, license or otherwise dispose of any real property, real property interest, personal property (tangible or intangible) or any other material asset that would otherwise be an Acquired Asset or any asset of any Aerospace Subsidiary (or Subsidiary thereof) or any Aerospace Affiliate (or Subsidiary thereof);

                (iii) enter into any lease of real property or any renewals thereof involving a term of one (1) year or more;

                (iv) enter into any lease of personal property or any renewals thereof involving a term of one (1) year or more, other than in the ordinary course of business, consistent with past practice;

                (v) other than in the ordinary course of business consistent with past practice, enter into any transaction, contract or commitment or otherwise incur any obligation or liability that would constitute an Assumed Liability;

                (vi) abandon, sell, license, assign, or grant any security interest in or to any material item of the Business Intellectual Property other than in the ordinary course of business;

                (vii) fail to perform or cause to be performed all applicable material filings, recordings and other acts, and pay or cause to be paid all required fees and taxes, to maintain and protect its interest, in each and every material item of the Business Intellectual Property, except where it has been determined by a TRW Entity in the ordinary course of business, not to maintain or protect such interests;

                (viii) (A) grant any increase in compensation or benefits or make any bonus payments to any of its directors, officers, employees or consultants except in the ordinary course of business consistent with past practice, (B) adopt or amend (or otherwise increase or accelerate the vesting of benefits or severance with respect to or make any payment not otherwise due to) any employee benefit plan, agreement or arrangement with or for the benefit of any of its directors, officers, employees or consultants that Buyer could assume or employ as of the Closing Date pursuant to this Agreement, or (C) take any action that could give rise to severance benefits payable to any employee as a result of consummation of any of the transactions contemplated by this Agreement except in each case (x) as required by contractual commitments existing on the date hereof and(y) as required by applicable law;

                (ix) except in the ordinary course of business, permit or allow any Acquired Asset or any asset of any Aerospace Subsidiary (or Subsidiary thereof) or any Aerospace Affiliate (or Subsidiary thereof) to be subjected to any Lien, other than Permitted Liens, Permitted Encumbrances and material Liens that will be released at or prior to the Closing;

                (x) make any material change in any method of accounting or accounting practice or policy used by the TRW Entities, other than such changes required by GAAP or applicable law;

                (xi) except in the ordinary course of business consistent with past practice, enter into, modify, extend or terminate any Material Contract or enter into a Contract that would be a Material Contract if in existence on the date hereof; provided that in no event shall any TRW Participant or any Affiliate thereof enter into any new hedging Contract (other than a replacement of any existing hedging Contract, on the same economic terms and conditions, that is entered into in connection with transferring the hedging Contracts that primarily relate to the Business to Buyer);

                (xii) settle any suit, claim, action or proceeding, whether pending on the date hereof or hereafter made or brought if such settlement contains injunctive, equitable or other provisions that affect the ongoing operation of the Business;

                (xiii) with respect to any Aerospace Subsidiary (or Subsidiary thereof) or any Aerospace Affiliate (or Subsidiary thereof), (A) redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants or conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; (B) effect any reorganization or recapitalization; (C) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock; or (D) issue, deliver, or sell, or authorize or propose the issuance, delivery or sale (including the grant of any encumbrance) of, any shares of any class of its capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, any notes, bonds or other securities or any rights, warrants or options to acquire same or any other interest;

                (xiv) merge with, enter into a consolidation with or acquire an interest of 5% or more in any Person or acquire substantially all of the assets or business of any Person;

                (xv) make any capital expenditure or commitment for any capital expenditure in excess of $1 million individually; provided, however, that the Business can make any capital expenditures or commitments that are reflected in its 2002 Capital Expenditure Plan, a true, accurate and complete copy of which is set forth on Schedule 6.1(a)(xv);

                (xvi) permit any Aerospace Subsidiary or Aerospace Affiliate, or any of their respective Subsidiaries to incur or guarantee additional indebtedness for borrowed money individually in excess of $1 million individually; provided that this restriction shall not apply to the Spanish Affiliate to the extent that the Spanish Affiliate may incur or guarantee such additional indebtedness without the consent of TRW;

                (xvii) except as otherwise explicitly permitted by this Agreement or required by applicable law, amend or restate the certificate of incorporation or by-laws (or other organizational documents) of any

        Aerospace Subsidiary or Aerospace Affiliate, or any of their respective Subsidiaries; provided that this restriction shall not apply to the Spanish Affiliate to the extent that the Spanish Affiliate may amend or restate such organizational documents without the consent of TRW;

                (xviii) take or agree or commit to take any action that would make any representation or warranty of TRW under this Agreement inaccurate in any material respect, at, or as of any time prior to, the Closing Date or that would, or would be reasonably likely to, result in any of the conditions set forth in Article VII not being satisfied on the Closing Date (provided, however that a breach of this covenant shall only be considered a breach of representation and warranty for purposes of Article IX); and

                (xix)   agree, commit or resolve to do any of the foregoing.

Notwithstanding the foregoing, during the thirty (30) Business Days immediately preceding the anticipated Closing Date, TRW shall, and shall cause all TRW Participants to, settle intercompany accounts payable and accounts receivable and arrange for the termination of other matters as contemplated by this Agreement, including Sections 2.3 and 2.4 hereof. TRW shall determine the method by which such intercompany accounts are eliminated including, but not limited to, by means of setoff, settlement or capital contribution. TRW shall terminate the involvement of the Business in TRW's accounts receivable securitization program, terminate the related security interests, and have the previously transferred receivables transferred back to the Business prior to the Closing.

        (b) Promptly following the date hereof, Buyer shall appoint a representative who shall have authority to respond to any request for consent to a TRW Participant taking an action that would otherwise be prohibited by Section 6.1(a) hereof. Promptly following the appointment of such representative, Buyer shall provide TRW with the name and contact information for such representative.

        Section 6.2   Access to Information.

        (a) TRW shall permit, and shall cause the other TRW Participants to permit, to the extent permitted by law, Buyer and any of its agents, representatives, advisors and consultants to have reasonable access to the premises taking into account, among other things, the level of disruption to the operations at any facility, the number of employees at such facility and the size of such facility, and reasonable access to the non-privileged books and records of the TRW Participants related to the Business (including records and files relating to Taxes), and to the officers and employees of the TRW Entities with knowledge of the whereabouts and/or contents of such books and records; provided, such access does not interfere with the conduct of, or otherwise disrupt, the Business or the other businesses of TRW and is consistent with applicable laws and regulations (including, without limitation, industrial security and export control laws and regulations); provided, further, that any such access shall occur after reasonable notice and during normal business hours. In an effort to prevent any interference or disruption caused by such access, TRW may, at its sole discretion, reasonably limit the number of individuals and the number of visits to its facilities. Buyer shall coordinate all such access with a TRW employee who will be identified to Buyer promptly after the execution of this Agreement, and shall not directly or indirectly contact any other employee of TRW or of the Business without the prior approval of the designated employee.

        (b) Any information regarding the Business or Assets heretofore or hereafter obtained from TRW or its Subsidiaries or Affiliates by Buyer or their representatives shall be subject to the terms of the Confidentiality Agreement, and such information shall be held in confidence by Buyer and its representatives in accordance with the terms of the Confidentiality Agreement.

        (c) If requested by Buyer, TRW shall allow Ernst & Young LLP personnel who are familiar with the Business, on behalf of Buyer, to conduct as promptly as practicable following the Closing Date an audit of the financial statements of the Business as of, and for the twelve months ended, December 31, 2000 and December 31, 2001, and shall cooperate with the conduct of such audit. The cost of such audit shall be borne by Buyer.

        Section 6.3   Reasonable Best Efforts.

        (a) Upon the terms and subject to the conditions of this Agreement and the Ancillary Agreements, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements as promptly as practicable including, without limitation, (i) subject to Section 6.4, the preparation and filing of all forms, registrations and notices required to be filed to consummate the transactions contemplated by this Agreement and the Ancillary Agreements and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any third party or Governmental Entity and (ii) using their reasonable best efforts to cause the satisfaction of all conditions to Closing. Subject to Section 6.4, each party shall promptly consult with the other with respect to, provide any necessary information with respect to, and provide copies of all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby. Subject to Section 6.4, TRW and Buyer shall, and shall cause their respective Affiliates to, with respect to a threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of any party to this Agreement or an Ancillary Agreement to consummate the transactions contemplated hereby or thereby, use their respective reasonable best efforts to prevent the entry, enactment or promulgation thereof, as the case may be (including by pursuing any available appeal process).

        (b) Subject to Section 6.4, each party hereto shall promptly inform the other of any communication from any Governmental Entity regarding any of the transactions contemplated by this Agreement and the Ancillary Agreements. Subject to

Section 6.4, if any party or Affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to the transactions contemplated by this Agreement, then such party will use its reasonable best efforts to make, or cause to be made, as soon as practicable and after consultation with the other party, an appropriate response in compliance with such request.

        (c) Neither this Section 6.3 nor Section 6.4 shall be deemed to require any party hereto to sell or otherwise dispose, hold separate, agree to sell or otherwise dispose of any assets or facilities, or to take any other actions affecting, or accept any limitations on, its ability, the ability of its Affiliates or the ability of the Business, to own their respective assets or conduct their respective businesses substantially as currently conducted or proposed to be conducted, which, if such actions or limitations were with respect to a comparable amount of assets, businesses or product lines of the Business would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Business. Any action or limitation contemplated by this Section 6.3 or by Section 6.4 affecting the ability of TRW, Buyer or their Affiliates, to own their respective assets or conduct their respective businesses substantially as currently conducted or proposed to be conducted shall not be required to be effective prior to the Closing.

        Section 6.4   Consents and Approvals.

        (a)   Without limiting the generality of the undertakings pursuant to
Section 6.3 and subsections (b) and (c) of this Section 6.4 and upon the terms and subject to the conditions herein provided, each of TRW and Buyer shall use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary under applicable antitrust laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the transactions contemplated hereby by any Governmental Entities with regulatory jurisdiction over enforcement of any applicable antitrust laws ("Governmental Antitrust Entity") (which actions shall include, without limitation, furnishing all information required by applicable law in connection with approvals of or filings with any Governmental Antitrust Entity), including filing, or causing to be filed, as promptly as practicable, any required notification and report forms (x) under the HSR Act with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice or (y) under other applicable non-U.S. laws with the applicable non-U.S. Governmental Antitrust Entities including without limitation filings required pursuant to the EU Merger Regulation, (ii) to obtain any consent, authorization, order or approval of, or any exemption by, any Governmental Antitrust Entity required to be obtained or made by TRW and Buyer, or any of their Subsidiaries or Affiliates in connection with the transaction contemplated by this Agreement or the taking of any action contemplated by this Agreement, and (iii) to take any action reasonably necessary to defend vigorously, lift, mitigate or, rescind the effect of any litigation or administrative proceeding involving any Governmental Antitrust Entity adversely affecting the transaction contemplated by this Agreement or this Agreement, including promptly appealing any adverse court or administrative decision. Without limitation of the foregoing, TRW, Buyer and their respective Affiliates shall not extend any waiting period under the HSR Act, the EU Merger Regulation or any other foreign antitrust merger control laws or enter into any agreement with the FTC or the Antitrust Division not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other parties hereto.

        (b)   Without limiting the generality of the undertakings pursuant to
Section 6.3 and subsections (a) and (c) of this Section 6.4 and subject to appropriate confidentiality protections, TRW and Buyer shall each furnish to the other such necessary information and reasonable assistance as the other party may request in connection with the foregoing and, shall each provide counsel for the other party with copies of all filings made by such party, and all correspondence between such party (and its advisors) with any Governmental Antitrust Entity and any other information supplied by such party and such party's Affiliates to a Governmental Antitrust Entity in connection with this Agreement and the transactions contemplated hereby, provided, however, that materials may be redacted (i) to remove references concerning the valuation of the Business and (ii) as necessary to comply with contractual arrangements. Each party shall, subject to applicable law permit counsel for the other party to review in advance, and consider in good faith the views of the other party in connection with, any proposed written communication to any Governmental Antitrust Entity. TRW and Buyer agree not to participate, or to permit their affiliates to participate, in any substantive meeting or discussion, either in person or by telephone, with any Governmental Antitrust Entity in connection with this Agreement and the transactions contemplated hereby unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Antitrust Entity, gives the other party the opportunity to attend and participate. Upon the terms and subject to the conditions herein provided, in case at any time after the Closing Date any further action is necessary or desirable to secure the approvals from any and all Governmental Antitrust Entities necessary to carry out the purposes of this Agreement, the proper officers and/or directors of the parties shall use their best efforts to take or cause to be taken all such necessary action.

        (c) Consistent with the undertakings pursuant to Section 6.3 and subsections (a) and (b) of this Section 6.4, TRW and Buyer agree to take or cause to be taken the following actions: (i) provide as promptly as practicable information and documents requested by any Governmental Antitrust Entity necessary, proper or advisable to permit consummation of the transactions contemplated by this Agreement; (ii) without in any way limiting the provisions of (c)(i) above, use its best efforts to certify as soon as practicable their substantial compliance with any requests for additional information or documentary material that may be made under the HSR Act; and (iii) take promptly, in the event that any permanent or preliminary injunction or other order is entered or becomes reasonably foreseeable to be entered in any proceeding that would make consummation of the transactions contemplated by this Agreement and the Ancillary Agreements in accordance with the terms thereof unlawful or that would prevent or delay consummation of any such transactions, any and all steps (including the appeal thereof and the posting of a bond) necessary to vacate, modify or suspend such injunction or order so as to permit such consummation on a schedule as close as possible to that contemplated by this Agreement.


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


        Section 6.5   Further Assurances.

        (a) Subject to Section 6.5(b), on and after the Closing Date, TRW and Buyer shall cooperate and use their respective reasonable best efforts to take or cause to be taken all appropriate actions and do, or cause to be done, all things necessary or appropriate to consummate and make effective the transactions contemplated hereby, including the execution of any additional documents or instruments of any kind, the obtaining of consents which may be reasonably necessary or appropriate to carry out any of the provisions hereof and the taking of all such other actions as such party may reasonably be requested to take by the other party hereto from time to time, consistent with the terms of this Agreement and the Ancillary Agreements, in order to effectuate the provisions and purposes of this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby.

        (b) Notwithstanding subsection (a), nothing in this Agreement shall be deemed to require the conveyance, assignment or transfer of any Asset that by its terms or by operation of applicable law cannot be freely conveyed, assigned, transferred or assumed. To the extent a party hereto has been unable to obtain any governmental or any third party consents or approvals required under applicable law for the transfer of any Asset and to the extent not otherwise prohibited by the terms of any Asset, TRW and its Affiliates shall continue to be bound by the terms of such applicable Asset and Buyer shall pay, perform and discharge fully all of the obligations of TRW and its Affiliates thereunder from and after the Closing to the extent that the corresponding benefit is received. TRW shall, without consideration therefor, pay, assign and remit to Buyer promptly all monies, rights and other consideration received in respect of such performance. To the extent permitted by law, TRW and its Affiliates shall exercise or exploit their rights in respect of such Assets only as reasonably directed by Buyer and at Buyer's expense. Each party hereto shall continue to use reasonable best efforts to obtain all such unobtained consents or approvals required to be obtained by it at the earliest practicable date; provided that neither TRW, Buyer nor any of their Affiliates or Subsidiaries shall be required to pay any consideration, other than a de minimus amount, in connection with such consents or approvals. If and when any such consents or approvals shall be obtained, then TRW and its Affiliates shall promptly assign their rights and obligations thereunder to Buyer without payment of consideration and Buyer shall, without the payment of any consideration therefor, assume such rights and obligations. Each party shall execute such good and sufficient instruments as may be necessary to evidence such assignment and assumption.

        Section 6.6   Property Transfer Taxes; Other Expenses; Bulk Transfer
Laws.

        (a) The payment of fees, charges, Taxes or other payments (including, any notary and registration fees) required to be made by TRW or Buyer to any Tax Authority or other Person in connection with the transfer of the Assets, including by way of license, pursuant to the terms of the Agreement shall be treated as follows:

                (i) Buyer and TRW shall each pay or cause to be paid, and shall indemnify, defend and hold harmless the other for, one half of any and all real property, transfer, personal property, sales and use, value added, stamp taxes, documentary taxes and similar Taxes (including any Taxes imposed by way of withholding) and notary fees ("Transfer Taxes") attributable to the transactions contemplated by this Agreement; provided, however, that TRW shall pay or cause to be paid and indemnify, defend and hold harmless Buyer against any and all Restructuring Taxes and any and all UK stamp duties and stamp Taxes that relate to the transactions described in Schedule 2.1;

                (ii) TRW, on the one hand, and Buyer, on the other hand, shall each pay or cause to be paid, and shall indemnify, defend and hold harmless the other for, their own expenses in connection with the filings and other actions necessary for compliance with the HSR Act and other any regulatory filings (provided, however, that Buyer shall pay all governmental fees and charges imposed with respect to such regulatory filings);

                (iii) each of TRW and Buyer shall pay or cause to be paid, and shall indemnify and hold harmless the other party for, any such other fees, charges or the other payments for which such party is legally responsible under applicable law and which are not covered by clauses
        (i) and (ii); and

                (iv) TRW and Buyer shall cooperate and work together as the parties may mutually agree in the future to reduce or to obtain exemption where available from sales and use, value added, goods and services taxes and any other Transfer Tax. In addition, TRW and Buyer agree that the transfer of the Acquired Assets in each country constitutes the transfer of a going concern in each country for purposes of obtaining exemption as such from any sales and use, value added, goods and services taxes and other Transfer Taxes.

        (b) Each of TRW and Buyer will be responsible for the preparation and filing of any Tax Return with respect to any Transfer Taxes for which such party is legally responsible under applicable law. The non-filing party shall pay the other the amount of any Transfer Taxes shown due on any Tax Return relating to Transfer Taxes for which such party is liable under Section 6.6(a)(i) of this Agreement within three (3) Business Days of demand by the filing party.

        Section 6.7 Publicity. Except as otherwise required by law or court process or by any listing agreement with a national securities exchange or trading market, until the Closing, or the date the Agreement is terminated pursuant to Article VIII, TRW and Buyer shall not, and each of them shall cause their respective officers, directors, partners, Affiliates, representatives and agents not to, disclose or cause the disclosure of information, or issue or cause the publication of the initial press release or public



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


announcement, with respect to the transactions contemplated by this Agreement or any Ancillary Agreement, without the prior review and approval thereof by the other party hereto, such approval not to be unreasonably withheld. All subsequent press releases or public announcements by any party hereto with respect to the transactions contemplated by this Agreement or any Ancillary Agreement require consultation, to the extent practicable, with the other party hereto. Nothing in this Section 6.7 shall restrict TRW from disclosing information with respect to the transactions contemplated by this Agreement or any Ancillary Agreement to a third party who may engage in a business combination transaction resulting in the acquisition (by purchase or otherwise) of all or substantially all of the capital stock or assets of TRW; provided that such third party is subject to a customary confidentiality agreement.

        Section 6.8  Employees and Employee Benefit Plans.

        (a) General. For purposes hereof, (i) "Affected Employees" shall mean those current employees of the Business (including those employees who are on vacation, approved leave of absence, lay-off status or short-term disability and excluding those on long-term disability) as of the Closing Date; (ii) "Regulations" shall mean Section 18A of the Employment Act Cap. 91 of Singapore, the Transfer of Undertakings (Protection of Employment) Regulations 1981, as amended, or Section L122-12, paragraph 2 of the French Labor Code, as amended, or Section 613a of the Civil Code of Germany, as amended; and (iii) "Aerospace Employee" shall mean any Affected Employee employed by the Aerospace Subsidiaries or by the Aerospace Affiliates as of the Closing Date, but specifically excluding the UK-based Affected Employees ("UK Affected Employees").

        (b) Transferred Employees. The parties hereto intend that there will be a continuity of employment for all Affected Employees following the Closing Date, except for the persons identified on Schedule 6.8(b) hereof as expressly excluded and persons on extended leaves of absence as specifically referred to herein. In order to effectuate such transfer of employment as of the Closing Date, except as otherwise provided herein, Buyer shall make a general offer of employment on terms no less favorable than the employees' current conditions of employment in the aggregate, provided that, unless required by applicable law or otherwise provided for herein, Buyer shall not be obligated to continue such terms beyond the Closing Date, through a general notice of transfer (pursuant to methodologies mutually agreed upon by TRW and Buyer) to each Affected Employee who is not an Aerospace Employee or a U.K. Affected Employee, and who will not become an employee of Buyer by operation of the Regulations and who is not identified on Schedule 6.8(b) (each an "Offer Employee"). Such general offer of employment will be deemed accepted by each Offer Employee unless (A) expressly rejected by the Offer Employee prior to the Closing Date or (B) if the Offer Employee otherwise indicates by his or her actions that such offer of employment has not been accepted and Buyer notifies TRW within 30 days following the Closing Date of such non-acceptance of the offer (each Offer Employee who acts under (A) or (B), a "Non-Acceptance Offer Employee"). For purposes of this Agreement, "Transferred Employee" shall mean (i) each Offer Employee other than a Non-Acceptance Offer Employee; provided that, in the case of Offer Employees on short term disability or other approved leaves of absence, such employees must commence service with Buyer prior to the six-month anniversary of the Closing Date to become Transferred Employees; (ii) each Affected Employee whose employment transfers to Buyer pursuant to operation of Regulations and (iii) each Affected Employee who is a UK Affected Employee or an Aerospace Employee. Any Affected Employee who does not commence employment with Buyer as described above shall not be treated as a Transferred Employee. Except as otherwise provided in this
Section 6.8, all Transferred Employees will cease to accrue benefits under and participate as active participants in all Plans (that are not Assumed Plans) as of the Closing Date. The parties will cooperate to comply with legal and regulatory requirements to accomplish the employment transfers described in this
Section 6.8, including without limitation any requirements for TRW to terminate the employment of any Affected Employee and for Buyer to make a specific employment offer to such Affected Employees, and TRW will transfer (at TRW's cost and expense) any work permits or passes applicable to the Affected Employees who receive offers to become Transferred Employees. No later than 30 days after the date of this Agreement, TRW shall provide Buyer with respect to each Affected Employee (i) years of service; (ii) job title; (iii) base salary or current wages; (iv) date of hire; (v) employment status; and (vi) work location. TRW shall update the information required to be provided by the preceding sentence and shall deliver such updated information to Buyer no later than 15 days prior to the Closing Date.

        (c) Pre-Closing Welfare Benefits. Notwithstanding anything in this Agreement to the contrary, TRW and the Asset Selling Subsidiaries shall be solely responsible for (A) claims for the type of benefits described in Section 3(1) of ERISA (whether or not covered by ERISA) ("Welfare Benefits") that are incurred by or with respect to any Affected Employee (other than an Aerospace Employee) and his or her beneficiaries or dependents on or before the Closing Date and (B) claims relating to COBRA continuation coverage attributable to "qualifying events" with respect to any Affected Employee (other than an Aerospace Employee) and his or her beneficiaries and dependents that occur on or before the Closing Date. For purposes of the foregoing, a medical/dental claim shall be considered incurred when the services are rendered, the supplies are provided or medications are prescribed, and not when the condition arose; provided that claims relating to a hospital confinement that begins on or before the Closing Date but continues thereafter shall be treated as incurred on or before the Closing Date. A disability claim shall be considered incurred on or before the Closing Date if the injury or illness resulting in such disability occurs on or prior to the Closing Date.

        (d) US Transferred Employees. The provisions of this Section 6.8(d) apply only to US-based Transferred Employees ("US Transferred Employees").

              (i) Workers' Compensation. TRW will bear the entire cost and expense of all workers' compensation claims arising out of injuries identifiably sustained by US Transferred Employees on or before the Closing. Buyer will bear the entire cost and expense of all workers' compensation claims arising out of injuries identifiably sustained by US Transferred Employees after the Closing. TRW will bear the entire cost and expense of all workers' compensation claims arising out of injuries without an identifiable date of occurrence and which are alleged to have arisen either before or before and after the Closing which are filed within sixty (60) calendar days after the Closing Date. Buyer shall bear the entire cost and expense of all workers' compensation claims arising out of injuries sustained by US Transferred Employees without an identifiable date of occurrence and which are alleged to have arisen either before or before and after the Closing which are filed more than sixty (60) calendar days after the Closing Date. From and after the Closing, Buyer will use its reasonable efforts to facilitate the return to work of any Transferred Employees who were on disability leave on the Closing Date as a result of a work-related injury or illness.

                (ii) Non-Represented Employees. The following provisions of this Section 6.8(d)(ii) shall apply only to US Transferred Employees whose terms of employment are not governed by a collective bargaining agreement ("Non-Represented Employees").


                       (A) Buyer is not assuming, and will not have liability for the continuation of, or any liability for claims under, any Plan (other than the Assumed Plans and, to the extent of liabilities assumed in connection with the receipt of assets as provided in this Section 6.8, the Business Plans) applicable to Non-Represented Employees, and Buyer will not be deemed a successor employer to TRW and any Asset Selling Subsidiary with respect to any such Plan. No Plan adopted or maintained by Buyer with respect to the Non-Represented Employees will be deemed a successor plan of any plan maintained or adopted by TRW or an Asset Selling Subsidiary.

                       (B) No assets held in trust for any Plan (other than the TRW Salaried Pension Plan ) applicable to the Non-Represented Employees, specifically including but not limited to, , the Lucas Retirement Account Plan and the TRW Employee Stock Ownership and Savings Plan ("Stock Savings Plan"), will be transferred to Buyer or to any Plan adopted or maintained by Buyer.

                       (C) From the Closing Date until the first anniversary thereof, Buyer will provide all Non-Represented Employees with benefits (including, if so determined by Buyer, defined benefit pension plans and defined contribution pension plans) that are comparable in the aggregate to those maintained by TRW for the Non-Represented Employees prior to the Closing; provided, however, without limiting the generality of the foregoing, Buyer shall not be required to provide equity-based compensation or post-retirement medical, dental or other post-retirement welfare benefits to any person. Buyer will waive any




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



                pre-existing condition exclusions otherwise applicable to the Non-Represented Employees under any benefit plan of Buyer providing medical, dental and vision benefits in which such Non-Represented Employee becomes eligible to participate ("Medical Plans"), and will credit all payments made by each Non-Represented Employee against annual deductibles and out-of-pocket maximums under Medical Plans prior to the Closing Date to the annual deductibles and out-of-pocket maximums under the Buyer's Medical Plans. Buyer will give each Non-Represented Employee credit for such employee's service with TRW or any Asset Selling Subsidiary prior to the Closing Date (to the extent recognized by TRW or the Asset Selling Subsidiaries, as applicable, under their respective plans) only for purposes of any participation requirement and for vesting (but not for benefit accrual purposes, or to the extent such treatment would result in a duplication of benefits or a duplicative accrual on or after the Closing Date of benefits for the same period of service, or to the extent such service is prior to a specific date before which service would not have been credited for employees of Buyer) under any defined benefit pension plan and defined contribution savings plan of Buyer in which such Non-Represented Employee becomes eligible to participate. Except as otherwise provided herein, TRW and Buyer reserve the right to establish, eliminate or change any employee benefit plans in the future when and as they deem appropriate.

                       (D) TRW will provide Non-Represented Employees who, prior to the Closing, have met the requirements for retiree medical under TRW's retiree medical plan with benefit coverage under the TRW Retiree Select Medical Plan upon their retirement from Buyer and will provide retired employees of the Business immediately prior to the Closing with retiree medical plan benefit coverage under TRW's Retire Select Medical Plan if such employees have met the requirements for such coverage.

                (iii)  Represented Employees. The following provisions of this
        Section 6.8(d)(iii) shall apply only to Transferred Employees whose terms of employment are governed by a collective bargaining agreement listed on Schedule 6.8(d)(iii) ("Represented Employees").

                       (A) Buyer shall assume the collective bargaining agreements applicable to the Represented Employees as of the Closing and shall continue all terms and conditions of employment under such assumed collective bargaining agreements through the expiration or other termination of such agreements in conformity with labor laws and regulations of the applicable country. Buyer and TRW shall take all steps necessary under ERISA Section 4204 so that the transaction contemplated by this Agreement will not




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                constitute a partial or complete withdrawal under section 4201 of ERISA, other than the posting of any bond, escrow or other security. If Buyer withdraws in a complete or partial withdrawal with respect to the Business during the five-year period following the Closing, TRW will be secondarily liable for any withdrawal liability it would have had if it had withdrawn as of the Closing Date, to the extent Buyer fails to satisfy such liability upon Buyer's complete or partial withdrawal.

                       (B) Certain of the Aerospace Subsidiaries and Aerospace Affiliates maintain defined benefit plans (the "Hourly Defined Benefit Plans") for the benefit of their Affected Employees covered by collective bargaining agreements, all of the assets for which are held in the TRW Master Trust (the "Master Trust"). At the Closing, Buyer shall assume all of the relevant TRW Subsidiary's obligations and liabilities, and acquire all of the relevant TRW Subsidiary's right, title and interests in, to and under the Hourly Defined Benefit Plans by adopting, effective as of the Closing Date, the Hourly Defined Benefit Plans; provided that TRW will continue to be responsible for the payment of benefits from the Hourly Defined Benefit Plans until the transfer described in this Section 6.8(d)(ii)(B) is made. Participation in the Hourly Defined Benefit Plans, as adopted by Buyer, by the Transferred Employees participating thereunder shall not be deemed terminated, nor shall their employment be deemed otherwise interrupted for purposes of the Hourly Defined Benefit Plans, as adopted by Buyer, by reason of the transactions contemplated under this Agreement and notwithstanding anything in the Agreements to the contrary, the Transferred Employees shall maintain their service credit under the Hourly Defined Benefit Plan for benefit accrual purposes. Buyer shall, prior to or at the Closing, complete all actions as shall be necessary or desirable to evidence its sponsorship of the Hourly Defined Benefit Plans and the assumption of the ongoing administration and management of such Plans, including establishing or designating one or more successor trusts for the maintenance of the Hourly Defined Benefit Plans' assets. As soon as administratively possible after receipt by TRW of evidence that Buyer has taken the actions required by this Section 6.8(d)(iii)(B), TRW shall cause cash (or property in kind, if reasonably requested by Buyer and approved by TRW, which approval shall not be unreasonably withheld) equal to the fair market value, as of the date immediately preceding the date of transfer, of the assets attributable to the Hourly Defined Benefit Plans held by the TRW master trustee to be transferred to the successor trust or trusts established by Buyer.



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



                               (C) Certain of the Aerospace Subsidiaries in the United States maintain the retiree medical plans set forth on Schedule 6.8(d)(iii)(C) (the "Hourly Retiree I Medical Plans"), providing medical benefits to retirees and their eligible beneficiaries. At the Closing, Buyer shall assume all of TRW's obligations and liabilities under the Hourly Retiree Medical Plans with respect to Non-Represented Employees. TRW will provide retired employees of the Business immediately prior to the Closing with retiree medical plan benefit coverage under the Hourly Retiree Medical Plans if such former employees meet the requirements for coverage.

                               (D) Lucas Western Inc. sponsors and maintains the Lucas Western Inc. 401(k) Plan for the benefit of the Represented Employees at its Diamond Bar, California facility (the "Union 401(k) Plan"). Buyer shall assume all of Lucas Western Inc.'s obligations and liabilities, and acquire all of Lucas Western Inc.'s right, title and interest in, to and under the Union 401(k) Plan and Lucas Western Inc. shall transfer to Buyer on the Closing Date all of the assets held with respect to the Union 401(k) Plan.

                        (e)   UK Transferred Employees. The provisions of this
                Section 6.8(e) apply only to Transferred Employees employed by TRW Limited or any of its Subsidiaries ("UK Transferred Employees"). TRW and Buyer acknowledge that the transaction contemplated by this Agreement constitutes a relevant transfer under the Regulations.

                              (i) Buyer will continue, and will cause any Subsidiary of Buyer to which the contract of employment of any UK Transferred Employee is transferred by operation of the Regulations to continue all terms and conditions of employment defined in individual contracts and in collective bargaining agreements applicable to UK Transferred Employees as of the Closing through the respective expiration or other termination of such agreements to the extent required by Regulations, subject to any ability to modify such terms or conditions as set forth in the applicable contract or agreement. Schedule 6.8(e) contains each form of individual contract entered into with UK Transferred Employees and lists each collective bargaining agreement applicable to UK Affected Employees.

                              (ii) TRW shall transfer assets and liabilities from the TRW UK Pension Scheme in accordance with the terms and conditions of Schedule 6.8(e)(ii).

                             (iii) TRW will bear the entire cost and expense of all employers' liability claims arising out of injuries sustained (or to the extent sustained) by UK Transferred Employees on or before the Closing. Buyer will bear the entire cost and expense of all employers' liability


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



                        claims arising out of injuries sustained (or to the extent sustained) by UK Transferred Employees after the Closing.

                             (f) Canadian Affected Employees. The provisions of this Section 6.8(f) apply only to Canadian based Transferred Employees of TRW or any Asset Selling Subsidiary, ("Canadian Transferred Employees")

                                  (i)   As of the Closing, TRW and the
                        applicable Asset Selling Subsidiary (TRW Aeronautical Systems Canada Limited) hereby assign to Buyer and Buyer hereby assumes the employment contracts, and collective bargaining agreement of TRW, any of its Subsidiaries or the relevant Canadian Asset Selling Subsidiary with respect to Canadian Transferred Employees. TRW shall provide Buyer with each form of contract with Canadian Transferred Employees no later than thirty Business Days after the Closing and a statement of the number of employees subject to such form agreements.

                                  (ii)  Salaried Pension Plan

                                        (A)  The Buyer shall, effective as of
                                and from the Closing Date, designate a
                                registered pension plan to provide pension benefits to Canadian salaried Affected Employees from and after the Closing Date (the "Buyer's Canadian Salaried Pension Plan").

                                        (B)  Effective as of the Closing Date,
                                each Canadian salaried Affected Employee who is a member of the TRW Canada Limited Salaried Pension Plan (the "TRW Canadian Salaried Pension Plan") shall cease to actively participate in and accrue benefits under the TRW Canadian Salaried Pension Plan and shall commence participation in and accrue benefits under the Buyer's Canadian Salaried Pension Plan. The Buyer shall enroll each Canadian salaried Affected Employee in the Buyer's Canadian Salaried Pension Plan effective as at the Closing Date. The Buyer's Canadian Salaried Pension Plan shall recognize each Canadian salaried Affected Employee's period of service prior to the Closing Date (as recognized under the TRW Canadian Salaried Pension Plan) for the purposes of vesting of and eligibility for benefits under the Buyer's Canadian Salaried Pension Plan.

                                         (C)   All benefits accrued by a
                                Canadian salaried Transferred Employee under the TRW Canadian Salaried Pension Plan up to the Closing Date shall be transferred from the TRW Canadian Salaried Pension Plan to the Buyer's Canadian Salaried Pension Plan, subject to and upon the completion of, the transfer of assets from the TRW Canadian Salaried Pension Plan to the

                                Buyer's Canadian Salaried Pension Plan as contemplated by this Section 6.8(f)(ii).

                                        (D)   Upon the completion of the
                                transfer of assets from the TRW Canadian
                                Salaried Pension Plan to the Buyer's Canadian Salaried Pension Plan, the Buyer's Canadian Salaried Pension Plan shall, for each Canadian salaried Affected Employee, recognize such period of service (as recognized under the TRW Canadian Salaried Pension Plan) for all purposes relating to the determination of such Canadian salaried Affected Employee's benefits under the Buyer's Canadian Salaried Pension Plan.

                                        (E)   As soon as practicable after the
                                Closing Date, TRW shall update the pension records of each Canadian salaried Affected Employee in relation to the TRW Canadian Salaried Pension Plan up to the Closing Date, and shall provide to TRW's actuary such data, records and other information as is necessary to enable TRW's actuary to determine the amount of the Canadian Salaried Affected Employee Liabilities for the TRW Canadian Salaried Pension Plan. As soon as practicable after such information has been provided to TRW's actuary, TRW shall instruct its actuary to determine the amount of the Canadian Salaried Affected Employee Liabilities for the TRW Canadian Salaried Pension Plan. TRW shall make the details of these calculations and their results available to the Buyer and its actuary for their review and confirmation, and shall furnish to them such data and other information as may be required or requested to permit a review, recalculation and confirmation of the Canadian Salaried Affected Employee Liabilities by the Buyer and its actuary. The Buyer shall within thirty (30) days of receiving such information and data (or such later date as the parties may agree to) notify TRW as to its agreement or disagreement with TRW's calculation of the Canadian Salaried Affected Employee Liabilities. For purposes of this Section 6.8(f)(ii)(E), "Canadian Salaried Affected Employee Liabilities" means the greatest of the going concern liabilities, the solvency liabilities and the projected benefit obligation for the benefits accrued by the Canadian salaried Affected Employees under the TRW Canadian Salaried Pension Plan. For these purposes, the ongoing liabilities shall be calculated as of the Closing Date using the actuarial methods and assumptions set out in the most recent actuarial report filed with the regulators in respect of plan, the solvency liabilities shall be calculated as of the Closing using the actuarial methods and assumptions which would have as of December 31, 2001 or January 1, 2002 (whichever is plan's traditional measurement date) had an actuarial report prepared as of that date for filing with the regulators in of such plan, and projected benefit obligation shall be calculated as of



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



                                the Closing Date using the same actuarial methods and assumptions as used by TRW to calculate the projected benefit obligations as of January 1, 2002 as documented on page 5 of the Towers Report.

                                        (F)   If the Buyer and TRW cannot reach
                                agreement with respect to calculations under this Section 6.8(f)(ii), any such disputes shall be referred to and settled with final and binding effect by an independent actuary mutually agreeable to the Buyer and TRW. The costs, fees and expenses which are associated with any such appointment shall be borne equally by TRW and the Buyer.

                                        (G)   As soon as practicable, but in any
                                event within thirty (30) days after final agreement is reached between TRW and the Buyer with respect to the amount of the Canadian Salaried Affected Employee Liabilities in relation to the TRW Canadian Salaried Pension Plan, TRW shall instruct its actuary to make application to the applicable governmental authorities for approval of the transfer of assets equal to the Transfer Amount from the TRW Canadian Salaried Pension Plan to the Buyer's Canadian Pension Plan. For purposes of this
                                Section 6.8(f)(ii)(G), "Transfer Amount" means, in relation to the TRW Canadian Salaried Pension Plan, the amount of assets of the TRW Canadian Salaried Pension Plan to be transferred to the Buyer's Canadian Salaried Pension Plan, determined as at the Closing Date to be equal to the Canadian Salaried Affected Employee Liabilities. Written confirmation of any and all approvals of applicable governmental authorities shall be forwarded by TRW to the Buyer within five (5) business days of receipt of such approvals.

                                        (H)   If any governmental authority or
                                court refuses to permit a transfer of assets from the TRW Canadian Salaried Pension Plan to the Buyer's Canadian Salaried Pension Plan in an amount equal to the Transfer Amount, the transfer shall be made from the TRW Canadian Salaried Pension Plan in the amount that such governmental authority or court advises would be acceptable to it. The asset transfer amount approved by the governmental authority or court, whether equal to the Transfer Amount or some other amount, shall be referred to as the "Regulatory Amount". TRW shall provide Buyer all information relevant to calculate the Regulatory Amount. In the event that the Regulatory Amount is greater than the Transfer Amount, the Buyer shall not be required to pay any amount to TRW or any other person in respect of such excess.


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



                                        (I)   From the Closing Date to the
                                Transfer Date, TRW shall cause the funding agent for the TRW Canadian Salaried Pension Plan to accept and record, as required, all benefit payments relating to Canadian salaried Affected Employees under the TRW Canadian Salaried Pension Plan and shall remain responsible for all benefit calculations, communications and the completion of all forms and reports under the TRW Canadian Salaried Pension Plan relating to the Canadian salaried Affected Employees. All benefit payments payable between the Closing Date and the Transfer Date to Canadian salaried Affected Employees under the terms of the TRW Canadian Salaried Pension Plan shall be payable out of such plan. For purposes of this Section 6.8(f)(ii), "Transfer Date" means the date assets are actually transferred from the TRW Canadian Salaried Pension Plan to the Buyer's Canadian Salaried Pension Plan.

                                        (J)   Within thirty (30) days of receipt
                                of all required approvals from the governmental authorities in relation to the TRW Canadian Salaried Pension Plan, TRW shall calculate the Final Transfer Amount and shall advise the Buyer of such Final Transfer Amount. For purposes of this Section 6.8(f)(ii), the term "Final Transfer Amount" shall mean, in relation to the TRW Canadian Salaried Pension Plan, the Regulatory Amount adjusted for (i) a proportionate share of the fund rate of return (positive or negative) earned by the TRW Canadian Salaried Pension Plan from the Closing Date to the Transfer Date, (ii) any data corrections identified subsequent to the determination of the Canadian Salaried Affected Employee Liabilities, (iii) any benefit payments paid pursuant to Section 6.8(f)(ii), and (iv) all fees and expenses relating to the Canadian Salaried Affected Employee Liabilities between the Closing Date and the Transfer Date. TRW shall make the details of these calculations and their results available to the Buyer and its actuary for their review and confirmation, and shall furnish to them such other information and data as may reasonably be required or requested to permit a review, recalculation and confirmation of the Final Transfer Amount by the Buyer and its actuary. The Buyer shall notify TRW within thirty (30) days of receiving such information and data as to its agreement or disagreement with TRW's calculation of the Final Transfer Amount.

                                        (K)   Within thirty (30) days of TRW and
                                the Buyer reaching agreement on a Final Transfer Amount, TRW shall cause an amount of cash, assets in kind or a combination thereof, as determined by TRW and the Buyer, equal to the Final Transfer Amount, to be transferred from the TRW Canadian Salaried Pension Plan to the Buyer's Canadian Salaried Pension Plan.

                        (iii)   Hourly Pension Plan

                                (A)   Effective as of the Closing Date, TRW
                shall cause TRW Canada to assign and transfer to Buyer or its subsidiary or affiliate, as applicable, its rights, obligations and liabilities with respect to the Retirement Pension Plan for Hourly-Paid Employees of Lucas Industries Canada Limited (the "Canadian Hourly Pension Plan") and its related funding medium (the "Canadian Hourly Fund"). Effective as of the Closing Date, the Buyer or its subsidiary or affiliate, as applicable, shall accept such assignment and transfer, provided that any required approvals of the employee association or bargaining agent are obtained. TRW shall cause TRW Canada to cause to be filed with the applicable federal and provincial regulatory authorities, as soon as possible after the Closing Date, such documentation as may be required with respect to the assumption of sponsorship of the Canadian Hourly Pension Plan and the Canadian Hourly Fund as provided for hereunder. The Buyer agrees to do all things required of it under applicable laws to establish that it or its affiliate or subsidiary, as applicable, is the successor sponsor under the terms of the Canadian Hourly Pension Plan and the Canadian Hourly Fund as provided hereunder.

                                (B)   TRW shall cause TRW Canada to be
                responsible for satisfying any and all governmental reporting and/or disclosure requirements applicable to the Canadian Hourly Pension Plan and the Canadian Hourly Fund with respect to plan years ending prior to the Closing Date and the Buyer shall be responsible for satisfying any and all governmental reporting and/or disclosure requirements with respect to plan years ending on or after the Closing Date. TRW shall cause TRW Canada to co-operate with the Buyer with respect to such reporting requirements for the plan year in which the Closing occurs. Prior to and following the Closing Date, TRW shall cause TRW Canada to provide the Buyer with such books, records and other relevant data within its control or access relating to the Canadian Hourly Pension Plan and the Canadian Hourly Fund as the Buyer shall reasonably request.

                                (C) The parties acknowledge that TRW Canada and the Canadian Hourly Fund participate in the TRW Canada Master Trust. The parties shall co-operate with each other to effect the removal of the Canadian Hourly Fund and its assets (in cash or in kind, as agreed to by the parties) from the TRW Canada Master Trust. Without limiting the generality of the foregoing, the removal shall occur on a fair market value basis, determined as of the date immediately preceding the date of removal.

                (iv) TRW Aeronautical Systems Canada Ltd. maintains a retiree medical plan (the "Canadian Retiree Medical Plan"), providing medical and life insurance benefits to retirees and their eligible beneficiaries. At the Closing, Buyer shall assume all of TRW Aeronautical Systems Canada Ltd.'s obligations and liabilities under the Canadian Retiree Medical Plan with respect to the Canadian Transferred Employees and TRW shall retain liabilities for all other current or former Canadian employees of the Business and will provide retired employees of the Business with retiree medical plan benefit coverage under Canadian Retiree Medical Plan if such employees has met the requirements for such coverage.

          (g) Subsequent Terminations or Layoffs. Buyer will be solely responsible for all costs related to the termination or layoff of a Transferred Employee by it after the Closing Date, including but not limited to severance expenses, penalties, damages and/or attorneys' fees related to Buyer's failure to comply with the WARN Act or any other applicable law ("Lay-off Payments"). Buyer will give all Transferred Employees full credit for such employee's services with TRW or any Subsidiary thereof prior to the Closing Date. TRW shall be solely responsible for all Lay-off Payments with respect to terminations of employment of any Affected Employees before or after Closing and arising from any notice of termination given by TRW or any of its subsidiaries of any Affected Employee prior to the Closing Date. TRW shall be solely responsible for all severance payments (and similar payments) to Affected Employees incurred as a result of the transactions contemplated by this Agreement which are not caused
(i) by Buyer's failure to offer employment to or accept transfers of employment of Affected Employees consistent with Section 6.8(b) or (ii) by a termination of employment following the Closing Date. TRW will also be responsible for complying with all obligations and liabilities arising under the WARN Act and any comparable state law with respect to any actions taken by TRW prior to or on the Closing Date.

          (h)   Personal Employee Contracts.

                (i) TRW will be solely responsible for all obligations arising under all plans, programs, practices or agreements with respect to Affected Employees, if any, providing financial incentives to such employees relating to their services to TRW during the process of selling the Business.

                (ii) With respect to any expatriate/inpatriate Transferred Employees, Buyer or a Subsidiary of Buyer will assume as of the Closing the agreements between TRW or any of the Asset Selling Subsidiaries and such Transferred Employees listed on Schedule 6.8(h) through the terms thereof, subject to the ability to modify or amend according to the terms thereof.

          (i) Payroll Obligations. TRW shall pay each Transferred Employee who is a participant in any cash incentive plan of TRW or the Asset Selling Subsidiaries a bonus for the plan year in which the Closing Date occurs equal to a pro rated portion of the full bonus amount that would have otherwise been paid for such year to such Transferred Employee pursuant to the terms of such plans as in effect immediately prior to the Closing Date. Such bonus shall be paid based upon the bonus performance for the full year and shall be pro rated based upon the number of days the Transferred Employee is employed by TRW or the Asset Selling Subsidiary for the plan year in which the Closing Date occurs, and shall be paid at the time bonuses for such plan year are paid.

        (j) Vacation. As of the Closing, Buyer will assume all obligations of TRW, the Aerospace Affiliates and the Asset Selling Subsidiaries to Transferred Employees for any accrued vacation entitlement and vacation pay entitlement solely to the extent such liability is properly reflected on the Closing Balance Sheet. TRW, the Aerospace Affiliates and the Asset Selling Subsidiaries will have no obligation to make any payment to Transferred Employees after the Closing with respect to any such accrued vacation entitlement and vacation pay entitlement to the extent such liability is properly reflected on the Closing Balance Sheet. Buyer will give the Transferred Employees full credit for their respective service with TRW and the Asset Selling Subsidiaries prior to the Closing Date for purposes of entitlement and accrual of vacation and vacation pay from and after the Closing Date (to the extent Buyer gives credit to its similarly situated employees for such purposes).

        (k) Severance. From the Closing Date until the first anniversary thereof, Buyer will provide all Transferred Employees with a severance policy comparable in the aggregate to that provided by TRW, and the Asset Selling Subsidiaries, respectively, immediately prior to the Closing Date and listed in
Schedule 6.8(k) and, for all purposes with respect to such severance policies, will provide each of the Transferred Employees credit for past service with TRW and its Subsidiaries and Affiliates to the extent such service was credited under severance plans of TRW, or the Asset Selling Subsidiaries. From the Closing Date until the first anniversary thereof, Buyer will cause the Aerospace Subsidiaries and will use its reasonable best efforts to cause the Aerospace Affiliates to maintain the severance policies in place as of the date of this Agreement with respect to the Affected Employees, or severance policies that are comparable in the aggregate to such severance policies and for purposes of
Section 2.4 such severance obligations are deemed assumed by Buyer.

        (l) Aerospace Subsidiary and Aerospace Affiliate Employees. With respect to employees of the Aerospace Subsidiaries and Aerospace Affiliates, Buyer shall, or shall cause the Aerospace Subsidiaries and Aerospace Affiliates that will be controlled by Buyer (and shall use reasonable efforts to cause the Aerospace Affiliates not controlled directly or indirectly by Buyer) to, (a) honor all terms and conditions of employment defined in individual contracts and in applicable collective bargaining agreements through the respective expiration or other termination of such agreements to the extent required by the labor laws and regulations of the applicable country, and (b) assume the expatriate/inpatriate agreements between TRW or any of its Subsidiaries or Affiliates, on the one hand, and any Aerospace Employees, on the other hand.

        (m) Transition Services. TRW and the Asset Selling Subsidiaries shall reasonably cooperate with Buyer to implement this Section 6.8, including, but not limited to, allowing Buyer access to the Affected Employees for interviews on a mutually convenient basis prior to the Closing Date, as well as access to their personnel records and other related information, as reasonably requested by Buyer. TRW and the Asset Selling Subsidiaries agree to provide to Buyer administrative payroll and benefits services during a transition period after the Closing Date on a fully reimbursed basis pursuant to a transition services agreement, the terms of which shall be mutually agreed upon by TRW and Buyer, for the purpose of providing continuous benefits coverage to the Transferred Employees.

        (n) Alternate Procedure. TRW and the Asset Selling Subsidiaries agree that, pursuant to the "Alternate Procedure" (provided in Section 5 of Revenue Procedure 96-60, 1996-2 C.B. 399), with respect to filing and furnishing IRS Forms W-2, W-3, W-4, W-5, and 941, (i) TRW and the Asset Selling Subsidiaries, as applicable, shall report on a "predecessor-successor" basis (as set forth therein), (ii) TRW and the Asset Selling Subsidiaries, as applicable, shall be relieved from furnishing Forms W-2 to any of the Transferred Employees, and
(iii) Buyer shall assume the obligations of TRW and its Affiliates, as applicable, to furnish such Forms W-2 to any such Transferred Employees for the year in which the Closing occurs; provided that, in each case TRW and the Asset Selling Subsidiaries shall cooperate with Buyer in such transition procedures by supplying Buyer with all relevant wage, withholding and other relevant information in respect of periods prior to the Closing Date on a timely basis.

        (o) Australian Employees. The provisions of this Section 6.8(o) apply only to Australia-based Transferred Employees of TRW or any Asset Selling Subsidiary, ("Australian Transferred Employees").

              (i) Any offer of employment to an Australian based Affected Employee shall be conditional on Closing and shall also require the Australian Transferred Employee to resign from employment with TRW or the Asset Selling Subsidiary if the Australian Transferred Employee accepts employment with Buyer. The offer must be in the form as agreed between Buyer and TRW and shall be made by Buyer at least fifteen Business Days prior to the Closing Date. Buyer and TRW shall use reasonable endeavors to ensure that each Australian Transferred Employee accepts the offer.

              (ii) On Closing, TRW shall (A) pay each Australian Transferred Employee his accrued entitlement to annual leave and long service leave, and (B) provide Buyer with documentation concerning all entitlements to which each Australian Transferred Employee is entitled as at the Closing Date, including accrued sick leave, annual leave and long service leave together with evidence of payment of the amounts referred to in clause
        (A) above.

              (iii) Buyer shall, with respect to all existing benefit plans as listed in Section 4.13 of the TRW Disclosure Letter in which each Australian Transferred Employee is eligible to participate waive all limitations relating to pre-existing conditions, exclusions or waiting periods applicable to the Australian Transferred Employees.

              (iv)  From the Closing Date, Buyer shall (A) treat each
        Australian Transferred Employee as if the Australian Transferred Employee had been continuously employed by Buyer from the time of commencement of employment with TRW or with any predecessor of TRW in any part of the Business, and (B) deal with all entitlements (including bonus payments or incentive schemes) to which each Australian Transferred Employee is entitled as if each entitlement had been accrued by the Australian Transferred Employee while in the employment of Buyer in each case, except to the extent doing so would result in a duplication of benefits for the same period of service; provided, that TRW will reimburse Buyer as soon as practicable following calculation of amounts for any bonus amounts TRW would have otherwise been required to pay the Australian Transferred Employees pursuant to Section 6.8(i) in the absence of this Section 6.8(o)(iv).

              (v)   Superannuation.

                    (A) For purposes of this Section 6.8(o)(v), the following definitions will apply:

              "Funds" shall mean the Lucas (Australia) Staff Superannuation Fund, a subplan of the Mercer Master Retirement Trust, the Mercer Retirement Fund, and the AMP SuperLeader Fund.

              "SGA" means the Superannuation Guarantee (Administration) Act 1992
              (Cth).

              "Superannuation" shall mean any fund, scheme, benefit or contribution and shall include any pension, retirement, provident or similar fund, scheme, benefit or contribution.

              "Superannuation Commitment" means every amount: (x) needed to satisfy any actual or contingent liability, including under the governing rules of a superannuation fund, a contract of employment, an industrial instrument such as an award or agreement, or any law for any superannuation contribution; (y) needed to satisfy any moral obligation to pay superannuation contributions or benefits in accordance with the same practices, standards and procedures that applied before the date concerned; or (z) needed so that on the date concerned, the employer is free of actual and contingent liability (making the assumption that the


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


              superannuation guarantee charge accrues from day to day during each contribution period) for superannuation guarantee charge under the SGA for any contribution period or part period under the SGA up to that date.

              "Tax Act" means the Income Tax Assessment Act 1936 and the Income Tax Assessment Act 1997, jointly, as applicable.

                     (B) To the extent permitted by applicable law and by the trustee of the Funds, TRW and Buyer shall each do what is reasonably needed so that with effect from the Closing Date: (x) TRW shall cease to contribute to, and participate in, the Fund as employer in relation to each Australian Transferred Employee who is a member of the Funds; and (y) Buyer shall contribute to, and participate in, the Funds in place of TRW as employer in relation to each Australian Transferred Employee on terms no less favorable to those on which TRW did immediately prior to the date hereof until at least the first anniversary of the Closing Date.

                     (C) Prior to and following the Closing, TRW shall give and do all that is reasonably needed on its part to ensure that the trustee of the Funds gives Buyer all records and information reasonably needed, including information concerning each Australian Affected Employee and such Australian Affected Employee's participation in the Funds, such that Buyer can contribute to and participate in the Funds in respect of each Australian Affected Employee and assume responsibility for superannuation for each Australian Affected Employee.

                     (D) TRW shall pay to the Funds on or before Closing the full amount of the TRW's Superannuation Commitment in respect of every Australian Affected Employee for any period up to the Closing Date.

                     (E) TRW shall not, without the prior written consent of Buyer, do anything or omit to do anything that would, either directly or indirectly: (x) alter the method for calculating the benefits payable by the Funds in respect of any Australian Transferred Employee; (y) increase the obligations of TRW as employer of any Australian Transferred Employee in relation to the Funds or contributions to it; or (z) increase from the present Superannuation Commitment of TRW, the Superannuation Commitment of Buyer after Closing for an Australian Transferred Employee or the Australian Affected Employee's dependents.




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



              (p)   Singapore Transferred Employees. The provisions of this
       Section 6.8(p) apply only to Singapore-based Transferred Employees of TRW or any Asset Selling Subsidiary, ("Singapore Transferred Employees").

                    (i) With respect to Singapore Transferred Employees who are employed by a TRW or an Asset Selling Subsidiary and are subject to the regulations of the Singapore Employment Act Cap.91 Revised Edition 1996 (the "Employment Act", and such employees collectively, the "EA Affected Employees"), the parties acknowledge and agree that the EA Affected Employees, and the terms and conditions of their employment, shall be transferred to Buyer in compliance with the Employment Act and that the individual contracts of employment shall have and shall be deemed to have effect after the Closing as if originally made between Buyer and the EA Affected Employees.

                    (ii) To the extent required by applicable laws and regulations and subject to any right of an Affected Employee to consent, Buyer shall continue to observe and comply with all terms and conditions of employment defined in individual contracts applicable to the Singapore Transferred Employees as of the Closing through the expiration or other termination of the respective individual contracts in conformity with the applicable labor laws and regulations.

              (q) German Transferred Employees. The provisions of this Section 6.8(q) apply only to Germany-based Transferred Employees of TRW or any Asset Selling Subsidiary, ("German Transferred Employees"). As of the Closing, TRW or the applicable Asset Selling Subsidiary shall assign and Buyer shall assume all employment contracts of Pierburg Luftahrtgerate Union GmbH ("PLU Gmb") with German Transferred Employees, subject to the right of any individual to consent to the assumption of such contracts, with all rights and claims as well as all obligations and liabilities resulting therefrom, including, without limitation, the pension liability with respect to the German Transferred Employees; provided, however, that this sentence shall not be read as requiring Buyer to assume any Plans other than such individual employment contracts. PLU Gmb and Buyer acknowledge that these employment relationships, with rights and obligations including pension obligations will pass to Buyer pursuant to
       Section 613a Civil Code of Germany as a result of the purchase of the sold Business. TRW shall provide Buyer with each form of contract with such employees no later than thirty Business Days after the Closing together with a statement of the number of employees subject to such form agreement. Without limiting the forgoing, Buyer will assume all of PLU Gmb's obligations and liabilities under the pension plan maintained by PLU Gmb (the "German Pension Plan") for the German Transferred Employees as of the Closing, as referenced in, and pursuant to assumptions consistent with those used for, the Towers Report, but in any event to the extent required by law. As soon as practicable following the Closing, TRW will transfer all of the assets held with respect to the German Pension Plan in respect of the German Transferred Employees' accrued liabilities to Buyer.



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



              (r) French Transferred Employees. The provisions of this Section 6.8(r) apply only to France-based Transferred Employees of TRW or any Asset Selling Subsidiary, ("French Transferred Employees"). As of the Closing, TRW or the applicable Asset Selling Subsidiary shall assign and Buyer shall assume all employment contracts of the relevant French Asset Selling Subsidiary with French Transferred Employees, subject to the right of any individual to consent to the assumption of such contracts, with all rights and claims as well as all obligations and liabilities resulting therefrom, including, without limitation, the pension liability with respect to the French Transferred Employees; provided, however, that this sentence shall not be read as requiring Buyer to assume any Plans other than such individual employment contracts. TRW and Buyer acknowledge that these employment relationships, with rights and obligations including pension obligations with respect to French Affected Employees will pass to Buyer (pursuant to Article L. 122-12 of the French Labour Code) as a result of the purchase of the sold Business. TRW shall provide Buyer with each form of contract with such employees no later than thirty Business Days after the Closing together with a statement of the number of employees subject to such form agreement. Without limiting the forgoing, Buyer will assume all of TRW's and the Asset Selling Subsidiary's obligations and liabilities under any pension plans, including the pension plan for executives (the "French Pension Plan"), maintained by TRW or any of its Subsidiaries for the French Transferred Employees and those already entitled to and receiving benefits under such pension plans as of the Closing, as referenced in, and pursuant to assumptions consistent with those used for, the Towers Report, but in any event to the extent required by law. As soon as practicable following the Closing, TRW will transfer all of the assets held with respect to the French Pension Plan in respect of the French Transferred Employees' accrued liabilities to Buyer.

              (s)    US Salaried Asset Transfer

                    (i) As soon as practicable following the Closing Date, Buyer will:

                    (A) establish a defined benefit pension plan designed to be a qualified plan under section 401(a) of the Code; or

                    (B) designate an existing defined benefit pension plan that is so qualified, (such plan, in either case, the "Buyer U.S. Pension Plan") to provide benefits to Transferred Employees who were participants in the TRW Salaried Pension Plan as of the Closing Date and to accept the transfer of assets and assumption of liabilities from the TRW Salaried Pension Plan as provided for in Section 6.8(s)(ii).

                   (ii) Subject to Section 6.8(s)(vi), as soon as practicable following the Closing, TRW will cause the trustees of the TRW Salaried Pension Plan to transfer to the Buyer U.S. Pension Plan an amount in cash, to the extent reasonably practicable, as may be determined by the trustees of the TRW Salaried Pension Plan (or in kind, to the extent requested by Buyer) calculated in accordance with the following formula:

                              W = X minus Z, both adjusted for Y

                                     where:

                              W = the amount to be transferred to the Buyer U.S. Pension Plan under this Section 6.8(s)(ii);

                              X = the assets in the TRW Salaried Pension Plan equal to the "Projected Benefit Obligations" (calculated in accordance with FAS 87) of the Transferred Employees as of the Closing Date (the "Measurement Date") determined on the basis of the actuarial and other assumptions and methods used by the TRW Salaried Pension Plan, subject to
                              Section 6.8(s)(iii), but in no event less than the amount required to be transferred under section 414(l) of the Code (using ERISA section 4044 safe harbor assumptions to the extent applicable and where not applicable relying on the assumptions used in the most recent expense valuation calculated in accordance with FAS 87 prior to the date of the Agreement);

                              Y =   the sum of:

                                    the time-weighted rate of return (positive or negative), net of expenses, on the assets in the TRW Salaried Pension Plan from the Measurement Date and ending on the last day of the month immediately preceding the date of transfer under this Section 6.8(s)(ii) applied solely to X and Z; and

                                    for the month during which the date of
                                    transfer occurs, interest at the total rate of return on a 90-day Treasury Bill as determined by Merrill Lynch for the last day of the month preceding the month of transfer; and

                             Z = any benefits paid by the TRW Salaried Pension Plan to such employees after the Closing Date and prior to the date of such transfer under this
                             Section 6.8(s)(ii) to the Transferred Employees.

                  (iii) All determinations of the amount of assets of the TRW Salaried Pension Plan to be transferred under Section 6.8(s)(ii) will be made by the actuaries for the TRW Salaried Pension Plan. Buyer may retain its designated actuary to perform the determinations under Section

         6.8(s)(ii). If there is a dispute between those actuaries, then TRW and Buyer will agree on a third actuary to resolve the dispute. The independent actuary shall act on the following bases, as applicable:

                           (A) the independent actuary shall not act as an arbitrator;

                           (B)   TRW and Buyer shall each provide the
                  independent actuary with all information relating to the dispute which the independent actuary reasonably requires; and

                           (C) any findings or reports prepared by the independent actuary will be provided to both TRW and Buyer at the same time.

                    (iv) The decision of the independent actuary is, in the absence of fraud or manifest error, final and binding on the parties. TRW and Buyer shall each pay one half of the independent actuary's costs.

                    (v) In connection with matters addressed in this Section 6.8(s), TRW and Buyer will co-operate in:

                           (A) the filing of any IRS Forms 5310-A required with respect to the transfer of assets and liabilities described in this Section 6.8(s);

                           (B) making all other filings required under the Code or ERISA and any applicable securities laws; implementing all appropriate communications with participants;

                           (C)   transferring appropriate records;

                           (D) taking all such other actions as may be necessary and appropriate to implement the provisions of this
                  Section 6.8(s) in a timely manner; and

                           (E) transferring all information to enable the enrolled actuaries for the TRW Salaried Pension Plan and Buyer the Salaried Pension Plan to issue the certifications required by section 6058(b) of the Code (Form 5310-A).

                    (vi) The transfer referred to in Section 6.8(s)(ii) will not take place until as soon as practicable after the later of:

                           (A) the expiration of the 30-day period following the filing of any required notices with the IRS pursuant to section 6058(b) of the Code;

                           (B) the date TRW has delivered to Buyer (with respect to the TRW Salaried Pension Plan) a copy of the most recent determination letter from the IRS to the effect that the TRW Salaried Pension Plan is qualified under section 401(a) of the Code, together with documentation (in a form and substance satisfactory to Buyer acting reasonably) evidencing the due adoption of any amendments to the TRW Salaried Pension Plan required by the IRS as a condition to such qualification and a certificate from TRW that no events have occurred that would adversely affect the continued validity of such determination letters (apart from the enactment of any United States' federal law for which the remedial amendment period under section 401(b) of the Code has not yet expired); and

                           (C) the date Buyer has delivered to TRW a copy of the most recent determination letter from the IRS to the effect that the Buyer U.S. Pension Plan is qualified under section 401(a) of the Code, together with documentation (in a form and substance satisfactory to TRW acting reasonably) evidencing the due adoption of any amendments to the Buyer U.S. Pension Plan required by the IRS as a condition to such qualification and a certificate from Buyer that no events have occurred that would adversely affect the continued validity of such letters (apart from the enactment of any United States' federal law for which the remedial amendment period under section 401(b) of the Code has not yet expired).

                     (vii) The parties agree to pursue the receipt of the items described in this Section 6.8(s) as soon as reasonably practicable following the Closing Date. For each Buyer U.S. Pension Plan which is newly created (if any), Buyer will provide TRW with written evidence (in form and substance satisfactory to TRW acting reasonably) of:

                          (A) the adoption of the Buyer U.S. Pension Plan by Buyer; and

                          (B) the creation of the trust under the Buyer U.S. Pension Plan.

                          (C) Notwithstanding anything in this Agreement to the contrary, the Transferred Employees who became participants in the Buyer U.S. Pension Plan will be given service credit for such plan for benefit accrual purposes equal to their service credit under the TRW Salaried Pension Plan.

                  (t) Cooperation. TRW and Buyer will cooperate to effectuate the provisions of this Section 6.8, including without limitation, informing and consulting with trade unions, works councils, and employee representatives prior to the Closing Date in accordance with, and at such time or times as shall be required under, applicable law. TRW and Buyer shall cooperate and consult with one another as necessary as to the content of such information and consultation.

                  (u) Pension Shortfall

            (i) For purposes of this Section 6.8(u), (a) "Buyer PBO" shall be calculated pursuant to the provisions of Schedule 6.8(u) to the Agreement, (b) "TRW PBO" shall have the meaning set forth in the Actuary's Letter that is part of Schedule 6.8(e)(ii) (the "Actuary's Letter"), (c) the "Transfer Amount" shall have the meaning set forth in the Actuary's Letter, (d) "unadjusted Transfer Amount" shall have the meaning set forth in the Actuary's Letter, (e) "Full Funding Amount" is the amount by which the Buyer PBO exceeds the TRW PBO (but in no event greater than $35 million), (f) the "Pension Surplus" means the excess, if any, of the unadjusted Transfer Amount over the TRW PBO, (g) the "Pension Deficit" means the excess of E17.1 million (or E19.4 million, if the assets applicable to French and German pension liabilities, denominated in Euros as of January 1, 2002, are not transferred by TRW to Buyer) over the German pension liability, denominated in Euros as of January 1, 2002, retained by TRW (which is a component of the German pension liability described in the Towers Perrin Summary Report provided in Annex 1 to Section 4.13 of the TRW Disclosure Letter (the "Towers Report") and is determined under the same assumptions set forth in the Towers Report), if any, with respect to former TRW employees converted into US dollars at the spot $/E exchange rate two days before the payment thereof in accordance with paragraphs (iii), (iv) or
                  (vi) below, plus $6.2 million, (h) "Members" shall have the meaning set forth in Schedule 6.8(e)(ii), (i) "Consenting Members" shall have the meaning set forth in Schedule 6.8(e)(ii), and (j) "Currency Averaged Pension Deficit" means the excess of E17.1 million (or E19.4 million, if the assets applicable to French and German pension liabilities, denominated in Euros as of January 1, 2002, are not transferred by TRW to Buyer) over the German pension liability, denominated in Euros as of January 1, 2002, retained by TRW, if any, with respect to former TRW employees converted into US dollars at the average of the spot $/E exchange rates on (i) January 1, 2002 and (ii) two days before payment, plus $6.2 million. In the event of any conflict between the provisions of this Section 6.8(u) and Schedule 6.8(e)(ii), the provisions of this Section 6.8(u) shall control. For the avoidance of doubt, (x) once a Pension Deficit is paid, the amount deemed paid for purposes of this Agreement shall not vary when referred to in other calculations in this Section 6.8(u) and (y) the amount of the Buyer PBO, TRW PBO, Transfer Amount, unadjusted Transfer Amount, Full Funding Amount and Pension Surplus each shall be deemed to be in pounds sterling for purposes of this Agreement.



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


            (ii) The parties hereby agree to use their reasonable best efforts to effectuate the calculation of the unadjusted Transfer Amount and the transfer of the Transfer Amount pursuant to
                  Schedule 6.8(e)(ii), including without limitation soliciting consents from Members to transfer their accrued benefits under the TRW Pension Scheme to a Buyer UK Pension Scheme in the event such Members become UK Transferred Employees (the "Transfer Consents"), and instructing their respective actuaries to perform the actuarial services necessary to calculate the unadjusted Transfer Amount and the TRW PBO and the Buyer PBO as promptly as practicable. Buyer shall solicit Transfer Consents as soon as practicable following the execution of this Agreement, and TRW shall cooperate fully in assisting Buyer to solicit such consents. The period during which Members may provide Transfer Consents shall be four weeks following the later of the Closing Date and the date of commencement of the solicitation of Transfer Consents and may be extended up to an additional six weeks at the discretion of Buyer (the "Transfer Consent Period"), and the end of such four-week or extended period shall be the end of the Transfer Consent Period for purposes of this Section 6.8(u). Buyer agrees to consider in good faith any request by TRW that it be permitted to make the payments described in subsection (iii) and (iv) below in lieu of transferring the Transfer Amount pursuant to this Section 6.8(u)(ii).

            (iii) If at the six-month anniversary of the end of the Transfer
                  Consent Period (or earlier = in the case of (y) below), (x) the Transfer Amount has not been transferred or (y) the Trustees of the TRW Pension Scheme have determined not to permit the transfer of any portion of the Pension Surplus to a Buyer UK Pension Scheme, TRW shall transfer the Pension Deficit in a lump sum within five business days following the first to occur of (a) the six-month anniversary of the end of the Transfer Consent Period or (b) the action by the trustees of the TRW Pension Scheme denying the transfer of the Pension Surplus, but in no event prior to the Closing Date.

            (iv) If at the nine-month anniversary of the end of the Transfer Consent Period, (or = earlier in the case of (y) below), (x) the Transfer Amount has not been transferred or (y) the Trustees of the TRW Pension Scheme have determined not to permit the transfer of any portion of the Pension Surplus to a Buyer UK Pension Scheme, TRW shall transfer the Full Funding Amount (or if the Full Funding Amount cannot be calculated, $35 million (as modified below, the "Estimated Full Funding Amount")), converted to U.S. dollars at the spot $/Pound Sterling exchange rate on the date that is two days before payment, to Buyer within five business days following the first to occur of (a) the nine-month anniversary of the end of the Transfer Consent Period or (b) the action of the trustees of the TRW Pension Scheme denying the transfer of the Pension Surplus, but in no event prior to three months after the end of the Transfer Consent Period. Within five business days following the final calculation of the Full Funding Amount, TRW and Buyer shall, if necessary, adjust the amount transferred as the

                  Estimated Full Funding Amount by a payment in U.S. dollars from Buyer to TRW equal to the excess of the Estimated Full Funding Amount over the Full Funding Amount, so that Buyer will have actually received and retained the Full Funding Amount in US dollars (the Full Funding Amount having been converted to U.S. dollars at the spot $/Pound Sterling exchange rate on the date that is two days before payment) pursuant to this Section 6.8(u)(iv).

            (v) If the Transfer Amount is transferred to the Buyer UK Pension Scheme following the time that a cash payment is made by TRW to Buyer pursuant to Section 6.8(u)(iii) or (iv) above and within 48 months following the end of the Transfer Consent Period, Buyer shall reimburse TRW for such cash payment by paying to TRW the amount obtained by netting the payment required by paragraph (vi) below against the refund of such cash payment plus interest on such amount from the one-year anniversary of the date on which TRW made the payment under clause (iii) to the date on which Buyer makes the payment required under this sentence at a rate equal to the daily average one month LIBOR plus one percent (1%) during such period. If the Transfer Amount is transferred to the Buyer UK Pension Scheme more than 48 months following the end of the Transfer Consent Period, Buyer shall have no obligation to reimburse TRW for any cash payments made under this Section 6.8(u). For the avoidance of doubt, TRW shall have no obligation to make any payment to the Buyer under this Section 6.8(u)(v).

            (vi) If a transfer of the Transfer Amount is made from the TRW Pension Scheme to the Buyer UK Pension Scheme, TRW will pay Buyer in US dollars within five business days following such transfer, the amount determined, if any, under clause (a) or
                  (b) below, as applicable:

                  (a) If the Pension Surplus (transferred as part of the Transfer Amount) is less than the Full Funding Amount, an amount in US dollars equal to the sum of (1) the excess of (A) the Full Funding Amount over (B) the Pension Surplus converted to US dollars at the average of the $/Pound Sterling exchange rate at January 1, 2002 and the date that is two days before the transfer of the Transfer Amount, plus (2) the Pension Deficit; or

                  (b) If the Pension Surplus (transferred as part of the Transfer Amount) is equal to or greater than the Full Funding Amount, an amount in US dollars equal to the (1) the Currency Averaged Pension Deficit, less (2) the quotient obtained by dividing (A) the excess of the Pension Surplus over the Full Funding Amount converted to US dollars at the average of the $/Pound Sterling exchange rate at January 1, 2002 and the date that is two days before the transfer of the Transfer Amount, by
                        (B) three.

                  For the avoidance of doubt, Buyer shall have no obligation to make any payment to TRW under this Section 6.8(u)(vi).

            (vii) The Buyer UK Pension Scheme shall be required to maintain
                  "ringfencing" on the use of the Pension Surplus for no more than five years from the Closing Date, and Buyer shall be specifically permitted to use the Pension Surplus for Consenting Members for (a) employer contribution holidays, (b) retirement redundancy benefits and (c) augmentations. In the event the trustees of the TRW Pension Scheme require a deviation from the provisions of this Section 6.8(u)(viii) in order to effectuate a transfer of the Transfer Amount, the parties agree that such transfer will not occur unless expressly agreed to by Buyer and, if it would be adversely affected, TRW.

            (viii) At the Closing, TRW will pay Buyer a cash amount in US dollars equal to $20.7 million in connection with the retiree medical liability assumed by Buyer pursuant to Section 6.8(d)(iii)(C).

            (ix) At the Closing, TRW will pay Buyer a cash amount in US dollars equal to $300,000 in connection with the retiree medical liability assumed by Buyer pursuant to Section 6.8(f)(iv).

            The unadjusted Transfer Amount will be calculated by TRW's actuary as provided in Schedule 6.8(e)(ii) and Buyer's actuary shall have the right to review the TRW actuary's calculation pursuant to the terms of paragraph 4 of
Schedule 6.8(e)(ii) with disputes settled pursuant to paragraph 4 of Schedule 6.8(e)(ii). Buyer's actuary will calculate the Full Funding Amount subject to the right of TRW's actuary to review those calculations pursuant to the same principles as are set forth in paragraph 4 of Schedule 6.8(e)(ii), with disputes settled pursuant to the same principles as are set forth in paragraph 8 of
Schedule 6.8(e)(ii) (such principles in paragraph 4 and 8, the "Actuarial Review Principles"). TRW's actuary will calculate the retained German pension liability of TRW subject to the right of Buyer's actuary to review pursuant to the Actuarial Review Principles.

            (v) Access to Affected Employees. After the Closing, Buyer will permit TRW (and its subsidiaries and affiliates) to have access to Transferred Employees of Buyer or the Aerospace Subsidiaries or controlled Aerospace Affiliates whom TRW or its Subsidiaries or Affiliates may reasonably need in order to defend or prosecute any legal or administrative action to which TRW or any of its Subsidiaries or Affiliates is a party and which relates to the conduct of the Business prior to the Closing. TRW or the applicable Subsidiary or Affiliate will pay or reimburse Buyer for all reasonable expenses which may be incurred by such employees in connection therewith, including, without limitation, all travel, lodging, and meal expenses, and TRW or the applicable Subsidiary or Affiliate will compensate Buyer for the number of whole business days spent by each such employee in providing such services at the rate of one hundred thirty percent (130%) of the average daily gross pay per business day (excluding the value of employee benefits) of such employee during the calendar month in which such services are


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performed. Buyer may deny such access to the extent it reasonably believes such access would be disruptive to the business, other than to a de minimus extent, or to the extent such access interferes, other than to a de minimus extent, with the conduct of the business.

            Section 6.9 Novation of Government Contracts; Hedging Contracts. The parties will cooperate and use their reasonable best efforts to obtain, to the extent legally required, the novation of all government contracts and subcontracts included in the Acquired Assets. Subject to Section 2.3(a)(xiv), the parties will cooperate and use their reasonable best efforts to obtain the novation of each hedging Contract set forth on Schedule 2.3(a)(xiv).

            Section 6.10 Tax Matters.

            (a) Assistance and Cooperation. Within sixty (60) days after the receipt of a customary package of Tax information materials from TRW, Buyer shall provide to TRW a package of Tax information materials, including schedules and work papers required by TRW to enable TRW to prepare and file all Tax Returns required to be prepared and filed by it with respect to the Acquired Assets to the extent that TRW or any of the Asset Selling Subsidiaries has transferred the relevant books and records to Buyer in connection herewith. Buyer shall prepare such package in good faith in a manner consistent with TRW's past practice. After the Closing Date, each of TRW and Buyer shall (and shall cause their respective Affiliates to), at the reasonable request of the other party, (i) assist the other party in preparing and filing any Tax Returns, amended Tax Returns or refund claims which such other party is responsible for preparing and filing including Tax Returns and amended Tax Returns with respect to the Acquired Assets, and (ii) cooperate fully with the other party in preparing for any audits of, or disputes with any Tax Authority regarding, any Tax Returns of TRW or its Affiliates, any of the Aerospace Subsidiaries or their Affiliates or the Acquired Assets. Such assistance and cooperation shall include providing the other party and, at the direction of the other party, any Tax Authority, with copies (at the other party's expense) of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by Tax Authorities. Each of TRW and Buyer shall make its employees available on a basis mutually convenient to both parties to provide explanations of any documents or information provided hereunder to the other party and, at the direction of the other party, any Tax Authority. In connection therewith, TRW and Buyer shall not dispose of any Tax work papers, books or records relating to any of the Aerospace Subsidiaries or the Acquired Assets until the later of the expiration of the six-year period following the Closing Date or expiration of the statute of limitations of the taxable period to which such Tax Returns and other documents relate, without regard to extensions, except to the extent notified by the other party in writing of such extensions for the respective Tax periods, and thereafter shall give the other party reasonable written notice, and the opportunity to take possession of any such items, before disposing of such items. Any information obtained under this Section 6.10(a) shall be kept confidential except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other Tax proceeding.



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            (b) Tax Indemnification.

            For the purpose of this Section 6.10, "Losses" shall mean any and all actual losses, liabilities, costs and expenses (including reasonable attorneys' fees and costs of investigation), after giving effect to any amounts recovered from third parties, including amounts recovered under insurance policies, with respect to such Losses.

                  (i) Indemnification by TRW. Notwithstanding any other provision of this Agreement or any Ancillary Agreement, TRW shall indemnify Buyer, from and against and in respect of any and all Losses incurred by Buyer, which may be imposed on, sustained, incurred or suffered by or assessed against Buyer, directly or indirectly, to the extent relating to or arising out of:

                        (A) any liability for Taxes imposed upon or relating to TRW, the TRW Selling Shareholders or the Asset Selling Subsidiaries for any period (whether before or after the Closing
            Date);

                        (B) any liability for Taxes imposed on each of the Aerospace Affiliates, the Aerospace Subsidiaries, and the Acquired Assets for any Pre-Closing Tax Period;

                        (C) any liability, or increase in a liability, for Taxes imposed on Buyer or any of its Affiliates (including, after the Closing Date, the TRW-controlled Aerospace Affiliates) as a result of any failure by TRW to perform or comply with its obligations under this Agreement;

                        (D)   any Taxes for which TRW is liable pursuant to
            Section 6.6; and

                        (E) any liability for Restructuring Taxes (together with the Taxes described in clauses (A) through (E), "Excluded Taxes").

                  (ii) Indemnification by Buyer. Notwithstanding any other provision of this Agreement or any Ancillary Agreement, Buyer shall indemnify TRW from and against and in respect of any and all Losses incurred by TRW or its Affiliates, which may be imposed on, sustained, incurred or suffered by or assessed against TRW or its Affiliates, directly or indirectly, to the extent relating to or arising out of:

                        (A) any liability for Taxes imposed upon or relating to Buyer or Buyer's designee for any period (whether before or after the Closing Date) for which TRW is not required to indemnify Buyer pursuant to Section 6.10(b)(i) hereof;


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                        (B)   any liability for Taxes imposed on any of the
            Aerospace Affiliates and any liability for Taxes incurred in connection with the Business, for Post-Closing Tax Periods;

                        (C) any liability, or increase in a liability, for Taxes imposed on TRW or any of its Affiliates as a result of any failure by Buyer to perform or comply with its obligations under this Agreement; and

                        (D) any and all Taxes for which Buyer is liable pursuant to Section 6.6.

                  (iii) Payment in full of any amount due from TRW or Buyer
            under this Section 6.10(l) shall be made to the affected party in immediately available funds at least two business days before the date payment of the Taxes to which such payment relates is due, or, if no Tax is payable, within fifteen days after written demand is made for such payment.

            (c) Survival of Tax Provisions. Notwithstanding any other provision of this Agreement to the contrary, any claim to be made pursuant to
Section 6.10 hereof shall survive until thirty days after the expiration of the applicable statutes of limitations relating to the Taxes at issue.

            (d) Tax Treatment. Any payment made pursuant to this Section 6.10 will be treated as an adjustment to the Purchase Price for all Tax purposes. TRW and Buyer agree, and agree to cause the controlled Aerospace Affiliates (and to use reasonable best efforts to cause the Aerospace Affiliates not controlled directly or indirectly by TRW), not to take any position inconsistent with this
Section 6.10(d) for Tax purposes in connection with their respective Federal, state and local Tax returns and other filings, unless required to do otherwise pursuant to a Final Determination.

            (e) TRW warrants and undertakes to Buyer that all documents forming part of the title to any asset that is the subject of the restructuring described in Schedule 2.1 and that a UK resident company may wish to enforce or produce in evidence are or will be duly stamped and have where appropriate been or will be adjudicated. If this warranty is untrue, or if this undertaking is not satisfied, with respect to any document and in the reasonable opinion of Buyer it is necessary to procure stamping of such document, then at Buyer's option (i) TRW shall pay to Buyer by way of liquidated damages an amount equal to any unpaid stamp duty and any interest or penalties payable in respect thereof or (ii) TRW shall procure the stamping of such document.

            Section 6.11   Transition and Ancillary Agreements.

            (a) Between the signing of this Agreement and the Closing, the parties shall negotiate in good faith and enter into an agreement (the "Transition Agreement") pursuant to which TRW shall, or shall cause its Affiliates to, provide such services as requested by Buyer, which services may be necessary to facilitate the operation of the



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Business during the period following the Closing and shall include at a maximum those services that are currently provided to the Business by TRW or any of its Affiliates, including without limitation all services set forth in Section 4.24(a) of the TRW Disclosure Letter (but not those noted in Section 4.24(b) of the TRW Disclosure Letter), and which are necessary to conduct the Business as currently conducted. At Buyer's request, these services shall be provided (i) during the period from the Closing Date until the first anniversary of the Closing Date, (ii) in substantially the same manner as of the date hereof and
(iii) at a cost not to exceed the direct cost of providing such services without taking into account any allocation of overhead. Between the signing of this Agreement and the Closing, the parties shall negotiate in good faith such other agreements as are reasonably necessary to consummate the transactions contemplated by this Agreement, and such agreements together with the Transition Agreement, the Local Transfer Agreements, the Insurance Agreement and the license agreements referenced in Sections 6.11(a), 6.14(a), 6.14(b) and 6.20 hereof shall constitute the "Ancillary Agreements". If, and to the extent an Affiliate of TRW is a party to any of the Ancillary Agreements, TRW will unconditionally guarantee the performance of such Affiliate under that agreement. If, and to the extent an Affiliate of Buyer is a party to any of the Ancillary Agreements, Buyer will unconditionally guarantee the performance of such Affiliate under that agreement.

            (b) For those foreign jurisdictions where (i) applicable laws in such jurisdiction require any of the parties to be a party to a Local Transfer Agreement in order to effect the sale, assignment, transfer or delivery (as the case may be) of Assets in such jurisdiction, or (ii) a Local Transfer Agreement is otherwise deemed necessary or appropriate for tax or other purposes, TRW or the applicable TRW Selling Shareholders or Asset Selling Subsidiaries. Buyer shall negotiate in good faith to enter into a Local Transfer Agreement for each such jurisdiction between the date hereof and the Closing Date. "Local Transfer Agreements" shall mean the separate transfer and sale agreements to be entered into by TRW, the applicable TRW Selling Shareholders or Asset Selling Subsidiaries and Buyer for the transfer, assignment and sale of the Equity Interest or the Acquired Assets, as the case may be, in such form and substance as may be reasonably required to give effect to such transfer, assignment and sale or the allocation of the Purchase Price in accordance with Section 2.7 under the applicable laws in effect in the jurisdiction in which the relevant Acquired Assets are located or which governs the Equity Interest. The terms of the Local Transfer Agreements shall be consistent with and governed by the terms of this Agreement.

            Section 6.12 Waiver of Bulk Sales Requirement. Each of the parties hereto waives compliance with any applicable bulk sales laws, including without limitation the Uniform Commercial Code Bulk Transfer provisions.

            Section 6.13 Post-Closing Access to Records and Employees. Buyer shall permit, to the extent permitted by law, TRW, and any of its agents, representatives, advisors and consultants, to have reasonable access to the employees of the Business for information relating to periods up to and including the Closing which is reasonably requested by TRW, subject to the same conditions and limitations as set forth in Section



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


6.2(a). This Section 6.13 does not apply to Taxes or Tax Returns, which are covered by Section 6.10(d) hereof.

            Section 6.14   Intellectual Property Licenses; Related Matters.

            (a) Buyer License. The parties shall enter into a license agreement, substantially on the terms and in the form of Schedule 6.14(a), whereby Buyer shall grant to TRW, effective as of Closing, a perpetual, irrevocable, royalty-free, in those jurisdictions where TRW has such rights, non-exclusive license set forth on Schedule 6.14(a) to the Licensed-Back Intellectual Property, and to use the foregoing, to make, have made, use and sell products and processes in the fields other than the Business.

            (b) TRW License. The parties shall enter into a license agreement, substantially on the terms and in the form of Schedule 6.14(b), whereby TRW shall grant to Buyer, effective as of Closing, a perpetual, irrevocable, royalty-free, in those jurisdictions where TRW has such rights, non-exclusive license set forth on Schedule 6.14(b) to the Licensed Intellectual Property, and to use the foregoing, to make, have made, use and sell products and processes in the fields of the Business.

            (c) Lucas Trademarks. The parties shall negotiate in good faith to enter into a license agreement at Closing whereby TRW shall grant to Buyer a perpetual royalty-free license with respect to the trademarks listed in
Schedule 6.14(c), which license shall be non-exclusive, except such license shall be exclusive with respect to those trademarks listed on Schedule 6.14(c) that are used as of the date hereof in the aerospace field (except for those trademarks that are used in the design, development, manufacture or sale of (i) engine valves, valve train components and valve train systems for aircraft applications; (ii) occupant restraint components and systems and occupant head and body protection components and systems for aircraft applications; (iii) automotive components and (iv) power systems and engine systems for applications other than aircraft).

            (d) Trademark License. Notwithstanding Section 2.3(b)(iii) hereof, Buyer and its Affiliates shall have the right to resell any and all of the Inventories included in the Assets. Within four months of the Closing with respect to products with a serial number or other conclusive mark identifying whether TRW or the Buyer manufactured such product, and within 30 days of the Closing, with respect to all other products and inventory, Buyer will, and will cause its Affiliates to, institute a procedure whereby a stamp or other indelible identifying mark is affixed to products sold by the Business in order to distinguish such products from products sold by the Business prior to the Closing. Following the Closing, Buyer shall use the names, forms, marketing materials, signage and similar items of any TRW Entity included in the Acquired Assets only to the extent that the use thereof cannot be commercially reasonably avoided in the conduct of the Business following the Closing and shall in any event cease all such uses, for any purpose whatsoever, not more than four months following the Closing.

            (e) Effective as of the Closing, TRW shall grant to Buyer a limited, royalty-free license to use the Domain Names listed on Schedule 6.14(e) attached hereto




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solely in connection with the Business for a period of three (3) months from the date of Closing. Buyer shall cease all uses, for any purpose whatsoever no more than three months following the Closing.

            Section 6.15 Non-Competition Agreement. During the period beginning on the Closing Date and ending on the third anniversary thereof, none of TRW nor any of its Subsidiaries shall directly or indirectly engage in any business or activity in any geographic area in which the Business operates which is in competition with the Business, as conducted on the Closing Date; provided, however, that neither TRW nor any of its Affiliates shall be prevented from:

                   (i) acquiring as an investment in the ordinary course of business (including investments by any trust of any of its employee benefit plans) any securities required to be registered under the Securities Exchange Act of 1934, as amended, of any Person to the extent that such acquisitions do not result in TRW or any of its Affiliates owning in the aggregate 5% or more of any class of such securities;

                  (ii) acquiring (through merger, stock purchase or sale of all or substantially all of the assets or otherwise) of ownership of or any equity interest in any Person, provided that the annual revenues of such Person from any business that competes with the Business are not more than 10% of such Person's total annual revenues (based on the most recent full fiscal year revenues of such Person); or

                  (iii) engaging and continuing to engage in any business or activities in which TRW or any of its Subsidiaries shall be engaged immediately after the Closing, including:

                        (A) the design, development, manufacture and sale of missile and spacecraft products;

                        (B) the design, development, manufacture and sale of engine valves and valve train components and valve train systems for aircraft applications;

                        (C) the design, development, manufacture and sale of occupant restraint components and systems and occupant head and body protection components and systems for aircraft applications;

                        (D) the design, development, manufacture and sale of avionics;

                        (E) the design, development, manufacture and sale of automotive components;



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                        (F)   the design, development, manufacture and sale of
            power systems and engine systems for applications other than on aircraft;

                        (G) the design, development, provision and sale of software, information consulting and related services;

                        (H) integration of products into systems (e.g. UAVs and other aeronautical and space platforms); and

                        (I) purchasing aeronautical systems products from third parties and incorporating such products into other TRW products and selling such products;

Nothing in this Agreement shall restrict the activities of any Person or any of its Affiliates who engages in a business combination transaction resulting in the acquisition (by purchase or otherwise) of all or substantially all of the capital stock or assets of TRW; provided that nothing in this Section 6.15 shall be construed to allow TRW or any of its subsidiaries to directly or indirectly engage in any business or activity otherwise prohibited by this Section 6.15 (it being understood that if TRW is merged with an unaffiliated third party, the resulting merged company will not be subject to the terms of this Section 6.15, except that the assets of the resulting merged company that were the assets of TRW immediately prior to such merger, as well as all subsidiaries of such merged company that were previously subsidiaries of TRW, shall remain bound by this
Section 6.15).

            Section 6.16 No Hire and Non-Solicitation of Employees. None of TRW, any of its Affiliates or any of their respective representatives will at any time prior to one year from the Closing Date, directly or indirectly, solicit the employment or services of, or hire in any capacity (whether as an employee, consultant, independent contractor or otherwise), any Affected Employee who is a Transferred Employee without Buyer's prior written consent. None of Buyer, any of its Affiliates or any of their respective representatives will at any time prior to one year from the Closing Date, directly or indirectly, solicit the employment or services of, or hire in any capacity (whether as an employee, consultant, independent contractor or otherwise), any TRW Employee without TRW's prior written consent. For purposes of this Section 6.16, the term "solicit the employment or services" shall not be deemed to include generalized searches for employees through media advertisements of general circulation, employment firms, open job fairs or otherwise provided that such searches are not focused or targeted on Persons employed by Buyer or any of its Affiliates or TRW or any of its Affiliates, as the case may be. Nothing in this Agreement shall restrict the activities of any Person or any of its Affiliates who engages in a business combination transaction resulting in the acquisition (by purchase or otherwise) of all or substantially all of the capital stock or assets of TRW; provided that nothing in this Section 6.16 shall be construed to allow TRW or any of its subsidiaries to directly or indirectly solicit the employment of or hire any Affected Employee who is a Transferred Employee if otherwise prohibited by this



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Section 6.16 (it being understood that if TRW is merged with an unaffiliated third party, the resulting merged company will not be subject to the terms of this Section 6.16, except that the portion of the resulting merged company that was TRW immediately prior to such merger, as well as all subsidiaries of such merged company that were previously subsidiaries of TRW, shall remain bound by this Section 6.16).

      Section 6.17 No Shop. From the date hereof until the earlier to occur of (i) termination of this Agreement pursuant to the terms and conditions hereof and (ii) the Closing, each TRW Participant will not (and each TRW Participant will cause each of its employees, officers, directors, representatives and agents not to) (a) solicit, initiate, entertain, consider, encourage or accept the submission of any proposal or offer from any third party relating to the acquisition (whether by merger, purchase of stock, purchase of assets or otherwise) of all or substantially all or any significant part of the Business or of the Assets (other than through an offer or proposal for a majority of the shares of TRW), or (b) participate in any discussions or negotiations (and each TRW Participant shall immediately cease any discussions or negotiations that are ongoing) regarding, furnish any information with respect to, assist or participate in any effort or attempt by any third party to do or seek any of the foregoing.

      Section 6.18   Certain Transactions.

      (a) Buyer shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets if the entering into of a definitive agreement relating to or the consummation of such acquisition, merger or consolidation would reasonably be expected to (i) impose any material delay in the obtaining of, or significantly increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Entity necessary to consummate the transactions contemplated by this Agreement or the expiration or termination of any applicable waiting period, (ii) significantly increase the risk of any Governmental Entity entering an order prohibiting the consummation of the transactions contemplated by this Agreement, (iii) significantly increase the risk of not being able to remove any such order on appeal or otherwise or (iv) materially delay or prevent the consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing, the restrictions set forth in this Section 6.18 shall not apply (x) in the event a third party commences a tender offer or exchange offer for equity securities of Buyer, which tender offer or exchange offer, if consummated, would result in such third-party offeror and/or its affiliates beneficially owning securities having not less than a majority of the ordinary voting power in the election of directors ("Majority Voting Power") or (y) to any merger, consolidation or other business combination as a result of which Buyer's stockholders own securities of the ultimate parent of the resulting entity having less than Majority Voting Power.

      (b) Prior to Closing, Buyer shall not, and shall not permit any of its Subsidiaries to, divest or otherwise dispose of or enter into any agreement or arrangement


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to divest or otherwise dispose of any of the assets of or equity in, or by any other manner, the Business, except as set forth in Sections 6.3 and 6.4 hereof.

      Section 6.19 Environmental Matters. (a) Each party agrees that it will not, and agrees to use and use its reasonable best efforts to ensure that its Affiliates do not, voluntarily or by discretionary action, accelerate the timing, or increase the cost, of any obligations of the other party under this Agreement, except as required by law, provided the conduct of Phase I or Phase II environmental assessments as part of a sale of any Real Property or sale of the Business shall not be construed as a violation of this Section 6.19; provided, further, that this Section 6.19(a) shall not require either party to refrain from taking any action for which it has a bona fide commercial purpose.

      (b) If pursuant to Section 2.4(a)(v) hereof either party shall be entitled to manage any proceedings relating to any Environmental Claim and any Remediation arising therefrom, such party must conduct its actions including any Remediation in a good workmanlike and expeditious manner, consistent with industry standards, and use only competent and qualified professionals. Additionally, such party must continue to perform such Remediation until the project fully complies with applicable legal and Governmental Entity requirements.

      (c) In connection with any Remediation, the party entitled to the management thereof shall: (i) consult with the other party in connection with such Remediation; (ii) provide all material correspondence to and from Government Entities and any other third parties to the other party; (iii) give due and proper consideration to all reasonable directions of the other party and take into account such directions in the conduct of the Remediation; (iv) provide the other party a draft scope of any investigation prior to implementation of any Remediation and allow the other party the opportunity to comment on such draft scope; (v) provide the other party with all material drafts of specifications for the scope of remedial work prior to implementation of such work; (vi) give the other party the opportunity to make comments and provide input on such draft scope and give due and proper consideration to such comments; (vii) give the other party the opportunity to observe the progress of any Remediation and provide the other party advance notice of any material Remediation; (viii) provide the other party with the opportunity to be present and participate in any meeting of the Governmental Entity considering the Remediation; and (ix) provide the other party with quarterly reports on the progress of all investigations and Remediations.

      Section 6.20 Insurance Matters. (a) Between the signing of this Agreement and the Closing, TRW and Buyer shall negotiate in good faith and enter into the Insurance Agreement, based upon the terms and conditions set forth in
Schedule 6.20 hereto.

      (b) TRW shall maintain aviation products liability insurance for the period beginning on the Closing Date thru April 30, 2004 for claims, lawsuits or proceedings arising out of any occurrences taking place on the Closing Date thru April 30, 2004 and relating to a product manufactured by the Business prior to the Closing Date. Subject to insurance market conditions and insurer agreement, TRW shall use all


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reasonable efforts to continue an insurance program with at least the annual limits in place as of the date of this Agreement, and TRW shall use its reasonable best efforts to have Buyer included as an additional insured under said insurance. TRW shall have no obligation to maintain aviation products liability insurance for claims, lawsuits or proceedings arising out of an occurrence taking place after April 30, 2004. Buyer agrees to fully cooperate with TRW and its insurers in the investigation, analysis and resolution of any aviation product liability claim that is covered by the insurance that is the subject of this paragraph or which is covered by any previous insurance purchased by TRW. Buyer further agrees to substantively continue the processes and procedures relating to the investigation of incidents and the handling of claims that currently fall within the responsibility of the Business' Aerospace Safety Review Board (ASRB) and to provide TRW immediate notice of any occurrence that might give rise to a claim under the insurance described hereunder. TRW shall provide Buyer with a certificate of insurance evidencing the purchase of insurance required pursuant to this Section 6.20(b) promptly following the receipt of such certificate.

      (c) Buyer shall maintain aviation products liability insurance for claims, lawsuits or proceedings that relate to a product manufactured by the Business on or after the Closing Date. Furthermore, beginning on May 1, 2004 Buyer shall maintain aviation products liability insurance for any aviation product liability claim, lawsuit or proceeding arising out of a product of the Business irrespective of when the product was manufactured. Subject to insurance market conditions and insurer agreement, Buyer shall use all reasonable efforts to continue an insurance program with at least the annual limits in place as of the date of this Agreement, and Buyer shall use its reasonable best efforts to have TRW included as an additional insured for a period beginning with the Closing Date and ending not less on April 30, 2009. TRW agrees to cooperate with Buyer and its insurers in the investigation, analysis and resolution of any aviation product liability claim that is the subject of Buyer's aviation product liability insurance. Buyer shall provide TRW with a certificate of insurance evidencing the purchase of insurance required pursuant to this Section 6.20(c) promptly following the receipt of such certificate.

      Section 6.21 Communications with Customers. Buyer and TRW shall cooperate with each other and shall use their respective reasonable best efforts to obtain each of the third-party consents set forth in Section 4.6 of the TRW Disclosure Letter. With respect thereto, subject to applicable law, TRW and Buyer will (a) communicate the initial disclosure of Buyer's agreement to acquire the Business to third parties and the form and content of such disclosure shall be mutually agreed upon by Buyer and TRW and (b) permit the other party to review in advance any proposed communication between it and any third party regarding any such consent.

      Section 6.22   Claim Management.

      (a) Buyer agrees that it will not, and agrees to use and use its reasonable best efforts to ensure that its Affiliates do not, voluntarily or by discretionary action, accelerate the timing, or increase the cost, of any obligations of TRW under this


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Agreement relating to Shared Campaign Claims or Pre-Closing Customer Contract
Claims, except as required by law.

      (b) If pursuant to Section 2.4(a)(iii) or (iv) hereof Buyer shall manage any proceedings relating to any Shared Campaign Claims or Pre-Closing Customer Contract Claims, Buyer must conduct its actions in a good workmanlike and expeditious manner, consistent with industry standards, and use only competent and qualified professionals with the goal of minimizing any amounts payable consistent with industry practice and consistent with the ordinary course of business of the Business.

      (c) In connection with management of any Shared Campaign Claims or Pre-Closing Customer Contract Claims for which TRW shall bear sole liability pursuant to Section 2.4 hereof, Buyer shall: (i) consult with TRW in connection with such management; (ii) provide any material correspondence to and from the parties seeking payment pursuant to any Shared Campaign Claims or Pre-Closing Customer Contract Claims, that is reasonably requested by TRW; and (iii) give due and proper consideration to all reasonable directions of TRW in the conduct of such management. With respect to all Shared Campaign Claims and Pre-Closing Customer Contract Claims, Buyer shall provide TRW with quarterly reports on the progress of all settlements of Shared Campaign Claims and Pre-Closing Customer Contract Claims.

                                  ARTICLE VII

                                   CONDITIONS

      Section 7.1 Conditions to Each Party's Obligations. The respective obligation of each party to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

      (a) all authorizations, consents, registrations, notices or approvals required by third parties (other than Governmental Antitrust Entities) and set forth in Schedule 7.1(a) hereto shall have occurred or been obtained;

      (b) any waiting period (and any extension thereto) (i) applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated and (ii) approval by the European Commission of the transactions contemplated by this Agreement shall have been obtained pursuant to the EU Merger Regulation;

      (c) all waiting periods applicable to the transactions contemplated by this Agreement or any Ancillary Agreement under any applicable other antitrust or competition law shall have expired or been terminated, all filings required by law to be made prior to Closing by TRW or Buyer with, and all consents, approvals and authorizations required by law to be obtained prior to Closing by TRW or by Buyer from any Governmental Antitrust Entities under any applicable foreign antitrust or




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competition law (collectively, "Governmental Antitrust Consents") in order to consummate the transactions contemplated by this Agreement shall have been made or obtained (as the case may be), except where the failure for such waiting periods to expire or to be terminated, to make such filings, or to obtain any such Governmental Antitrust Consents, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect if the transactions contemplated by this Agreement were consummated to the extent legally permissible;

      (d) no provision of any applicable law or regulation and no judgment, injunction (preliminary or permanent), order or decree that prohibits, makes illegal or enjoins the consummation of the transactions contemplated by this Agreement shall be in effect (each party taking any and all steps required by Section 6.3 and Section 6.4 of this Agreement), except where the applicable law or regulation or judgment, injunction, order or decree is not reasonably likely to have more than an immaterial effect on the Business if the transactions contemplated by this Agreement were consummated to the extent legally permissible; and

      (e) the Preliminary Transfers shall have been completed in accordance with Schedule 2.1 hereto.

      Section 7.2 Conditions to Obligations of Buyer. The obligation of Buyer to effect the transactions contemplated by this Agreement shall further be subject to the satisfaction at or prior to the Closing of the following conditions, which are for the benefit of Buyer only and may only be waived by Buyer at or prior to the Closing in its sole discretion:

      (a) all representations and warranties of TRW in this Agreement (without taking into account any materiality or Material Adverse Effect qualification) shall be true and correct, except where such failure to be so true and correct, individually or in the aggregate, has not resulted in, and would not be reasonably likely to result in, a Material Adverse Effect, in each case as of the Closing Date with the same effect as though such representations and warranties had been made at and as of such time, other than representations and warranties that expressly speak as of a specific date or time (which shall be true and correct, as modified in the manner described above with respect to representations and warranties which do not speak as of a specific date or time, only as of such time);

      (b) TRW shall have performed and complied with in all material respects all of its covenants, undertakings and agreements required by this Agreement to be performed or complied with by it at or prior to the Closing; and

      (c) TRW shall have delivered or caused to be delivered to Buyer each of the documents specified in Schedule 3.2(a) hereof;

      Section 7.3 Conditions to Obligations of TRW. The obligation of TRW to effect the transactions contemplated by this Agreement shall be further subject to the satisfaction at or prior to the Closing of the following conditions, which are for the


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


benefit of TRW only and may only be waived by TRW at or prior to the Closing in its sole discretion:

            (a) all representations and warranties of Buyer in this Agreement (without taking into account any materiality or material adverse effect qualification) shall be true and correct, except where such failure to be so true and correct, individually or in the aggregate, has not resulted in and would not be reasonably likely to result in, a material adverse effect on Buyer's ability to consummate the transactions contemplated hereby, in each case as of the Closing Date with the same effect as though such representations and warranties had been made at and as of such time, other than representations and warranties that speak as of a specific date or time (which shall be true and correct, as modified in the manner described above with respect to representations and warranties which do not speak as of a specific date or time, only as of such time);

            (b) Buyer shall have performed and complied with in all material respects all of its respective covenants, undertakings and agreements required by this Agreement to be performed or complied with by it at or prior to the Closing;

            (c) Buyer shall have delivered or caused to be delivered to TRW each of the documents specified in Schedule 3.2(b) hereof.

                                  ARTICLE VIII

                                   TERMINATION

            Section 8.1 Termination. This Agreement may be terminated at any time prior to the Closing by:

            (a)   mutual written consent of TRW and Buyer;

            (b) either TRW or Buyer if the Closing shall not have occurred on or prior to the six month anniversary of this Agreement; provided, however, that if (i) the Closing has not occurred by such date by reason of nonsatisfaction of any of the conditions set forth in Section 7.1(a), Section 7.1(b) or Section 7.1(c) and (ii) all other conditions set forth in Article VII have heretofore been satisfied or waived or are then capable of being satisfied, then such date shall automatically be extended to the date that is the nine month anniversary of this Agreement; provided, further, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill in any material respect any obligation under this Agreement has caused or resulted in the failure of the Closing to occur on or before such date, whether or not such date has been so extended;

            (c) TRW (i) if Buyer shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would render any condition to TRW's obligations under Section 7.1 or 7.3 hereof incapable of being


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



satisfied; provided, however, that if such breach or failure to perform is curable by Buyer through the exercise of its reasonable best efforts, and for so long as Buyer continues to exercise such reasonable best efforts, TRW may not terminate this Agreement under this Section 8.1(c); provided, further, that the preceding proviso shall not in any event be deemed to extend the date set forth in Section 8.1(b), or (ii) if a condition under Section 7.1 or 7.3 hereof to TRW's obligations hereunder has been rendered incapable of being satisfied;

            (d) Buyer (i) if TRW shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would render any condition to Buyer's obligations under Section 7.1 or 7.2 hereof incapable of being satisfied; provided, however, that if such breach or failure to perform is curable by TRW through the exercise of its reasonable best efforts, and for so long as TRW continues to exercise such reasonable best efforts, Buyer may not terminate this Agreement under this Section 8.1(d); provided, further, that the preceding proviso shall not in any event be deemed to extend the date set forth in Section 8.1(b), or (ii) if a condition under
Section 7.1 or 7.2 hereof to Buyer's obligations hereunder has been rendered incapable of being satisfied; or

            (e) either TRW or Buyer if any court of competent jurisdiction or other competent Governmental Entity shall have issued a statute, rule, regulation, order, decree or injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such statute, rule, regulation, order, decree or injunction or other action shall have become final and non-appealable, unless the failure to consummate the Closing because of such action by a Governmental Entity shall be due to the failure of the party seeking to terminate this Agreement to have fulfilled any of its obligations under Section 6.3 or Section 6.4.

            Section 8.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1 hereof, this Agreement (except for Section 6.2(b), Section 6.6(a), Section 8.4 and Article X) shall forthwith become void and have no effect, without any liability on the part of any party hereto or its Affiliates; provided, however, that nothing contained in this
Section 8.2 shall relieve any party from liability for any breach of this Agreement.

            Section 8.3 Extension; Waiver. At any time prior to the Closing, each of the parties hereto may (i) extend the time for the performance of any of the obligations or acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (iii) waive compliance with any of the agreements of the other party contained herein or (iv) waive any condition to its obligations hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. No failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege hereunder.



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                                   ARTICLE IX

                            SURVIVAL; INDEMNIFICATION

            Section 9.1   Survival Periods.

            (a) All representations and warranties of the parties contained in this Agreement or any certificate or instrument delivered in connection herewith shall survive the Closing for a period of eighteen (18) months immediately following the date of the Closing, except that (i) the representations and warranties contained in Section 4.16 (Environmental Matters) shall not survive the Closing, and (ii) the representations and warranties contained in Section
4.12 (Taxes) shall survive the Closing for the period of the applicable statute of limitations. The Closing shall not in and of itself constitute a waiver by any party of any rights it may have with respect to any obligations of the other parties hereunder. In the event that an Indemnified Party (as defined below) provides written notice in accordance with Section 10.1 to the Indemnifying Party (as defined below) within the 18 month period set forth in the first sentence of this Section 9.1(a), and such claim shall not have been finally resolved before the expiration of the applicable period referred to in the first sentence of this Section 9.1(a), any representation, warranty, covenant or agreement that is the basis for such claim shall continue to survive and shall remain a basis for indemnity only as to such specific claim (but as to no other claim) until such claim is finally resolved. Notwithstanding the foregoing, there shall be no period of time within which notice of or a claim for indemnity against TRW must be provided by Buyer with respect to those items set forth in
Section 9.2(a)(iii), (iv) or (v), or a claim for indemnity against Buyer must be provided by TRW with respect to those items set forth in Section 9.2(b)(iii) or
(iv) hereof.

            (b) This Section 9.1 shall not limit any covenant or agreement of the parties contained in this Agreement or the Ancillary Agreements which by its terms contemplates performance after the Closing, and shall not extend the applicability of any covenant or agreement of the parties contained in this Agreement or the Ancillary Agreements which by its terms solely relates to the period between the date hereof and the Closing.

            Section 9.2 Indemnification. Except for all claims related to Taxes (which shall be governed solely by Section 6.10) and subject to the other provisions of this Article IX, from and after the Closing:

            (a) TRW shall indemnify, defend and hold harmless Buyer and its Affiliates from and against any and all costs and expenses (including reasonable attorney's fees), suits, proceedings, judgments, settlements, fines, losses, claims, liabilities, deficiencies, interest, awards, penalties, demands, assessments and damages, (excluding punitive, special, exemplary, consequential, incidental or indirect damages unless payable to a third party and directly attributable to actions of TRW or its Affiliates, but including losses attributable to the loss of profits of the Business that are directly attributable to breaches of this Agreement by TRW or its Affiliates) (collectively, "Damages") to the extent relating to or arising out of (i) any breach of any representation



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


or warranty made by TRW in this Agreement or the Ancillary Agreements (such Damages determined, except in the case of Section 4.7 (Financial Statements), without regard to any materiality or Material Adverse Effect qualification),
(ii) breach of or failure to perform any covenant, agreement or undertaking, made by or on behalf of TRW under this Agreement, required to be taken prior to the Closing, (iii) breach of or failure to perform any covenant, agreement or undertaking, made by or on behalf of TRW under this Agreement, required to be taken after the Closing, (iv) any failure of TRW to comply with any applicable bulk sales laws in connection with the transfers hereunder (unless any Damages thereunder arise as a result of Buyer's failure to satisfy the Assumed Liabilities); or (v) any Excluded Liability; provided, however, that Buyer will pay over to TRW any insurance proceeds received in respect of any such Damages to the extent such Damages shall have been paid by TRW pursuant to this Section 9.2(a) and such proceeds have not already been applied by Buyer to offset all or any portion of such Damages.

            (b) Buyer shall indemnify and hold harmless TRW and its Affiliates from and against any Damages to the extent caused by (i) any breach of any representation or warranty made by Buyer in this Agreement or the Ancillary Agreements, (ii) breach of or the failure to perform any covenant, agreement or undertaking, made by or on behalf of Buyer under this Agreement, required to be taken prior to the Closing, (iii) breach of or failure to perform any covenant, agreement or undertaking, made by or on behalf of Buyer under this Agreement, required to be taken after Closing or (iv) the Assumed Liabilities; provided, however, that TRW will pay over to Buyer any insurance proceeds received in respect of any such Damages to the extent such Damages shall have been paid by Buyer pursuant to this Section 9.2(b) and such proceeds have not already been applied by TRW to offset all or any portion of such Damages.

            (c) For purposes of this Agreement, the term "Indemnified Party" shall mean any party hereto which shall incur or suffer any Damages in respect of which indemnification may be sought pursuant to the terms of this Article IX. For purposes of this Agreement, Damages shall be calculated after giving effect to any related tax benefit net of any reserves on the Closing Balance Sheet and amounts recovered from third parties, including amounts recovered under insurance policies with respect to such Damages, net of any costs to recover such amounts. Any Indemnified Party having a claim under these indemnification provisions shall make a good faith effort to recover all losses, costs, damages and expenses from insurers of such Indemnified Party under applicable insurance policies so as to reduce the amount of any Damages hereunder. No Indemnified Party will, in any event, be entitled to any incidental, indirect, consequential, special, exemplary or punitive damages resulting from or arising out of any claim under this Section 9.2, unless payable to a third party and directly attributable to actions of TRW or its Affiliates (it being understood that damages attributable to the loss of profits of the Business that are directly attributable to breaches of this Agreement by TRW or its Affiliates shall be recoverable). Notwithstanding, anything in this Article IX, Section 2.4 shall govern all indemnification claims for any and all Environmental Liabilities, Shared Campaign Claims, Pre-Closing Customer Contract Claims, and Product Liability Claims, and Buyer shall not be entitled to any indemnification claim for a breach of a representation, warranty or covenant relating to such matters.


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



            Section 9.3 Claims. If an Indemnified Party intends to seek indemnification pursuant to this Article IX with respect to third party claims, such Indemnified Party shall promptly provide written notice to the party from whom indemnification is being sought (the "Indemnifying Party"), in writing in accordance with Section 10.1 hereof of such claim describing such claim in reasonable detail including the sections of this Agreement which form the basis for such claim; copies of all material written evidence thereof and the estimated amount of the Damages that have been or may be sustained by an Indemnified Party; provided that the failure to provide such notice shall not affect the obligations of the Indemnifying Party unless it is actually materially prejudiced thereby, subject, however, to the time periods specified in Section 9.1 hereof. In the event that such claim involves a claim by a third party against the Indemnified Party, the Indemnifying Party shall have twenty days after receipt of such notice to decide whether it will undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and if it so decides, the Indemnified Party shall cooperate with the Indemnifying Party in connection with the settlement or defense of such claim; provided, however, that the Indemnified Party may participate in such settlement or defense through counsel chosen by it; provided, further, that the fees and expenses of such counsel shall be borne by the Indemnified Party. Notwithstanding anything in this Section 9.3 to the contrary, the Indemnifying Party may not, without the consent of the Indemnified Party, settle or compromise any action or consent to the entry of any judgment unless such settlement or compromise includes as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a duly executed written release of the Indemnified Party from all liability in respect of such action, which release shall be reasonably satisfactory in form and substance to counsel for the Indemnified Party; provided that the Indemnifying Party shall not effect a settlement or compromise without the prior written consent of the Indemnified Party if such settlement or compromise contains injunctive, equitable or other provisions that materially affect, the ongoing business of the Indemnified Party. So long as the Indemnifying Party has agreed to undertake, conduct and control the settlement or defense of any such claim and is contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld. If the Indemnifying Party elects not to defend the Indemnified Party against such claim or demand, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the Indemnified Party shall have the right to defend against such claim or demand and the portion of any such claim or demand as to which the defense by the Indemnified Party is unsuccessful (and the reasonable costs and expenses pertaining to such defense) shall be a liability of the Indemnifying Party hereunder.

            Section 9.4   Limitation of Liability.

            (a) In no event shall TRW be liable for indemnification pursuant to Section 9.2(a)(i) for any claim that is less than $100,000 (the "Minimum Claim Amount") and in no event shall TRW be liable for indemnification pursuant to Section 9.2(a)(i) unless and until the aggregate of all such claims that exceed the Minimum Claim Amount result in total Damages which are incurred or suffered by Buyer that exceed five million dollars ($5,000,000) (the "Threshold"), in which case Buyer shall be entitled to


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indemnification for only such Damages that are in excess of the threshold; and
provided, however, that the aggregate liability of TRW pursuant to Section 9.2(a)(i) shall not be in excess of an aggregate amount of twenty-five percent (25%) of the Purchase Price (the "Cap").

            (b) In no event shall Buyer be liable for indemnification pursuant to Section 9.2(b)(i) for any claim that is less than the Minimum Claim Amount and in no event shall Buyer be liable for indemnification pursuant to Section 9.2(b)(i) unless and until the aggregate of all such claims exceeding the Minimum Claim Amount result in total Damages which are incurred or suffered by TRW that exceed the Threshold, in which case TRW shall be entitled to indemnification for only such Damages that are in excess of the threshold; and provided, however, that the aggregate liability of Buyer pursuant to Section 9.2(b)(i) shall not be in excess of the Cap.

            Section 9.5 Nature of Remedies. If the Closing shall occur, the remedies set forth in this Article IX shall be the sole and exclusive remedies of, and in lieu of any other remedies that may be available to, the Indemnified Parties arising out of or relating to, whether based on contract, tort or other claims, this Agreement and the Business or any other agreements or documents signed or executed in relation to the transactions contemplated hereby and thereby by the parties to this Agreement or their Affiliates, except as otherwise expressly provided in this Agreement or such other agreements or documents.


                                   ARTICLE X

                                  MISCELLANEOUS

            Section 10.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given (i) by personal delivery to the appropriate address as set forth below (or at such other address for the party as shall have been previously specified in writing to the other party), (ii) by reliable overnight courier service (with confirmation) to the appropriate address as set forth below (or at such other address for the party as shall have been previously specified in writing to the other party), or (iii) by facsimile transmission (with confirmation) to the appropriate facsimile number set forth below (or at such other facsimile number for the party as shall have been previously specified in writing to the other party) with follow-up copy by reliable overnight courier service the next Business Day:



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



            (a)   if to Buyer, to:

                  Goodrich Corporation
                  Four Coliseum Centre
                  2730 West Tyvola Road
                  Charlotte, N.C.  28217 USA
                  Attention:  Corporate Secretary
                  Telecopy:  704-423-7034

                  and

            (b)   if to TRW, to:

                  TRW Inc.
                  1900 Richmond Road
                  Cleveland, OH  44124 USA
                  Attention:  Secretary
                  Telecopy:  216-291-7070

            All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. (New York City time) and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

            Section 10.2 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by an authorized officer of each party. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by an authorized officer of the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

            Section 10.3 Headings. The table of contents and the article, section, paragraph and other headings contained in this Agreement are inserted for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

            Section 10.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

            Section 10.5 Entire Agreement. This Agreement, the Ancillary Agreements, the TRW Disclosure Letter, the Exhibits hereto, the Schedules hereto, and the Confidentiality Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and supersede and cancel all prior agreements, negotiations, correspondence, undertakings, understandings and communications of the parties, oral and written, with respect to the subject matter hereof.

            Section 10.6 Governing Law. THIS AGREEMENT, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAWS OR ANY OTHER LAW THAT WOULD MAKE THE LAWS OF ANY OTHER JURISDICTION OTHER THAN THE STATE OF NEW YORK APPLICABLE HERETO.

            Section 10.7 Resolution of Disputes. Except for the resolution of matters as addressed by Sections 2.6 and 6.10 hereof (which shall be resolved in accordance with the procedures set forth in those sections), all other disputes arising out of or relating to this Agreement or an Ancillary Agreement or the breach, termination or validity thereof or the parties' performance hereunder or thereunder ("Dispute") shall be resolved as provided by this Section 10.7.

            (a)   Mediation.

                  (i) If the Dispute has not been resolved by executive officer negotiation within thirty (30) days of the disputing party's notice requesting negotiation, or if the parties fail to meet within twenty (20) days from delivery of said notice, such Dispute shall be submitted to non-binding mediation in accordance with the then-current Model Procedure for Mediation of Business Disputes of the CPR Institute for Dispute Resolution. The mediation shall be completed within thirty
      (30) days of the time the mediator is selected. Unless otherwise agreed, the parties will select a mediator from the CPR Panels of Distinguished Neutrals; provided, however, that if no mediator from that list can be mutually agreed upon, each party will submit to the CPR its own list of acceptable mediators from the CPR Panels of Distinguished Neutrals and the CPR shall appoint one of those listed as the mediator for the parties. The costs of the mediation, including the mediator's fees, shall be borne equally by the parties to the Dispute.

                  (ii) By agreeing to mediation, the parties do not intend to deprive any court of its jurisdiction to issue an injunction, attachment or other order in aid of mediation proceedings. The parties agree to participate in good faith in the mediation to its conclusion. If the Dispute has not been resolved by mediation within ninety (90) days of the disputing party's notice requesting negotiation pursuant to Section 10.7(a)(i), then either party may pursue other available remedies. The parties hereby unconditionally and irrevocably submit to the exclusive jurisdiction of the courts of the State of New York located within the County of New York and of the United States of America located in the


                                      103
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      Southern District of the State of New York for the purpose of any preliminary relief in aid of mediation or in connection with any other action or proceeding arising out of this Agreement or any Ancillary Agreement, and hereby waive any objection to such jurisdiction including without limitation objections by reason of lack of personal jurisdiction, improper venue, or inconvenient forum.

                  (b) Notwithstanding anything to the contrary in this Agreement, TRW and Buyer, as parties to the Confidentiality Agreement, acknowledge that their remedies at law for a breach or threatened breach of the Confidentiality Agreement would be inadequate and, in recognition of this fact, upon a breach or threatened breach of the Confidentiality Agreement, either party to the Confidentiality Agreement, without posting any bond, and in addition to all other remedies which may be available, shall be entitled to immediately seek or obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

                  Section 10.8 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION, CLAIM, SUIT, LITIGATION OR OTHER PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  Section 10.9 Assignment. This Agreement may not be assigned by any party hereto without the written consent of the other party; provided, however, that Buyer may assign this Agreement or any of its rights, remedies and obligations hereunder to one or more of its wholly-owned Subsidiaries without the consent of TRW; provided, that Buyer guarantees the performance of such Subsidiaries and provided further, that no such assignment shall relieve Buyer of any of its rights and obligations hereunder.

                  Section 10.10 Fees and Expenses. Except as otherwise provided in Section 6.6, whether or not the transactions contemplated by this Agreement are consummated, each party shall bear its own fees and expenses incurred in connection with the transactions contemplated by this Agreement.

                  Section 10.11 Binding Nature; Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors (whether by operation of law or otherwise) and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person or Persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

                  Section 10.12 Severability. This Agreement shall be deemed severable; the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of this Agreement or of any other term hereof, which shall remain in full force and effect, for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially


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adverse to any party. TRW and Buyer hereby acknowledge and agree that the covenants set forth in Section 6.16 and Section 6.17 are reasonable in scope and in all other respects. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that such restriction may be enforced to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

                  Section 10.13 No Right of Setoff. Neither party hereto nor any Affiliate thereof may deduct from, set off, holdback or otherwise reduce in any manner whatsoever against any amounts such Persons may owe to the other party hereto or any of its Affiliates any amounts owed by such other party or its Affiliates to the first party or its Affiliates.

                  Section 10.14 Currency. All monetary amounts mentioned or referred to herein are in United States dollars unless otherwise indicated.

                  Section 10.15 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                  Section 10.16   Construction.

                  (a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires, (ii) the words "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including the TRW Disclosure Letter, the Schedules hereto and the Exhibits hereto) and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, and exhibits and schedules of this Agreement unless otherwise specified, (iii) the words "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless otherwise specified, (iv) the word "or" shall not be exclusive, (v) Buyer and TRW will be referred to herein individually as a "party" and collectively as "parties" (except where the context otherwise requires), (vi) the phrases "used or held for use primarily in the Business," "primarily related to the Business" and "primarily arising from the conduct of the Business" are to be determined in relation to the business of TRW and its Affiliates collectively and (vii) the phrase "transactions contemplated by this Agreement" or "transactions contemplated herein" shall include the transactions contemplated by the Exhibits and Schedules to this Agreement.

                  (b) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no


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presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

            (c) Any reference to any federal, state, local or non-U.S. statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.





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               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                            TRW INC.



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            GOODRICH CORPORATION



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:



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